                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                           dated as of January 9, 2003

                                  by and among

                         UNITED STATES STEEL CORPORATION

                                       and

                           NATIONAL STEEL CORPORATION

                                       and

                 THE SUBSIDIARIES OF NATIONAL STEEL CORPORATION
                     SET FORTH ON THE SIGNATURE PAGES HERETO

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
Article 1   DEFINITIONS...........................................................................1
     1.1    Defined Terms.........................................................................1
     1.2    Interpretation.......................................................................12

Article 2   TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES.....................................12
     2.1    Assets to be Acquired................................................................12
     2.2    Excluded Assets......................................................................15
     2.3    Liabilities to be Assumed by Buyer...................................................16
     2.4    Excluded Liabilities.................................................................16
     2.5    Changes in List of Assumed Contracts.................................................18

Article 3   CLOSING; PURCHASE PRICE..............................................................18
     3.1    Closing; Transfer of Possession; Certain Deliveries..................................18
     3.2    Deposit Escrow.......................................................................19
     3.3    Purchase Price.......................................................................19
     3.4    Purchase Price Adjustment............................................................19
     3.5    Allocation of Purchase Price.........................................................21
     3.6    Designation of Affiliates by Buyer...................................................21
     3.7    Section 338(h)(10) Election..........................................................21
     3.8    Designation of Exchange Accommodation Titleholder....................................21

Article 4   INDEMNITY ESCROW.....................................................................22
     4.1    Creation of Escrow...................................................................22
     4.2    Duration and Term....................................................................22

Article 5   REPRESENTATIONS AND WARRANTIES OF SELLER.............................................22
     5.1    Due Organization.....................................................................22
     5.2    Authorization; Validity..............................................................22
     5.3    No Violation.........................................................................23
     5.4    Third Party Approvals................................................................23
     5.5    Title to Assets; Sufficiency and Condition of Assets.................................23
     5.6    Intellectual Property................................................................24
     5.7    Compliance with Laws.................................................................24
     5.8    Title to Property....................................................................24
     5.9    Brokers and Finders..................................................................25
     5.10   Taxes................................................................................25
     5.11   Labor Matters; Employee Relations....................................................25
     5.12   ERISA Compliance; Absence of Changes in Benefits Plans...............................26
     5.13   Litigation...........................................................................26
     5.14   Customers and Suppliers..............................................................26
     5.15   Accounts Receivable..................................................................26
     5.16   Inventory............................................................................27
     5.17   Financial Statements and SEC Filings.................................................27
     5.18   Contracts............................................................................28
     5.19   Permits..............................................................................28

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
     5.20   Environmental Matters................................................................28
     5.21   Capital Expenditures.................................................................29
     5.23   Securities Law Matters...............................................................29

Article 6   REPRESENTATIONS AND WARRANTIES OF BUYER..............................................30
     6.1    Due Organization.....................................................................30
     6.2    Authority; Validity..................................................................30
     6.3    No Violation.........................................................................30
     6.4    Third Party Approvals................................................................30
     6.5    Brokers and Finders..................................................................31
     6.6    Financial Statements and SEC Filings.................................................31
     6.7    Compliance with Laws.................................................................31
     6.8    Buyer Stock..........................................................................31
     6.9    Litigation...........................................................................31

Article 7   COVENANTS OF THE PARTIES.............................................................32
     7.1    Conduct of Business Pending the Closing..............................................32
     7.2    Bankruptcy Court Order...............................................................33
     7.3    Notification of Certain Matters......................................................34
     7.4    Access...............................................................................34
     7.5    Public Announcements.................................................................35
     7.6    Cure of Defaults.....................................................................35
     7.7    ERISA and Employment Matters.........................................................35
     7.8    Further Agreements...................................................................36
     7.9    Payment of Transfer Taxes and Tax Filings............................................36
     7.10   Utilities............................................................................37
     7.11   Proration of Taxes and Certain Charges...............................................37
     7.12   Regulatory Approvals; Reasonable Efforts; Notification; Consent......................38
     7.13   Railroad Assets......................................................................38
     7.14   Rejected Contracts...................................................................39
     7.15   Further Assurances...................................................................39
     7.16   Union Negotiations...................................................................39
     7.17   Closing Financial Certificate........................................................40
     7.18   Transitions Services Agreement.......................................................40
     7.19   Credit Support Arrangements..........................................................40

Article 8   CONDITIONS TO OBLIGATIONS OF THE PARTIES.............................................40
     8.1    Conditions Precedent to Obligations of Buyer.........................................40
     8.2    Conditions Precedent to the Obligations of Sellers...................................43

Article 9   TERMINATION..........................................................................45
     9.1    Termination of Agreement.............................................................45
     9.2    Consequences of Termination..........................................................45

Article 10  INDEMNIFICATION......................................................................46
     10.1   Indemnification of Buyer.............................................................46
     10.2   Indemnification of Seller............................................................46

     10.3   Indemnification Procedures...........................................................47
     10.4   Survival of Representations and Warranties...........................................49
     10.5   Termination of Indemnification.......................................................49
     10.5   Termination of Indemnification.......................................................49

Article 11  MISCELLANEOUS........................................................................50
     11.1   Expenses.............................................................................50
     11.2   Assignment...........................................................................50
     11.3   Parties in Interest..................................................................51
     11.4   Notices..............................................................................51
     11.5   Choice of Law........................................................................52
     11.6   Entire Agreement; Amendments and Waivers.............................................52
     11.7   Counterparts.........................................................................53
     11.8   Invalidity...........................................................................53
     11.9   Headings.............................................................................53
     11.10  Exclusive Jurisdiction...............................................................53
     11.11  Waiver of Right to Trial By Jury.....................................................53
     11.12  Beneficiaries........................................................................53
     11.13  Counting.............................................................................53
     11.14  Preparation of this Agreement........................................................53

Exhibit A   Form of Assignment and Assumption Agreement
Exhibit B   Deposit Escrow Agreement
Exhibit C   Form of Headquarters Lease
Exhibit D   Form of Indemnity Escrow Agreement
Exhibit E   Form of Lock-up Agreement
Exhibit F   Form of Registration Rights Agreement
Exhibit G   Sale Procedures Order
Exhibit H   Form of Trademark License Agreement
Exhibit I   Form of Bill of Sale
Exhibit J   Bankruptcy Court Approval

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT is dated as of January 9, 2003 (the "Agreement Date") by and among National Steel Corporation, a Delaware corporation (the "Company"), the Subsidiaries of the Company set forth on the signature pages hereto and in Schedule 1 (collectively with the Company, the "Sellers" and each a "Seller") and United States Steel Corporation, a Delaware corporation (together with any designated Subsidiaries, "Buyer").

                                   WITNESSETH:

     WHEREAS, Sellers are engaged in, among other things, the production, transportation and sale of coke and steel products;

     WHEREAS, Sellers each commenced a case (collectively, the "Chapter 11 Case") on March 6, 2002 under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"); and

     WHEREAS, Sellers wish to sell to Buyer the assets of the Business as are specified herein, and Buyer wishes to purchase such assets and to assume those liabilities relating to the Business as are specified herein, all in the manner and subject to the terms and conditions set forth in this Agreement and pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code.

     NOW, THEREFORE, in consideration of the premises, and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 Defined Terms. As used herein, the terms below shall have the following respective meanings:

     "Accounts Payable" shall mean those trade accounts payable of Sellers relating to the Business or the Acquired Assets, incurred in bona fide business transactions in the ordinary course of business. Accounts Payable shall not include any Cure Amounts or any Excluded Liabilities.

     "Accounts Receivable" shall mean: (i) all of Sellers' trade accounts receivable relating to the Business and other rights to payment from customers of the Business and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Business; (ii) all other accounts or notes receivable of Sellers and the full benefit of all security for such accounts or notes receivable arising in the conduct of the Business; and (iii) any claim, remedy or other right related to any of the foregoing, in each case existing on the Agreement Date or arising in the ordinary course of the conduct of the Business after the Agreement Date and in each case that have not been satisfied or discharged prior to the close of business on the Business Day immediately preceding the Closing Date or have not been written off or sent to collection prior to the close of business on the Business Day immediately preceding the Closing Date (it being understood that the receipt of a check prior to the close of business on the Business Day immediately preceding the Closing Date shall constitute satisfaction or discharge of the applicable account or note receivable to the extent of the payment represented thereby).

     "Acquired Assets" shall have the meaning specified in Section 2.1.

     "Acquired Entities" shall have the meaning specified in Section 2.1(o).

     "Acquired Facilities" shall mean the following plants and facilities of
Sellers: Great Lakes Plant; Midwest Plant; Granite City Plant; Seller headquarters (Mishawaka, IN); and ProCoil processing and distribution center (Canton, MI).

     "Acquired Real Property" shall mean collectively the Owned Real Property and the Leased Real Property.

     "Adjustment Payment Date" shall have the meaning specified in Section
3.4(f).

     "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such Person, including any officer, director or greater than 10% shareholder of such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits, Schedules and the Disclosure Schedule, in each case as amended, restated, supplemented or otherwise modified from time to time.

     "Agreement Date" shall have the meaning specified in the preamble.

     "Allocation" shall have the meaning specified in Section 3.5.

     "Alternative Transaction" shall have the meaning specified in Section
7.2(b).

     "Antitrust Law" shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign Laws or Orders that require notification to a Governmental Entity of mergers and acquisitions or that are designed or intended to prohibit, restrict or regulate mergers and acquisitions and actions having the purpose or effect of monopolization or restraint of trade.

     "Assignment and Assumption Agreement" shall mean the assignment and assumption agreement to be entered into by Sellers and Buyer concurrently with the Closing, substantially in the form of Exhibit A.

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     "Assumed Contracts" shall have the meaning specified in Section 2.1(c).

     "Assumed Liabilities" shall have the meaning specified in Section 2.3.

     "Bad Debts Reserve" shall mean the Company's provision for doubtful accounts, determined in accordance with GAAP and the Company's accounting policies, attached hereto as Schedule 1.1(a), consistently applied by the Company.

     "Bankruptcy Code" shall have the meaning specified in the recitals.

     "Bankruptcy Court" shall have the meaning specified in the recitals.

     "Bankruptcy Court Approval" shall have the meaning specified in Section 8.1(d).

     "Basket Amount" shall have the meaning specified in Section 10.6(a).

     "Benefits Plan" shall mean any employee welfare benefit plan (as defined in Section 3(1) of ERISA) sponsored, maintained, contributed to or required to be contributed to at any time by the Company or any of its Subsidiaries for any of their respective present or former employees, retirees or spouses, dependents or other beneficiaries of present or former employees or retirees.

     "Business" shall mean the production, sale and transportation of coke and steel products carried on by Sellers but excluding the production of iron ore pellets or the mining of coal and ore.

     "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banking institutions in the State of New York are not required to open.

     "Buyer" shall have the meaning specified in the preamble.

     "Buyer Financial Statements" shall have the meaning specified in Section 6.6(a).

     "Buyer Indemnitees" shall have the meaning specified in Section 10.1.

     "Buyer Material Adverse Effect" shall mean any state of facts, events, changes or effects, that, individually or aggregated with other states of facts, events, changes or effects, (a) is materially adverse to or materially impairs,
(i) the value, condition or use of the assets of Buyer and its Subsidiaries taken as a whole or the value or condition, financial or otherwise, of the business of the Buyer taken as a whole, other than (x) changes in economic or business conditions generally or in the steel industry specifically (provided that the business of Buyer is not materially disproportionately affected) or (y) changes in laws and regulations impacting the steel industry generally, or (ii) the ability of any party hereto to perform its obligations under this Agreement, or (b) prevents or materially delays consummation of any of the transactions contemplated by this Agreement.

     "Buyer SEC Documents" shall have the meaning specified in Section 6.6(b).

     "Buyer Stock" shall have the meaning specified in Section 5.22(a).

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     "Cash Consideration" shall have the meaning specified in Section 3.3.

     "Cash Discount Reserve" shall mean the Company's reserve for discounts credited against Accounts Receivable paid in advance of their due date, determined in accordance with GAAP and the Company's accounting policies, attached hereto as Schedule 1.1(a), consistently applied by the Company.

     "Chapter 11 Case" shall have the meaning specified in the recitals.

     "Claims Reserve" shall mean the Company's reserves, determined in accordance with GAAP and the Company's accounting policies, attached hereto as
Schedule 1.1(a), consistently applied by the Company, to satisfy claims made by customers with respect to products of the Company or any of its Subsidiaries.

     "Closing" shall have the meaning specified in Section 3.1(a).

     "Closing Date" shall have the meaning specified in Section 3.1(a).

     "Closing Date Items" shall have the meaning specified in Section 3.4(c).

     "Closing Financial Certificate" shall have the meaning specified in Section 7.17.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning specified in the preamble.

     "Company Financial Statements" shall have the meaning specified in Section 5.17(a).

     "Company Reserves" shall mean, collectively, the Bad Debts Reserve, the Cash Discount Reserve and the Claims Reserve.

     "Company SEC Documents" shall have the meaning specified in Section
5.17(b).

     "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated as of September 14, 2001 between the Company and Buyer.

     "Contract" shall mean any contract, lease, license, purchase order, sales order or other agreement, practice, arrangement, understanding or commitment, whether or not in written form, that is binding upon a Person or its property.

     "Cure Amounts" shall have the meaning specified in Section 2.4(n).

     "Deposit Escrow" shall have the meaning specified in Section 3.2.

     "Deposit Escrow Agreement" shall mean the Deposit Escrow Agreement of even date herewith entered into by and among Buyer, the Company as the representative of Sellers and the Escrow Agent substantially in the form of Exhibit B.

     "DIP Order" shall mean that certain Final Order (I) Authorizing Debtors in Possession to Enter Into Postpetition Credit Agreement and Obtain Postpetition Financing Pursuant to Sections 363 and 364 of the Bankruptcy Code, (II) Granting Liens, Security Interests and Superpriority Claims and (III) Providing For the Payment of Secured Prepetition Indebtedness entered by the Bankruptcy Court on April 2, 2002 and found at Docket No. 345 in the Chapter 11 Case.

     "Disclosure Schedule" shall have the meaning specified in the first paragraph of Article 5.

     "Environmental Laws" shall mean all Laws relating to protection of human health and the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)(S) 9601 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S) 6901 et. seq., the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601, et. seq., the Clean Water Act, 33 U.S.C. (S)(S) 1251 et. seq., the Oil Pollution Act, 33 U.S.C. (S)(S) 2701 et. seq., the Clean Air Act, 42 U.S.C. (S)(S) 7401 et. seq. and the Occupational Safety and Health Act, 29 U.S.C. (S)(S) 651 et. seq., and state and local equivalents of all of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall mean J.P. Morgan Trust Company, N.A.

     "Estimated Inventory Value" shall mean the Inventory Value determined as of the close of business on the last day of the month immediately prior to the Closing Date.

     "Estimated Net Receivables Amount" shall mean the aggregate amount of Accounts Receivable minus the aggregate amount of Accounts Payable minus the Company Reserves calculated as of the close of business on the last day of the month immediately prior to the Closing Date.

     "Estimated Working Capital Adjustment" shall have the meaning specified in
Section 3.4(b)

     "Estimated Working Capital Amount" shall have the meaning specified in
Section 3.4(b).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder or under any successor federal statute.

     "Excluded Assets" shall have the meaning specified in Section 2.2.

     "Excluded Liabilities" shall have the meaning specified in Section 2.4.

     "Final Order" shall mean an order or judgment of the Bankruptcy Court (i) that is not the subject of a pending appeal, petition for certiorari, motion for reconsideration or other proceeding for review, rehearing or reargument, (ii) that has not been reversed, stayed, modified or amended, and (iii) respecting which the time to appeal, to petition for certiorari, to move for reconsideration or to seek review, rehearing or reargument shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure and other applicable Laws.

     "Financing" shall mean the financing provided pursuant to any credit agreement or other Contract evidencing indebtedness entered into by any Seller after the commencement of the Chapter 11 Case.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

     "Governmental Entity" shall mean any (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitration tribunal.

     "Hazardous Substance" shall have the meaning specified in Section 5.20.

     "Headquarters Lease" shall mean the lease for a portion of the building located at 4100 Edison Lakes Parkway, Mishawaka, Indiana, to be entered into by and between Buyer and the Company concurrently with the Closing, substantially in the form of Exhibit C.

     "Hired Non-CB Employee" shall have the meaning specified in Section 7.7.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any successor law and the rules and regulations thereunder or under any successor law.

     "Identified Employee" shall mean those Non-CB Employees identified by Buyer prior to the Closing Date to whom Buyer shall offer employment effective as of the Closing Date.

     "Indemnified Party" shall have the meaning specified in Section 10.3(a).

     "Indemnifying Party" shall have the meaning specified in Section 10.3(a).

     "Indemnity Escrow" shall have the meaning specified in Section 3.1(c)(ii).

     "Indemnity Escrow Agreement" shall mean the Indemnity Escrow Agreement to be entered into by and among Buyer, the Company and the Escrow Agent concurrently with the Closing, substantially in the form of Exhibit D.

     "Indemnity Termination Date" shall have the meaning specified in Section 10.5.

     "Independent Accounting Firm" shall have the meaning specified in Section 3.4(d).

     "Intellectual Property" shall have the meaning specified in Section 2.1(k).

     "Inventory" shall have the meaning specified in Section 2.1(e).

     "Inventory Value" shall mean the value of all Inventory included in the Acquired Assets determined in accordance with GAAP and the Company's inventory policies, attached hereto as Schedule 1.1(a), consistently applied by Sellers.

     "Knowledge", with respect to Sellers or the Company and its Subsidiaries, shall mean the knowledge of those individuals listed on Schedule 1.1(b) attached hereto, together with any other successor individuals who hold the positions with the Company listed on Schedule 1.1(b), in each case, including facts of which such individuals should be aware in the reasonably prudent exercise of their duties.

     "Law" shall mean any federal, state, provincial, local or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, judgment or decree enacted, promulgated, issued, enforced or entered by any Governmental Entity, or court of competent jurisdiction, or other requirement or rule of law.

     "Leased Machinery and Equipment" shall have the meaning specified in
Section 2.1(b).

     "Leased Real Property" shall have the meaning specified in Section 2.1(a).

     "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, and obligations of any kind or nature whatsoever, direct or indirect, absolute or contingent, including liabilities for compliance, investigation, remediation, removal and response under Environmental Laws, of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required to be reflected, in such Person's balance sheet or other books and records.

     "Lien" shall mean any claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust, defect of title, restriction on transferability, restriction on use or other encumbrance.

     "Lock-up Agreement" shall mean the Lock-up Agreement to be entered into by and among Buyer and the Sellers concurrently with the Closing, substantially in the form of Exhibit E.

     "Losses" shall have the meaning specified in Section 10.1.

     "Machinery and Equipment" shall have the meaning specified in Section
2.1(b).

     "Material Adverse Effect" shall mean any state of facts, events, changes or effects that, individually or aggregated with other states of facts, events, changes or effects, (a) is materially adverse to or materially impairs, (i) the value, condition or use of the Acquired Assets taken as a whole or the value or condition, financial or otherwise, of the Business taken as a whole, other than
(x) changes in economic or business conditions generally or in the steel industry specifically (provided that the Business is not materially disproportionately affected), (y) changes in laws and regulations impacting the steel industry generally (except as otherwise provided in Section 8.1(g)(i) hereof), or (z) changes or effects resulting from the execution or announcement of this Agreement, provided, however, the Company shall have the burden of proving that the execution or announcement of the Agreement caused such changes or effects, or (ii) the ability of any party hereto to perform its obligations under this Agreement, or (b) prevents or materially delays consummation of any of the transactions contemplated by this Agreement.

     "Material Contract" shall mean any Contract with respect to the Business to which the Company or any of its Subsidiaries is a party or by which any of the Acquired Assets are bound and (i) which is outside of the ordinary course of business; (ii) to which any Significant Customer is a party; (iii) to which any Significant Supplier is a party; (iv) pursuant to which the Sellers would be required to make payments in excess of $10 million from and after the Agreement Date; (v) master agreements, blanket purchase orders or other Contracts, which relate to the transportation or disposal of Hazardous Substances, other than receipts, bills of lading, trip tickets and purchase orders issued pursuant to such master agreements, purchase agreements or other Contracts related to the transportation or disposal of Hazardous Substances; (vi) which is an employment agreement or severance agreement or is a collective bargaining agreement with any labor union; (vii) which creates a joint venture or partnership or which otherwise involves the sharing of profits, losses, costs or Liabilities with any other Person; (viii) which is a lease for any real property or any material Machinery and Equipment used or held for use in the Business; (ix) which is an Assumed Contract, other than an Ordinary Course Contract; or (x) to which any officer or director of the Company or any of its Subsidiaries, or any Affiliate of any such officer or director is a party.

     "Net Receivables Amount" shall have the meaning specified in Section
3.4(e).

     "Non-CB Employees" shall mean employees of any Seller not represented by a labor union for collective bargaining.

     "Notices" shall have the meaning specified in Section 11.4.

     "Objection Notice" shall have the meaning specified in Section 3.4(d).

     "Order" shall mean any judgment, order, injunction, writ, ruling, decree, stipulation or award of any Governmental Entity or private arbitration tribunal.

     "Ordinary Course Contract" shall mean any Contract related to the Business and the Acquired Assets entered into by any Seller after the Agreement Date and prior to the Closing Date in the ordinary course of business, for the provision of goods or services to or by any Seller in a bona fide business transaction, and which (i) is for a term that does not exceed 12 months following the Closing or that is terminable by such Seller, without Liability, at will or upon advance notice not to exceed 30 days, and (ii) the performance of which does not involve consideration in excess of (A) $1 million in any twelve-month period following the Closing, (B) with the consent of Buyer, which consent shall not be unreasonably withheld, $10 million in any twelve-month period following the Closing, or (C) prevailing market terms, solely with respect to purchases of goods on spot markets for a term not to exceed 30 days; provided, however, in no event shall a Contract be deemed an Ordinary Course Contract if (v) such Contract is a Material Contract, (w) such Contract is with any current or former employee of the Company or any of its Subsidiaries, (x) such Contract is with respect to any Financing, (y) the counterparty to such Contract is also party to a Contract with a Seller entered into prior to the commencement of the Chapter 11 Case as to which such Seller has not satisfied all Liabilities thereunder, other than any such Contract that is on prevailing market terms or (z) the execution, delivery and performance of such Contract by any Seller would violate any provision of this Agreement, including the covenants set forth in Section 7.1.

     "Owned Machinery and Equipment" shall have the meaning specified in Section 2.1(b).

     "Owned Real Property" shall have the meaning specified in Section 2.1(a).

     "Pension Plan" shall mean any employee benefit pension plan (as defined in Section 3(2) of ERISA) sponsored, maintained, contributed to or required to be contributed to at any time by the Company or any of its Subsidiaries for any of their respective present or former employees or retirees or spouses, dependents or other beneficiaries of present or former employees or retirees.

     "Permits" shall mean permits, licenses, registrations, certificates of occupancy, approvals, consents, clearances and other authorizations issued by any Governmental Entity.

     "Permitted Liens" shall mean: (i) Liens for Taxes not yet due and payable;
(ii) easements, licenses or similar non-monetary liens or non-monetary matters of record on Acquired Real Property or any zoning and other restrictions imposed by a Governmental Entity that do not, individually or in the aggregate, adversely impact the operation of the Business or the use of the Acquired Assets; (iii) encumbrances arising under leases or subleases of Acquired Real Property, which do not materially detract from the value of such Acquired Real Property or interfere with the use of or conduct of business on the Acquired Real Property; or (iv) such other Liens or title exceptions as Buyer may approve in writing in its sole discretion.

     "Person" shall mean an individual, a partnership, a joint venture, a corporation, a business trust, a limited liability company, a trust, an unincorporated organization, a joint stock company, a labor union, an estate, a Governmental Entity or any other entity.

     "Plans" shall mean all Benefits Plans and all Pension Plans and each other plan, program, policy, practice or arrangement (written or oral, formal or informal, whether done on an individual ad hoc basis or as part of a consistent pattern or practice of providing benefits to similarly situated individuals) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy, practice or arrangement, in each case sponsored, maintained or contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries or any other Person or entity that, together with any of the Company or its Subsidiaries, is treated as a single employer within the meaning of Section 4001 of ERISA for the benefit of any present or former officer, employee or director, retiree or spouses, dependents or other beneficiaries of any of the foregoing.

     "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative, or informal), other than the Chapter 11 Case, commenced, brought, conducted or heard by or before or otherwise involving, any Governmental Entity or arbitrator.

     "Purchase Price" shall have the meaning specified in Section 3.3.

     "Railroad Assets" shall mean any Acquired Assets or any Subsidiaries of the Company as to which a change of control is regulated by the Surface Transportation Board.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into by and among Buyer and the Company concurrently with the Closing, substantially in the form of Exhibit F.

     "Release" shall have the meaning specified in Section 5.20.

     "Representative" shall mean, with respect to any Person, such Person's officers, directors, employees, agents, representatives and financing sources (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

     "Sale Motion" shall have the meaning specified in Section 7.2(c).

     "Sale Procedures Order" means an order approving procedures for a sale under Section 363 of the Bankruptcy Code to be entered by the Bankruptcy Court and establishing procedures for such sale, substantially in the form set forth in Exhibit G.

     "SEC" shall mean the United States Securities and Exchange Commission and any successor Governmental Entity.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

     "Seller" shall have the meaning specified in the preamble.

     "Seller Credit Support Arrangements" shall have the meaning specified in
Section 7.19.

     "Seller Indemnitees" shall have the meaning specified in Section 10.2.

     "Share Consideration" shall have the meaning specified in Section 3.3.

     "Significant Customers" shall have the meaning specified in Section 5.14.

     "Significant Suppliers" shall have the meaning specified in Section 5.14.

     "Statement" shall have the meaning specified in Section 3.4(c).

     "Subsidiary" shall mean, with respect to any Person (a) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a subsidiary of such

Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Supplies" shall have the meaning specified in Section 2.1(d).

     "Surface Transportation Board" shall mean the Surface Transportation Board established pursuant to the ICC Termination Act of 1995, as amended.

     "Taxation," "Tax" or "Taxes" shall mean all forms of taxation, assessment, levy, duty or other governmental charge imposed by any Governmental Entity, including any income, alternative or add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, environmental, profits, windfall profits, gross receipts, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, (including national insurance contributions) disability, unemployment, withholding, corporation, inheritance, value added, stamp duty reserve, estimated or other similar tax, assessment, levy, duty (including duties of customs and excise) or other governmental charge of any kind whatsoever, replaced by or replacing any of them chargeable by any Taxation Authority together with all penalties, interest and additions thereto, whether disputed or not.

     "Tax Authority" or "Taxation Authority" shall mean any taxing or other authority (whether within or outside the U.S.) competent to impose Tax.

     "Tax Return" shall mean any and all returns, declarations, reports, documents, claims for refund, or information returns, statements or filings which are required to be supplied to any Tax Authority, including any schedule or attachment thereto, and including any amendments thereof.

     "Third Party Claim" shall have the meaning specified in Section 10.3(a).

     "Topping Fee" shall have the meaning specified in Section 7.2(b).

     "Trademark License Agreement" shall mean the Trademark License Agreement to be entered into by and among Buyer, the Company and National Steel Pellet Company concurrently with the Closing, substantially in the form of Exhibit H.

     "Trademarks" shall mean all trade names, logos, common law trademarks and servicemarks and all registrations and applications therefor.

     "Transition Services Agreement" shall have the meaning specified in Section 7.18.

     "Transfer Tax" or "Transfer Taxes" shall mean any federal, state, provincial, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar Tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto, but such term shall not include any Tax on, based upon or measured by, the net income, gains or profits from such sale, transfer or assignment of the property or any interest therein.

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any successor Law, and the rules and regulations thereunder and under any successor Law.

     "Working Capital Adjustment" shall have the meaning specified in Section 3.4(e).

     "Working Capital Amount" shall have the meaning specified in Section
3.4(e).

     1.2 Interpretation.

          (a) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

          (b) Words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

          (c) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

          (d) A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

          (e) All references to "$" and dollars shall be deemed to refer to United States currency.

          (f) All references to any financial or accounting terms shall be defined in accordance with GAAP.

          (g) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (h) The meanings given to terms defined herein shall be equally applicable to both singular and plural forms of such terms.

                                   ARTICLE 2
                TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES

     2.1 Assets to be Acquired. At the Closing, and upon the terms and conditions set forth herein and subject to the approval of the Bankruptcy Court pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept, all of the right, title and interest, free and clear of all Liens (other than Liens included in the Assumed Liabilities and Permitted Liens), of Sellers in each and all of the Acquired Assets. "Acquired Assets" shall mean all properties, assets and rights, except as set forth herein, of every nature, tangible and intangible, of Sellers used, or held for use, in the Business, real or personal, now existing or hereafter acquired, whether or not reflected on the books or financial statements of the Sellers as the same shall exist on the Closing Date, including the following assets:

          (a) all right, title and interest of Sellers in the real property set forth on Schedule 2.1(a)-1, together with all buildings, structures, fixtures, and improvements erected thereon, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (the "Owned Real Property"), and all right, title and interest of Sellers in the real property set forth on Schedule 2.1(a)-2, together with all buildings, structures, fixtures, and improvements erected thereon, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto (the "Leased Real Property"); provided, however, that the Acquired Assets shall not include any of the real property set forth on Schedule 2.2(i) or any other real property that is not identified on Schedule 2.1(a)-1 or
Schedule 2.1(a)-2;

          (b) all (i) Sellers' owned equipment, machinery, furniture, fixtures and improvements and tooling used or held for use in the Business (the "Owned Machinery and Equipment"), (ii) rights of Sellers to the equipment, machinery, furniture, fixtures and improvements and tooling used or held for use in the Business, which are leased pursuant to an Assumed Contract (the "Leased Machinery and Equipment" and collectively with the Owned Machinery and Equipment, the "Machinery and Equipment"), and (iii) rights of Sellers to the warranties, express or implied, and licenses received from manufacturers and sellers of the Machinery and Equipment;

          (c) those leases (including leases and subleases of Acquired Real Property and of Machinery and Equipment) and other Contracts (together with all of Seller's deposits thereunder) entered into by any Seller that are executory and unexpired as of the Closing Date and are set forth on Schedule 2.1(c), any other Contract added to the list of Assumed Contracts in accordance with Section 2.5, and the Ordinary Course Contracts (collectively, the "Assumed Contracts");

          (d) all supplies, items, spare parts and other materials utilized to operate and maintain the Machinery and Equipment or to process raw materials and work in process used or held for use in the Business (the "Supplies");

          (e) all inventories of raw materials, slabs, works in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies used or held for use in the Business (the "Inventory");

          (f) all cars, trucks, fork lifts, other industrial vehicles and other motor vehicles owned by the Sellers and used or held for use in the Business or leased by the Sellers where the lease for such vehicle is an Assumed Contract;

          (g) all railroad cars, railroad switching, service and repair facilities, rolling stock and vehicles, machinery and related equipment used or held for use in the Business;

          (h) all Accounts Receivable;

          (i) all Permits used in or necessary to conduct the Business or applicable to the Acquired Assets and all pending applications therefor, including those Permits set forth on Schedule 2.1(i);

          (j) copies or originals of all books, records, files or papers, whether in hard copy or electronic format, used in the Business or in respect of the Acquired Assets, including engineering information, test results, training manuals, sales and promotional literature, plans, processes, sales and purchase correspondence, personnel and employment records (other than records with respect to former employees or employees who do not become employees of Buyer as of the Closing Date), customer lists, vendor lists, catalogs, research material, technical information, diagrams, drawings, quality control data, maintenance schedules, operating and production records, safety and environmental reports, data, studies and documents, fixed asset ledgers, Tax Returns regarding real property, personal property and ad valorem taxes with respect to the Acquired Assets, including any exemption or abatement agreements or certifications and supporting documentation for such Tax Returns, including any such items classified as privileged, confidential or proprietary material, and any right and interest any Seller may have to possession or control of the knowledge of, any such material by, and related expertise of, any employee, agent, contractor or supplier of any Seller;

          (k) all right, title or interest in or to any computer software (including process control software), source code and object code, and all documentation related thereto, and any patents, patent registrations, patent applications, Trademarks (other than the Trademarks set forth on Schedule 2.2(k)), copyrights, copyright applications, copyright registrations, know-how, processes, trade secrets, proprietary data, formulae, and other intangible property used or held for use in the Business (collectively, the "Intellectual Property"), including those listed on Schedule 2.1(k); and all rights thereunder or in respect thereof, including rights to sue and collect and remedies against past, present and future infringements or misappropriations thereof, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide and all tangible embodiments thereof used or held for use in the Business; provided, however, with respect to any Intellectual Property not set forth on Schedule 2.1(k)(i), to the extent Sellers have not obtained the necessary consents to assign any such Intellectual Property to Buyer on or before the Closing Date, then notwithstanding anything to the contrary contained herein, until such consents are obtained, this Agreement shall not constitute an agreement to assign such Intellectual Property, and Sellers shall (A) use all commercially reasonable efforts to obtain such consents and (B) enter into any reasonable arrangement designed to provide Buyer with the benefits of, and cause Buyer to bear the costs and obligations of, Sellers' ownership of such Intellectual Property;

          (l) all goodwill associated with the Business or the Acquired Assets;

          (m) all credits and allowances for air and water emissions and water intakes Sellers have, are entitled to or have applied for, with respect to the Acquired Facilities, including any air emissions for which Sellers have credit or which Sellers have banked, applied to bank or agreed to sell or trade;

          (n) all prepaid expenses and deposits of Sellers made in connection with the Business, including those set forth on Schedule 2.1(n); and

          (o) all of any Seller's equity interest in Double G Coatings, L.P., Delray Connecting Railroad Company, Steel Health Resources LLC, and NSL Inc. (collectively, the "Acquired Entities").

     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT,
(i) THE ACQUIRED ASSETS ARE BEING SOLD ON AN "AS IS", "WHERE IS" BASIS AND (ii) NO SELLER MAKES ANY OTHER WARRANTIES, INCLUDING MERCHANTABILITY, FITNESS OR OTHERWISE WITH RESPECT TO THE ACQUIRED ASSETS.

     2.2 Excluded Assets. The Acquired Assets do not include Sellers' right, title or interest in or to any of the following properties and assets of Sellers (collectively, the "Excluded Assets"):

          (a) cash (including checks received prior to the close of business on the Closing Date, whether or not deposited or cleared prior to the close of business on the Closing Date), commercial paper, marketable securities, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

          (b) shares of capital stock of any Seller or securities convertible into, exchangeable or exercisable for shares of capital stock of any Seller;

          (c) any Contract that is not an Assumed Contract;

          (d) any assets of any Plan, including any plan or arrangement providing pension benefits or post-retirement health or medical benefits to any present or former employee of the Company or any of its Subsidiaries and any rights under any such Plan or any Contract between any employee or consultant and the Company or any of its Affiliates;

          (e) all avoidance actions or similar causes of action, arising under Sections 544 through 553 of the Bankruptcy Code, other than any such actions related to any Assumed Contract;

          (f) all rights to or claims for refunds, overpayments or rebates of Taxes for periods ending on or prior to the Closing Date;

          (g) all claims that Sellers may have against any third Person with respect to any other Excluded Assets;

          (h) all rights of Sellers under any collective bargaining agreement, agreement with any labor union, employment agreement or severance agreement;

          (i) all real property that is set forth on Schedule 2.2(i) and any other real property that is not set forth on Schedule 2.1(a)-1 or Schedule 2.1(a)-2;

          (j) the company seal, minute books, charter documents, stock or equity record books and such other books and records as pertain to the organization, existence or capitalization of Sellers; and

          (k) the properties and assets set forth in Schedule 2.2(k).

     2.3 Liabilities to be Assumed by Buyer. At the Closing, Buyer will assume only the following obligations of Sellers (the "Assumed Liabilities") and no others: (i) the Accounts Payable; (ii) all Liabilities of Sellers under the Assumed Contracts; provided, however, Buyer shall not assume or agree to pay, discharge or perform any Liabilities arising out of any breach by Sellers of any provision of any Assumed Contract, including Liability for breach, misfeasance or under any other theory relating to Sellers' conduct prior to the Closing; and
(iii) those Liabilities listed on Schedule 2.3.

     2.4 Excluded Liabilities. Other than the Assumed Liabilities, Buyer shall not and does not assume any other Liability whatsoever (including Liabilities relating to the conduct of the Business or to the Acquired Assets (and the use thereof) at any time on or prior to the Closing Date), whether relating to or arising out of the Business or Acquired Assets or otherwise, fixed or contingent, disclosed (whether on the Disclosure Schedule or otherwise), or undisclosed (collectively, the "Excluded Liabilities"). Without limiting the foregoing, Buyer shall not and does not assume any of the following (each of which shall be included within the definition of "Excluded Liability"):

          (a) all Liabilities relating to or arising, whether before, on or after the Closing, out of, or in connection with, any of the Excluded Assets;

          (b) all Liabilities, other than the Accounts Payable, that arise (whether under the Assumed Contracts or otherwise) with respect to the Acquired Assets or the use thereof on or prior to the Closing Date or relate to periods ending on or prior to the Closing Date or are to be observed, paid, discharged or performed on or prior to the Closing Date (in each case, including any Liabilities that result from, relate to or arise out of tort or other product liability claim);

          (c) litigation and related claims and Liabilities or any other claims against the Company or any of its Subsidiaries of any kind or nature whatsoever, other than Accounts Payable, involving or relating to facts, events or circumstances arising or occurring on or prior to the Closing Date, no matter when raised (including Liability for breach, misfeasance or under any other theory relating to the Company's or any such Subsidiary's conduct, performance or non-performance);

          (d) all Liabilities relating to any Contract between any employee or consultant and the Company or any of its Subsidiaries;

          (e) all Liabilities relating to any environmental, health or safety matter (including any Liability or obligation arising under any Environmental
Law) arising out of or relating to the Company's or any of its Subsidiary's operation of their respective businesses or their leasing, ownership or operation of real property;

          (f) all Liabilities for damages to persons or property arising out of alleged defects in products sold by the Company or any of its Subsidiaries, or arising under warranties, express or implied, issued by the Company or any of its Subsidiaries;

          (g) all Liabilities in excess of the Claims Reserve to repair or replace, or to refund the sale price (plus related expenses) of, products sold and delivered by the Company or any of its Subsidiaries prior to the Closing Date;

          (h) all Liabilities of the Company or any of its Subsidiaries under any collective bargaining agreement, agreement with any labor union, employment agreement or severance agreement;

          (i) all Liabilities of the Company or any of its Subsidiaries, or of any trust or other entity established to provide employee benefits, to their present or former employees, retirees or spouses, dependents or other beneficiaries of present or former employees or retirees, including all Liabilities attributable to, incurred in connection with, arising from or relating to, any Plan, whether formal or informal and whether legally binding or not;

          (j) all Liabilities of the Company or any of its Subsidiaries attributable to, incurred in connection with, arising from, or relating to, a violation of any Laws governing employee relations, including anti-discrimination Laws, wage and hour Laws, labor relations Laws and occupational safety and health Laws;

          (k) all Liabilities related to (i) the termination of employment of any employees of Sellers, including employees of Sellers who become employees of Buyer, including all Liabilities arising under the WARN Act, and (ii) earned but unpaid salary, bonuses, accrued but unpaid vacation days, accrued but unpaid medical and dental expenses, accrued and unpaid other forms of compensation and all other accrued welfare benefits of all employees of the Company or any of its Subsidiaries, including employees of Seller who become employees of Buyer and, whether or not accrued, any obligations under Section 4980B of the Code to provide continuation of group medical coverage with respect to any such employee or other qualified beneficiary;

          (l) except as set forth in Section 7.9, all Liabilities for any and all Transfer Taxes due as a result of the transactions contemplated by this Agreement;

          (m) except as set forth in Section 7.9, all Liabilities for any and all Taxes due or payable by the Company or any of its Subsidiaries for any period ending on or before the Closing Date or as a result of the operation of the Business or the ownership of the Acquired Assets on or before the Closing Date, without regard to whether such taxes are within the scope of the representation set forth in Section 5.10 hereof;

          (n) all amounts payable pursuant to Section 365(b)(1)(A) or (B) of the Bankruptcy Code in order to effectuate, pursuant to the Bankruptcy Code, the assumption by Sellers and assignment by Buyer of Assumed Contracts under the Bankruptcy Court Approval (the "Cure Amounts"), other than as specifically set forth herein;

          (o) other than Accounts Payable, all notes, bonds or other evidences of indebtedness, including any of the foregoing entered into with respect to any of the Acquired Facilities; and

          (p) all Liabilities for fraud, breach, misfeasance or under any other theory relating to conduct, performance or non-performance of the Company or any of its Subsidiaries.

     2.5 Changes in List of Assumed Contracts. From time to time after the date hereof and prior to the Closing, (i) Buyer may remove Contracts, other than Ordinary Course Contracts, from the list of Assumed Contracts, (ii) Buyer and the Company, by mutual agreement, may add Contracts to the list of Assumed Contracts, and (iii) Buyer, in its sole discretion, may add to the list of Assumed Contracts any material Contract the existence and terms of which were not disclosed to Buyer in reasonable detail prior to the Agreement Date. If any Contract is added to the list of Assumed Contracts, Sellers shall take such steps as are necessary, including payment of all Cure Amounts, to cause such Contract to be assumed by, and assigned to, Buyer.

                                   ARTICLE 3
                             CLOSING; PURCHASE PRICE

     3.1 Closing; Transfer of Possession; Certain Deliveries.

          (a) The consummation of the transactions contemplated herein (the "Closing") shall take place on the second Business Day after the satisfaction of all of the conditions set forth in Article 8 (or the waiver thereof by the party entitled to waive that condition) or on such other date as the parties hereto shall mutually agree. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), at 10:00 a.m., local time, unless the parties hereto otherwise agree. The actual date of the Closing is herein called the "Closing Date." For purposes of this Agreement, from and after the Closing, the Closing shall be deemed to have occurred at 12:01 A.M. on the Closing Date.

          (b) At the Closing, Sellers shall deliver to Buyer:

               (i) duly executed bills of sale, substantially in the form of
Exhibit I attached hereto, transferring the Acquired Assets to Buyer;

               (ii) duly executed real property special warranty (or the equivalent) deeds in recordable form, in form and substance acceptable to Buyer, to effect the sale, transfer, assignment and delivery of the Acquired Real Property;

               (iii) the Assignment and Assumption Agreement, duly executed by Sellers;

               (iv) all other instruments of conveyance and transfer, in form and substance reasonably acceptable to Buyer, as are necessary to convey the Acquired Assets to Buyer; and

               (v) all other previously undelivered certificates, agreements and other documents required to be delivered by Sellers at or prior to the Closing in connection with the transactions contemplated by this Agreement.

          (c) At the Closing, Buyer shall deliver:

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

               (i) to Sellers, the Purchase Price, less the Indemnity Escrow, in accordance with the provisions of Section 3.3;

               (ii) to the Escrow Agent, 1,881,964 shares of Buyer Stock (the "Indemnity Escrow"), to be held for a period of 12 months from the Closing Date and disbursed in accordance with the terms and conditions of the Indemnity Escrow Agreement;

               (iii) the Assignment and Assumption Agreement, duly executed by Buyer; and

               (iv) all other previously undelivered certificates, agreements and other documents required to be delivered by Buyer at or prior to the Closing in connection with the transactions contemplated by this Agreement.

     3.2 Deposit Escrow. On the Agreement Date, Buyer has executed and delivered to Sellers the Deposit Escrow Agreement and deposited with the Escrow Agent $6.5 million (the "Deposit Escrow"). The Deposit Escrow shall be held and disbursed pursuant to the terms of the Deposit Escrow Agreement and this Agreement.

     3.3 Purchase Price. In consideration of the Acquired Assets, and subject to the terms and conditions of this Agreement, Buyer shall assume the Assumed Liabilities as provided in Section 2.3 and at the Closing shall pay to Sellers an aggregate purchase price (together with the amount of the Indemnity Escrow, the "Purchase Price") of: (a) the Deposit Escrow, which shall be transferred directly to Sellers by the Escrow Agent; (b) subject to Section 3.4(a) and
Section 3.4(b), $718.5 million in immediately available funds, by wire transfer to an account or accounts designated by Sellers (together with the Deposit Escrow, the "Cash Consideration"); (c) $200 million by assumption of the Assumed Liabilities; and (d) 1,881,964 shares of Buyer Stock (the "Share Consideration"), which shall be adjusted to reflect any stock splits, reclassifications or similar stock adjustments occurring between the Agreement Date and the Closing Date. Each Seller shall receive that portion of the Cash Consideration and Share Consideration set forth opposite such Seller's name on
Schedule 3.3 hereof. At Buyer's sole discretion, Buyer may elect to reduce the Cash Consideration by any amount, not to exceed $75 million and increase the Share Consideration by the same amount. The number of additional shares of Buyer Stock to be delivered as a portion of the Share Consideration pursuant to the preceding sentence shall be that number of shares obtained by dividing (x) the amount by which Buyer has elected to reduce the Cash Consideration by (y) the average of the closing prices of Buyer Stock for the 20 trading days ending on the third Business Day prior to the Closing Date.

     3.4 Purchase Price Adjustment.

          (a) The Cash Consideration shall be increased for lease payments made by Sellers pursuant to those Assumed Contracts set forth on Schedule 3.4(a) in respect of lease payments due and payable on or after January 1, 2003, as follows: (i) the Cash Consideration shall be increased by $1.00 for each $1.00 of lease payments set forth on Schedule 3.4(a) made by Seller, not to exceed $2 million in the aggregate; and (ii) with respect to lease payments in excess of $2 million in the aggregate, the Cash Consideration shall be increased by $0.75 for each $1.00 of lease payments set forth on Schedule 3.4(a) made by Seller.

          (b) The Purchase Price may be reduced at the Closing, at Buyer's election, on the basis of the Estimated Net Receivables Amount and the Estimated Inventory Value set forth on the Closing Financial Certificate delivered by the Company pursuant to Section 7.17. If the Estimated Net Receivables Amount plus the Estimated Inventory Value (the "Estimated Working Capital Amount") is less than $450 million, then Buyer may, at Buyer's election, reduce the Cash Consideration to be paid to Sellers at the Closing by the amount of such shortfall (the "Estimated Working Capital Adjustment").

          (c) The Purchase Price shall be adjusted pursuant to subsection (e) of this Section 3.4 after the Closing. Within sixty (60) days following the Closing Date, Buyer shall prepare and deliver to the Company a Notice (the "Statement") setting forth the Net Receivables Amount and the Inventory Value (together, the "Closing Date Items"), as of the close of business on the Closing Date. The Closing Date Items shall be determined in accordance with GAAP and the same accounting principles, procedures and methods that were used to prepare the Company Financial Statements. After the Closing Date, at Buyer's request, the Company and each of the other Sellers shall assist Buyer and its Representatives in the preparation of the Statement and shall provide Buyer and its Representatives any information reasonably requested and shall further provide them with access at all reasonable times during regular business hours and upon reasonable notice to personnel, books and records of the Company and each of the other Sellers for such purpose.

          (d) Unless the Company notifies Buyer in writing within 30 days after Buyer's delivery of the Statement of any objection to any component of the computation of the Closing Items set forth therein (the "Objection Notice"), such computation shall be final and binding. The Objection Notice shall specify the amount of and the basis for the objections set forth therein. The Objection Notice shall include only objections based on (i) mathematical errors in computation of the Closing Date Items, or (ii) Closing Date Items not having been prepared in accordance with GAAP or the same accounting principles, procedures and methods that were used to prepare the Company Financial Statements. If Buyer and the Company cannot resolve any such objections, then such objections shall be resolved by an independent nationally recognized accounting firm reasonably acceptable to Buyer and the Company (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practicable, and in no event later than 75 days after delivery of the Statement, and shall be final and binding on the parties, absent manifest error, which error may only be corrected by such Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid one-half by Buyer and one-half by the Company.

          (e) If the aggregate amount of Accounts Receivable included in the Acquired Assets minus (i) the aggregate amount of Accounts Payable included in the Assumed Liabilities and (ii) the Company Reserves (the "Net Receivables Amount"), plus the Inventory Value (the "Working Capital Amount") is less than $450 million then the Purchase Price shall be decreased by the amount of the shortfall (the "Working Capital Adjustment"). Any Working Capital Adjustment resulting from this Section 3.4(e) shall be offset by any reduction to the Purchase Price made at the Closing based on the Estimated Working Capital Adjustment.

          (f) The amount of the Working Capital Adjustment shall be paid on the Adjustment Payment Date. The "Adjustment Payment Date" shall be the date that is 35 days after the delivery of the Statement; provided, however, if Sellers dispute the Statement, the Adjustment Payment Date shall be the date that is 15 days after the final determination of the Closing Date Items in accordance with the provisions of Section 3.4(d).

     3.5 Allocation of Purchase Price. Buyer and each Seller shall agree upon an allocation of the Purchase Price and the Assumed Liabilities among the Acquired Assets (the "Allocation") for all income Tax purposes. The Allocation shall be consistent with the Code and based on an initial proposal by Buyer. Sellers will have the right to raise reasonable objections to the Allocation within 15 days after Buyer's delivery thereof, in which event Buyer and Sellers will negotiate in good faith to resolve such dispute. If Buyer and Sellers cannot resolve such dispute within 15 days after Sellers notify Buyer of such objections, such dispute with respect to the Allocation shall be presented to the Independent Accounting Firm, which shall, within 30 days thereafter, render a decision, which shall be final and binding upon each of the parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Buyer and Sellers. Buyer and Sellers each shall report and file all Tax Returns (including amended Tax Returns and claims for refunds) consistent with the Allocation, and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any Tax Authority or any other Proceedings). Buyer and Sellers shall cooperate in the preparation of, and shall timely file, any forms (including Form 8594) with respect to the Allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

     3.6 Designation of Affiliates by Buyer. Prior to the Closing, Buyer may designate one or more of its Subsidiaries to acquire at the Closing all or part of the Acquired Assets, in which event all references to "Buyer" shall be deemed to refer to each such Subsidiary with respect to the Acquired Assets to be acquired by such Subsidiary; provided, however, that no designation otherwise permitted by this Section 3.6 shall relieve Buyer from any of its liabilities or obligations hereunder.

     3.7 Section 338(h)(10) Election. Sellers shall cooperate with Buyer's request to make an election under Section 338(h)(10) of the Code to treat the purchase and sale of any Seller's equity interest in any of the Acquired Entities as a purchase and sale of the assets of the entity, to the extent permitted by the Code.

     3.8 Designation of Exchange Accommodation Titleholder. Prior to Closing, Buyer may designate one or more Persons as a "qualified intermediary" within the meaning of Internal Revenue Service Regulation "1.1031(k)-1(g)(4), or an "exchange accommodation titleholder" within the meaning of Internal Revenue Service Revenue Procedure 2000-37, 2000-2 CB 308, to acquire at the Closing all or part of Buyer's rights to this Agreement or the Acquired Assets in order to effectuate a like-kind exchange under Section 1031 of the Code. Buyer's Liabilities under this Agreement shall be no greater, and no less, than such Liabilities would have been had the Buyer or its Subsidiaries directly acquired the Acquired Assets.

                                    Article 4
                                INDEMNITY ESCROW

     4.1 Creation of Escrow. At the Closing, as collateral security for the payment of any indemnification obligations of Sellers pursuant to Article 10 hereof, the Indemnity Escrow shall be delivered to the Escrow Agent.

     4.2 Duration and Term. The Indemnity Escrow shall be held, invested and disbursed by the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement. The Escrow Agent shall hold the Indemnity Escrow pursuant to the Indemnity Escrow Agreement until the later of: (a) the first Business Day following the Indemnity Termination Date; or (b) the resolution of any claim for indemnification or payment that is pending on the Indemnity Termination Date, but only to the extent of the amount of such pending claim.

                                    Article 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     In connection with the following representations and warranties, attached to this Agreement is a disclosure schedule (the "Disclosure Schedule") arranged in numbered parts corresponding to the Section numbering in this Agreement of the following representations and warranties. The information disclosed in any numbered part of the Disclosure Schedule shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered Section in this Agreement and shall not be deemed to relate to or qualify any other representation or warranty unless so stated otherwise, specifying each other representation and warranty to which it relates. No reference to or disclosure of any item in the Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedule. Sellers jointly and severally hereby represent and warrant to Buyer that, as of the Agreement Date and as of the Closing Date (except with respect to representations and warranties made as of a particular date, which shall be deemed to be made only as of such date), except as set forth on the Disclosure Schedule:

     5.1 Due Organization. Each Seller is a corporation, limited liability company or partnership, duly organized under the laws of its jurisdiction of incorporation or formation, with full power and authority to conduct its business as presently conducted, to own or use its properties and assets and to perform all of its obligations under all Assumed Contracts. Each Seller is duly qualified to do business and in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect. Schedule 5.1 of the Disclosure Schedule lists the form of organization, the jurisdiction of incorporation or formation, and the holders of the outstanding capital stock or other equity interests of each Seller and the Acquired Entities.

     5.2 Authorization; Validity. Each Seller has the requisite power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by each Seller and the other agreements to be executed and delivered by such Seller pursuant hereto, and the performance by such Seller of its obligations hereunder, including the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each Seller, including by any action or required approval of the equityholder or equityholders of each Seller. This Agreement has been duly and validly executed and delivered by each Seller and (assuming this Agreement constitutes a valid and binding obligation of Buyer and each of the other agreements to be executed and delivered by parties pursuant hereto other than Sellers constitute a valid and binding obligation of such other parties and subject to Bankruptcy Court Approval) constitutes, and each of the other agreements to be executed and delivered by each Seller pursuant hereto upon such Seller's execution and delivery will constitute, valid and legally binding obligations of such Seller enforceable against such Seller in accordance with its respective terms.

     5.3 No Violation. Subject to receipt and maintenance of the Orders, consents, approvals, waivers and authorizations referred to in Section 5.4 and the Bankruptcy Court Approval, the execution, delivery and performance by each Seller of this Agreement and the transactions contemplated hereby, do not and will not: (a) conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, amendment, cancellation or termination, under (i) the certificate of incorporation, bylaws or other formation documents of such Seller, (ii) any mortgage, indenture, lease, Contract, or other agreement to which any Seller is a party or by which any of any Seller's assets or properties are subject, including any Assumed Contract, or (iii) any Law or Order pertaining to the Business, the Acquired Assets or to which any Seller is otherwise subject, except in the cases of clauses (ii) and
(iii) where such conflict, violation, breach, default or right would not reasonably be expected to have a Material Adverse Effect; or (b) result in the creation of any Lien (other than Liens included in the Assumed Liabilities and Permitted Liens) upon any of the Acquired Assets.

     5.4 Third Party Approvals. Schedule 5.4 of the Disclosure Schedule sets forth a true and complete list of each Order, consent, approval, waiver or authorization of any Governmental Entity and each material consent, approval, waiver or authorization of any other Person that is required in connection with the execution, delivery and performance by Sellers of this Agreement and the other documents and instruments to be executed and delivered by Sellers pursuant hereto and the transactions contemplated hereby and thereby other than (a) Orders, consents, approvals, waivers or authorizations of, or declarations or filings with, the Bankruptcy Court, (b) filings pursuant to the HSR Act, and (c) approvals required by the Surface Transportation Board in connection with the sale of the Railroad Assets.

     5.5 Title to Assets; Sufficiency and Condition of Assets. All of each Seller's right, title and interest in and to the Acquired Assets (or in the case of any leased or licensed Acquired Assets, each Seller's rights under such leases or licenses) shall be transferred to Buyer at Closing, free and clear of all Liens (other than Liens included in the Assumed Liabilities and Permitted Liens). At Closing, Sellers will have good and marketable title to each of the Acquired Assets, except for those Acquired Assets leased by Sellers, as to which Sellers will have valid leasehold interests. The Acquired Assets constitute all of the properties, assets and rights used by the Sellers or necessary or useful for Buyer to conduct and operate the Business as conducted and operated by Sellers. All of the Acquired Assets are in good order and repair for assets of comparable age and past use and are capable of being used in the ordinary course of business in the manner necessary to operate the Business, except where the failure to be in such condition would not, individually or in the aggregate, have a Material Adverse Effect. The condition of each Acquired Asset that is leased pursuant to an Assumed Contract is in compliance with the provisions of such Assumed Contract.

     5.6 Intellectual Property.

          (a) Schedule 5.6(a) of the Disclosure Schedule sets forth a true and complete list of all material Intellectual Property used or held for use in the Business and all jurisdictions where such Intellectual Property is registered or protected or where applications have been filed, together with all patent, registration and application numbers. Sellers own and have the right to use, or, in the case of licensed rights, have valid rights to use, such Intellectual Property, free and clear of all Liens (other than Permitted Liens).

          (b) Schedule 5.6(b) of the Disclosure Schedule sets forth a true and complete list of, and Sellers have made available to Buyer, all material licenses, sublicenses and other agreements pursuant to which (i) any Seller has authorized any other Person to use Intellectual Property, or (ii) any Person has authorized any Seller to use any Intellectual Property.

          (c) To the Knowledge of Sellers, the Intellectual Property does not infringe upon, violate or misappropriate the rights of any Person. Consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the material Intellectual Property or any material right pertaining thereto. Sellers have taken reasonable precautions and security measures to protect the secrecy, confidentiality and value of the trade secrets of the Business. As of the Agreement Date, no Seller has Knowledge of any infringement or unauthorized use by any Person of any material Intellectual Property.

     5.7 Compliance with Laws. Except with respect to those matters covered by
Section 5.11 and Environmental Laws (which are covered by Section 5.20), (i) each Seller is in compliance with all applicable Laws, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as of the Agreement Date, no Seller has received any notice of any alleged violation of any Law applicable to it. No Seller is in default in any material respect of any Order applicable to the Acquired Assets or the transactions contemplated under this Agreement. No investigations, inquiries or reviews by any Governmental Entity with respect to the Business have been commenced, nor to the Knowledge of any Seller, are any contemplated that would impose any material Liability on Buyer or, from and after the Closing Date, the Acquired Assets or the Business.

     5.8 Title to Property.

          (a) Schedule 5.8(a) identifies all of the real property owned or leased by the Company or any of its Subsidiaries and used or held for use in the Business. The Company has heretofore made available to Buyer true, correct and complete copies of all contracts of sale, deeds, leases and other agreements (including all modifications thereof and all amendments and supplements thereto) with respect to the Acquired Real Property.

          (b) Neither the Company nor any of its Subsidiaries has received any written notice of, or has Knowledge of, condemnation or eminent domain proceedings pending or threatened that affect the Acquired Real Property. Neither the Company nor any of its Subsidiaries has received any written notice of, or, except where any such violations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has any Knowledge of, any zoning, ordinance, building, fire or health code or other legal violation affecting any such Acquired Real Property.

          (c) There are no encroachments or other facts or conditions affecting any of the Acquired Real Property that would be revealed by an accurate survey or inspection thereof, which encroachments, facts or conditions would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the buildings and structures on such Acquired Real Property encroaches in any material respect upon real property of another Person or upon the area of any easement affecting the Acquired Real Property.

     5.9 Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Buyer in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

     5.10 Taxes.

          (a) The Company and its Subsidiaries have timely filed with the appropriate Tax Authorities all material Tax Returns required to be filed by any of them. All Tax Returns filed by the Company and its Subsidiaries are true, complete and correct in all material respects. All Taxes covered by such Tax Returns (whether or not shown on any Tax Return) have been timely paid, except for Taxes (i) disclosed on Schedule 5.10(a)(i) of the Disclosure Schedule, (ii) which are being contested in good faith in appropriate Proceedings and disclosed on Schedule 5.10(a)(ii), or (iii) which, individually or in the aggregate, would not reasonably be expected to result in any material Liability to Buyer or Sellers.

          (b) None of the Acquired Assets is subject to a safe harbor lease within the meaning of Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect prior to the enactment of the Tax Reform Act of 1986, Public Law 99-514.

     5.11 Labor Matters; Employee Relations.

          (a) There are no material claims or Proceedings pending or, to the Knowledge of any Seller, threatened, between the Company or its Subsidiaries and any employees of the Company or any of its Subsidiaries. There are no strikes, slowdowns, work stoppages, lockouts, or, to the Knowledge of any Seller, threats thereof, by or with respect to any employees of the Company or its Subsidiaries.

          (b) The Company and each of its Subsidiaries is and has been in compliance with all applicable Laws respecting employment, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

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

     5.12 ERISA Compliance; Absence of Changes in Benefits Plans. Schedule 5.12 of the Disclosure Schedule sets forth a true and complete list, as of the Agreement Date, of all Plans. True and complete copies of each of the following documents, including any amendments made on or prior to the Agreement Date, have been made available by Sellers to Buyer: (i) each Plan and all amendments thereto, and the most recent descriptions thereof which have been distributed to plan participants; (ii) all funding arrangements with respect to the Plans;
(iii) all actuarial or other assumptions used to calculate funding obligations with respect to any Plan or any change in the manner in which such contributions are determined; and (iv) a brief description of any Plan which is not in writing. No "reportable event," as defined in Section 4043(b) of ERISA and the regulations promulgated thereunder, has occurred under any Plan and to the Knowledge of the Sellers no action is contemplated by any Seller or any other Person that would constitute a reportable event, in each case which could reasonably result in the imposition of any Liabilities upon Buyer. No Seller participates in any Plan that is a "multiemployer plan," as such term is defined in Section 4001(a)(3) of ERISA in respect of any employee of the Business.

     5.13 Litigation. Other than the Chapter 11 Case, there are no material actions pending, or, to the Sellers' Knowledge, threatened against any Seller in connection with the Acquired Assets or the Business or which could give rise to or increase an Assumed Liability. There are no Orders against any Seller or any of their respective properties or businesses that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.14 Customers and Suppliers. Schedule 5.14 of the Disclosure Schedule sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. "Significant Customers" are: (i) the 10 customers that have purchased the most, in terms of dollar value, products or services sold by the Business during the year ended December 31, 2001; and (ii) the 10 customers that have purchased the most, in terms of dollar value, products or services sold by the Business during the 9-month period ending September 30, 2002. "Significant Suppliers" are: (y) the 10 suppliers that have sold the most, in terms of dollar value, products or services to the Business during the year ended December 31, 2001; and (z) the 10 suppliers that have sold the most, in terms of dollar value, products or services to the Business during the 9-month period ending September 30, 2002. True, correct and complete copies of all Contracts with Significant Customers and Significant Suppliers have been provided to Buyer. As of the Agreement Date, no Significant Customer or Significant Supplier has given any Seller notice terminating, canceling or materially reducing, or threatening to terminate, cancel or materially reduce, any Contract or relationship with Seller. As of the Agreement Date, no Significant Customer (i) has notified the Company or any Subsidiary that the Company or any Subsidiary no longer meets the customers' quality specifications or any certification requirements imposed upon steel suppliers or (ii) to Sellers' Knowledge, has threatened to terminate such certification. During the three-month period immediately preceding the Agreement Date, there has been no material increase in (i) the dollar amount of customer claims relating to the quality of Sellers' products or services, or (ii) the percentage of products shipped by Sellers that do not conform, as determined consistently with the Sellers' past practices, to original or prime product requirements (whether full or limited warranty), in each case as compared with the comparable period of the preceding calendar year.

     5.15 Accounts Receivable. Schedule 5.15 of the Disclosure Schedule is a complete and accurate list, as of November 30, 2002, of the Accounts Receivable of Sellers, including an aging of all Accounts Receivable showing amounts due in 30-day aging categories. Sellers have provided reserves for Accounts Receivable in accordance with GAAP and the Company's accounting policies attached hereto as Schedule 1.1(a), consistently applied by Sellers. On the Closing Date, Sellers will deliver to Buyer a complete and accurate list, as of a date within five Business Days of the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. Subject to the Company Reserves and any write-down of any Accounts Receivable in connection with the Working Capital Adjustment in Section 3.4, there is no contest, claim, counterclaim, defense or right of set-off under any Contract or otherwise with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable.

     5.16 Inventory. All Inventory is in good and merchantable quality and is useable and saleable in the ordinary course of business, except for those items the value of which (i) has been reduced in accordance with GAAP and the Company's inventory policies, attached hereto as Schedule 1.1(a), consistently applied by Sellers or (ii) is or will be reduced in connection with the Working Capital Adjustment in Section 3.4.

     5.17 Financial Statements and SEC Filings.

          (a) The Company has delivered or made available to Buyer a true, correct and complete copy of the (i) the audited consolidated balance sheet of the Company as of December 31, 2001, and audited consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended; and (ii) consolidated balance sheet of the Company as of September 30, 2002 and consolidated statement of operations and cash flows for the nine months then ended (the financial statements referred to in clause (i) and (ii) collectively, the "Company Financial Statements"). The Company Financial Statements are consistent in all material respects with the books and records of the Business. The Company Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied and fairly present the results of operations and financial condition of the Company and its Subsidiaries for the periods covered thereby, subject to normal year-end audit adjustments made in accordance with past practice in the case of the Company Financial Statements for the nine-month period ended September 30, 2002. Other than the Financing, since December 31, 2001, Seller has not borrowed, incurred, assumed, prepaid, guaranteed, or become subject to any material liability or modified any existing material liability (absolute, accrued or contingent) other than (i) in the ordinary course of business consistent with past practice in nature and amount, (ii) as shown on the Company Financial Statements or (iii) which has been discharged, satisfied or paid in the ordinary course of business since December 31, 2001.

          (b) Each of the forms, reports and documents filed by the Company with the SEC since December 31, 2001 (the "Company SEC Documents") complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. With respect to the Acquired Assets, the Assumed Liabilities and the Business, none of the Company SEC Documents (as of the respective filing dates or, if amended, as of the date of the last such amendment filed prior to the Agreement Date) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 Contracts. True, correct and complete copies of all Material Contracts in effect as of the Agreement Date have been provided or made available to Buyer. All of the Assumed Contracts are in full force and effect and constitute valid and binding agreements of the Company or the Subsidiary party thereto, enforceable in accordance with their respective terms, and to the knowledge of the Company or any Subsidiary that is a party to any such Assumed Contract, the other parties thereto, subject, as to enforceability against each such other party, to bankruptcy, moratorium or other insolvency laws and to equitable principles of general application (regardless if enforcement is sought at law or in equity). With respect to the Assumed Contracts, upon entry of the Bankruptcy Court Approval and payment of the Cure Amounts, (i) neither the Company nor any Subsidiary will be in breach or default of its obligations thereunder, (ii) to the Knowledge of the Company or any of its Subsidiaries, no conditions exist that with notice or lapse of time or both would constitute a default thereunder, and (iii) to the Knowledge of the Company or any of its Subsidiaries, no other party to any of the Assumed Contracts is in breach or default thereunder, except in each case where such breach or default would not reasonably be expected to have a Material Adverse Effect. Schedule 5.18 of the Disclosure Schedule sets forth a complete and correct list, as of the Agreement Date, of all Material Contracts other than those Contracts that are "Material Contracts" solely because such Contracts are "Assumed Contracts."

     5.19 Permits. Schedule 5.19 of the Disclosure Schedule sets forth a true, complete and correct list of all material Permits held by the Company or its Subsidiaries as of the Agreement Date in connection with the Business or the Acquired Assets (including the date of expiration of each Permit). Each Permit is valid and in full force and effect and neither the Company nor any of its Subsidiaries is in default under or in violation of, and no condition exists that with notice or lapse of time or both would constitute a default under or a violation of, any such Permit, except for such defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.20 Environmental Matters. Each Seller and each Acquired Entity is in compliance with all Environmental Laws. Sellers possess and are in compliance with all Permits required under Environmental Laws for the conduct of the Business. There are no pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened Proceedings against the Company or any of its Subsidiaries alleging a violation of or Liability under any Environmental Law. There has been no Release of any Hazardous Substance that will or is reasonably likely to require abatement or correction under Environmental Laws at (A) any of the Acquired Real Property or (B) any property to which any Seller sent waste materials for treatment, storage or disposal since January 1, 2001. Sellers have provided to Buyer copies of all information necessary for an understanding of the presence or migration of any Hazardous Substance on, in or under the Acquired Real Property. Schedule 5.20 of the Disclosure Schedule sets forth: (i) with respect to the Acquired Assets and Assumed Liabilities, all accruals or reserves of the Company or any of its Subsidiaries relating to matters arising under any Environmental Law as of November 30, 2002; and (ii) a list, as of the Agreement Date, of all environmental audits and all Notices of Violation relating to the Business, the Acquired Assets and the Assumed Liabilities. As used herein, "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment; and "Hazardous Substance" means any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)(S) 9601 et. seq., and petroleum, including crude oil and any fraction or any derivative thereof.

     5.21 Capital Expenditures. As of the Agreement Date, the Company has made available to Buyer the most recent capital spending plans of the Company and its Subsidiaries relating to the Business or the Acquired Assets, including any plans relating to any matter arising under any Environmental Law.

     5.22 Securities Law Matters.

          (a) Sellers acknowledges that the shares of common stock of Buyer (the "Buyer Stock") to be issued as the Share Consideration have not been and, except as contemplated by the Registration Rights Agreement, will not be registered under the Securities Act or any applicable state securities laws, and that the contemplated sale is being made in reliance on a private placement exemption to accredited investors (as such term is defined in Rule 501(a) promulgated under the Securities Act).

          (b) Sellers have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investment in the Buyer Stock and are able to bear the economic risks of such investment.

          (c) Each Seller is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act.

          (d) Sellers understand and acknowledge that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws (at which time Buyer shall remove such legends upon request of Sellers), certificates representing the Buyer Stock, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER) OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear such other legends as counsel for Buyer reasonably determines are required under the applicable laws of any state until such time as the same is no longer required (at which time Buyer shall remove such legends upon request of Sellers).

                                    Article 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers, as of the Agreement Date and as of the Closing Date (except with respect to representations and warranties made as of a particular date, which shall be deemed to be made only as of such date), as follows (and Buyer makes no other representations or warranties to Sellers):

     6.1 Due Organization. Buyer is a corporation validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate the assets to be sold hereunder and to conduct its business as presently conducted. Buyer is duly qualified to do business and in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Buyer Material Adverse Effect.

     6.2 Authority; Validity. Buyer has the requisite power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other agreements to be executed and delivered by Buyer pursuant hereto, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and each of the other agreements to be executed and delivered by Buyer pursuant hereto upon its execution and delivery by Buyer will constitute (assuming in each case the due and valid authorization, execution and delivery thereof by the other parties thereto and the entry of the Bankruptcy Court Approval by the Bankruptcy Court), valid and legally binding obligations of Buyer enforceable against Buyer in accordance with its terms.

     6.3 No Violation. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby, including the issuance of the shares of Buyer Stock, do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, amendment, cancellation or termination, under (a) the certificate of incorporation or bylaws of Buyer, (b) any mortgage, indenture, lease, Contract or other agreement to which Buyer is a party or by which Buyer or any of its properties or assets is bound or subject, or (c) any Law or Order to which Buyer is bound or subject, except in the cases of clauses (b), and (c) where such conflict, breach, default or right would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

     6.4 Third Party Approvals. Except for any approvals required in order to comply with the provisions of the HSR Act and approvals required by the Surface Transportation Board in connection with the acquisition of the Railroad Assets, the execution, delivery and performance by Buyer of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the transactions contemplated hereby and thereby do not require any consents, waivers, authorizations or approvals of, or filings with, any Governmental Entity or any other Person which have not been obtained by Buyer.

     6.5 Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from Sellers in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

     6.6 Financial Statements and SEC Filings.

          (a) Buyer has delivered to the Company a true, correct and complete copy of the (i) the audited consolidated balance sheet of Buyer as of December 31, 2001, and audited consolidated statements of operations, stockholders' equity and cash flows for the year then ended; and (ii) consolidated balance sheet of Buyer as of September 30, 2002 and consolidated statement of operations and cash flows for the nine months then ended (the financial statements referred to in clause (i) and (ii) collectively, the "Buyer Financial Statements"). The Buyer Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied and fairly present the results of operations and financial condition of the Buyer and its Subsidiaries for the periods covered thereby, subject to normal year-end audit adjustments made in accordance with past practice in the case of the Buyer Financial Statements for the nine-month period ended September 30, 2002.

          (b) Each of the forms, reports and documents filed by Buyer with the SEC since December 31, 2001 (the "Buyer SEC Documents") complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. None of the Buyer SEC Documents (as of the respective filing dates or, if amended, as of the date of the last such amendment filed prior to the Agreement Date) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.7 Compliance with Laws. Buyer is in compliance with all applicable Laws, except where the failure to be in compliance would not reasonably be expected to have a Buyer Material Adverse Effect.

     6.8 Buyer Stock. The shares of Buyer Stock have been duly authorized and, when delivered and paid for in accordance with this Agreement on the Closing Date, will be validly issued, fully paid and nonassessable.

     6.9 Litigation. Except as disclosed in the Buyer SEC Documents, there are no actions pending against the Company or any of its Subsidiaries or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

                                    Article 7
                            COVENANTS OF THE PARTIES

     7.1 Conduct of Business Pending the Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Closing, the Company shall, and shall cause each of its Subsidiaries to, carry on the Business in the ordinary course of business and, to the extent consistent therewith, use all commercially reasonable efforts to preserve the Business intact and preserve the goodwill of and relationships with Governmental Entities, customers, suppliers, partners, lessors, licensors, licensees, contractors, distributors, agents, officers and employees and others having business dealings with the Business, provided that the foregoing shall not prevent Sellers from rejecting Contracts that are not Assumed Contracts. During the period from the date of this Agreement through the Closing Date, the Company shall endeavor to maintain the Net Receivables Amount, the Inventory Value and each component of Inventory at or in excess of the amounts set forth on Schedule 7.1. Without limiting the generality of the first sentence of this Section 7.1, during the period from the date of this Agreement through the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer:

          (a) abandon any rights under any of the Assumed Contracts; terminate, amend, modify or supplement the terms of any Assumed Contract; or fail to honor or perform, the Assumed Contracts;

          (b) other than sales of Inventory in the ordinary course of business or the disposition of obsolete equipment, lease, license, surrender, relinquish, sell, transfer, convey, assign or otherwise dispose of any Acquired Assets;

          (c) mortgage, pledge or subject to Liens (other than Permitted Liens), any property, business or any of the Acquired Assets, other than as would not result in any Liability that would be or would increase an Assumed Liability as of or subsequent to the Closing;

          (d) incur or permit to be incurred any Liability (other than Accounts Payable or in connection with the performance of Assumed Contracts) that would be or would increase an Assumed Liability as of or subsequent to the Closing;

          (e) fail to replenish the Inventory and Supplies of the Business in the ordinary course of business;

          (f) increase the salary of any Identified Employee at or after the time such person becomes an Identified Employee, other than in the ordinary course of business consistent with past practice;

          (g) make or rescind any material Tax election or take any material Tax position (unless required by law) or file any Tax Return or change its fiscal year or financial or Tax accounting methods, policies or practices, or settle any Tax Liability, except in each case as would not reasonably be expected to affect the Buyer;

          (h) institute, settle or agree to settle any litigation, action or Proceeding before any court or Governmental Entity relating to the Acquired Assets, or modify in any manner that is adverse to the Business or the Acquired Assets, rescind or terminate a material Permit, allowance, or credit (or application therefor) relating to the Business or the Acquired Assets;

          (i) transfer or grant any rights under, modify any existing rights under, or enter into any settlement regarding the breach or infringement of, any material Intellectual Property; or

          (j) enter into any Contract to do any of the foregoing.

     7.2 Bankruptcy Court Order.

          (a) Not later than the first Business Day following the Agreement Date, Sellers shall file with the Bankruptcy Court an application or motion seeking approval of the Sale Procedures Order and a hearing on the Sale Procedures Order. Bankruptcy Court approval will be sought for the Sale Procedures Order as a preliminary matter to the subsequent approval by the Bankruptcy Court of this Agreement and the transactions contemplated herein. The Buyer's obligations to proceed with the transaction are subject to and conditioned upon the Bankruptcy Court having entered the Sale Procedures Order not later than January 31, 2003.

          (b) The Sale Procedures Order shall include provisions approving the payment of a fee in the amount of $15 million (the "Topping Fee") by Sellers to Buyer, which fee shall become payable upon the earlier to occur of (x) the approval by the Bankruptcy Court of a sale or sales of a material portion of the Acquired Assets to a purchaser other than Buyer, and (y) the filing of a plan of reorganization that does not contemplate the sale of the Acquired Assets to Buyer in accordance with the terms hereof (in each case, provided that such approval or filing has occurred prior to any termination of this Agreement pursuant to Article 9 hereof, an "Alternative Transaction"). The Topping Fee shall be paid in cash: (i) in the case of an Alternative Transaction described in clause (x) above, upon the date of the closing of the Alternative Transaction, without the requirement of any notice or demand from Buyer, directly from, and shall be secured by, the cash component of the consideration paid in such Alternative Transaction; or (ii) in the case of the filing of a plan of reorganization described in clause (y) above, from the assets of Sellers upon the approval of such plan by the Bankruptcy Court, without the requirement of any notice or demand from Buyer. The obligations of Sellers to pay the Topping Fee shall be entitled to administrative expense claim status under Sections 503(b)(1)(A) and 507(a)(1) of the Bankruptcy Code, shall not be subordinate to any other administrative expense claim, other than any superpriority claim granted under the DIP Order or any adequate protection order in existence at the time the Topping Fee is approved, and shall survive the termination of this Agreement in accordance with Section 9.2 hereof.

          (c) Concurrently with the filing of the applications or motions seeking approval of the Sale Procedures Order, each of the Sellers shall file with the Bankruptcy Court applications or motions seeking that the Bankruptcy Court enter the Bankruptcy Court Approval (the "Sale Motion").

          (d) Buyer agrees that it will promptly take such actions as are reasonably requested by Sellers, on behalf of Sellers, to assist in obtaining the Bankruptcy Court Approval, including furnishing affidavits or other documents or information for filing with the Bankruptcy

Court for purposes, among others, of demonstrating that Buyer is a "good faith" Buyer under Section 363(m) of the Bankruptcy Code. In the event the Bankruptcy Court Approval shall be appealed, Sellers shall use all reasonable efforts to defend such appeal.

     7.3 Notification of Certain Matters. Sellers shall give prompt Notice to Buyer, and Buyer shall give prompt Notice to Sellers, of (i) any notice or other communication from any Person alleging that the consent of such Person which is or may be required in connection with the transactions contemplated by this Agreement is not likely to be obtained prior to Closing, and (ii) any written objection or Proceeding that challenges the transactions contemplated hereby or the entry of the Bankruptcy Court Approval. Sellers shall give prompt Notice to Buyer of (i) any notice of any alleged violation of Law applicable to any Seller; (ii) the commencement of any investigation, inquiry or review by any Governmental Entity with respect to the Business or that any such investigation, inquiry or review, to the Knowledge of any Seller, is contemplated; (iii) the infringement or unauthorized use by any Person of any material Intellectual Property (of which any Seller has Knowledge); and (iv) the execution of any Material Contract (and Sellers shall deliver or make available a copy thereof to Buyer). Sellers shall use commercially reasonable efforts to give prompt Notice to Buyer of the execution of any Ordinary Course Contract and, upon the request of Buyer to make available to Buyer copies of any such Ordinary Course Contracts. In addition, from the date of the entry of the Sale Procedures Order until the Closing Date, Buyer shall, once per week, update the Company on the status of its negotiations with the United Steelworkers of America.

     7.4 Access.

          (a) Subject to applicable Law, from the date hereof until the Closing Date, Sellers (i) shall give Buyer and its Representatives reasonable access during normal business hours to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its Subsidiaries; provided, however, that Buyer's inspection of Sellers' properties shall not, without the consent of the Company, which consent shall not be unreasonably withheld or delayed, include the environmental sampling of any environmental media, including air, soil, surface water or groundwater, (ii) shall furnish to Buyer and its Representatives such financial, operating and property related data and other information as such persons reasonably request, and (iii) shall instruct the Company's and its Subsidiaries' employees, counsel and financial advisors to cooperate reasonably with Buyer in its investigation of the business of the Company and its Subsidiaries. All such information shall be provided subject to the provisions of the Confidentiality Agreement. In addition, notwithstanding any provision of the Confidentiality Agreement to the contrary, Buyer shall, with the prior consent of the Company, which consent shall not be unreasonably withheld or delayed, have the right to contact and negotiate directly with Seller's joint venturers and other partners, parties to the Assumed Contracts and lenders with respect to any Acquired Assets or Assumed Liabilities. The Company shall have the right to participate in such negotiations and agrees to cooperate with Buyer, at Buyer's request, in any such negotiations. It is acknowledged and understood that no investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or other agreement given or made by Seller hereunder. Buyer agrees that any on-site inspections of any Acquired Real Property, including any inspection or study pursuant to Section 7.4(b)(ii) or
Section 7.4(b)(iii), shall be conducted in the presence of Sellers or its Representatives. All inspections shall be conducted so as not to interfere unreasonably with the use of the Acquired Real Property by Sellers.

          (b) From and after the Closing Date, Sellers shall give Buyer and Buyer's Representatives reasonable access during normal business hours to the offices, facilities, plants, properties, officers, employees, books and records of Sellers pertaining to the Business, and Sellers shall cause their Representatives to furnish to Buyer such financial, technical, operating and other information pertaining to the Business as Buyer's Representatives shall from time to time reasonably request and to discuss such information with such Representatives. Sellers shall, and shall cause each of their Affiliates to, cooperate with Buyer as may reasonably be requested by Buyer for purposes of (i) enabling an independent accounting firm selected by Buyer to conduct an audit of the Business, including access to the Company's independent auditors' working papers pertaining to the Business or the Assets; (ii) undertaking, with the consent of the Company, which consent shall not be unreasonably withheld or delayed, any study of the condition or value of the Acquired Assets including any environmental assessment; and (iii) undertaking any study relating to Sellers' compliance with Laws, including Environmental Laws; and the Company acknowledges that information or access may be requested and used for such purpose.

          (c) From and after the Closing Date, Buyer shall give Sellers and Sellers' Representative reasonable access during normal business hours to the books and records pertaining to the Excluded Assets and Excluded Liabilities and, to the extent that Sellers retain any Liabilities with respect to such items, the Acquired Assets or Assumed Liabilities. Buyer shall, and shall cause each of its Affiliates to, cooperate with Sellers as may reasonably be requested by Sellers for such purposes.

     7.5 Public Announcements. From the Agreement Date until the earlier of the Closing or the termination of this Agreement, Buyer and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, any court filing or pleading filed with the Bankruptcy Court relating primarily to this Agreement or the transactions contemplated hereby, or other public statements with respect to the transactions contemplated by this Agreement, and neither Buyer nor any Seller shall issue any such press release or make any such public statement without the prior approval of the other party, in each case except as may be required by Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Buyer and each Seller shall cause its Affiliates, employees, officers and directors to comply with this Section 7.5.

     7.6 Cure of Defaults. Subject to Bankruptcy Court Approval, the Sellers shall, on or prior to the Closing, cure any and all defaults and breaches under and satisfy any Liability arising from or relating to pre-Closing periods under the Assumed Contracts so that such Assumed Contracts may be assumed by Sellers and assigned to Buyer in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement. Each Seller agrees that it will promptly take such actions as are reasonably necessary or desirable to obtain a Final Order of the Bankruptcy Court providing for the assumption and assignment of the Assumed Contracts.

     7.7 ERISA and Employment Matters. Buyer shall offer employment, effective as of the Closing Date, to the Identified Employees on such terms as Buyer shall determine in its sole discretion. Seller shall terminate the employment of all Hired Non-CB Employees immediately prior to the Closing Date and shall comply with any and all requirements of the WARN Act in connection therewith. Sellers shall indemnify and hold harmless Buyer from all costs, liabilities and expenses, including reasonable attorneys' fees, incurred by Buyer as a result of any violation of, or failure to comply with, the WARN Act based on the transactions contemplated by this Agreement. For purposes of the WARN Act and this Section 7.7, "Closing Date" shall mean the "effective date" of the transaction contemplated by this Agreement, as defined in the WARN Act. Each Identified Employee who accepts Buyer's offer of employment shall be deemed to be a "Hired Non-CB Employee" on the day such employee commences active employment with Buyer (not earlier than the Closing Date). With respect to Buyer's medical insurance coverage benefit plans, such plans shall (i) provide coverage to each Hired Non-CB Employee as of the day such employee commences active employment with Buyer and (ii) waive pre-existing condition limitations to the same extent waived under the applicable plan of Buyer, except that the benefits under such plans, including any new plans, may be adjusted or limited to take into account similar benefits provided under any federal or state assistance programs, subject to applicable Law.

     7.8 Further Agreements. Sellers shall use all commercially reasonable efforts to promptly deliver to Buyer any mail or other communication received by Sellers after the Closing Date pertaining to the Acquired Assets, the Business or the Assumed Liabilities. Buyer shall use all commercially reasonable efforts to promptly deliver to Sellers any mail or other communication received by it after the Closing Date pertaining to the Excluded Assets or any Excluded Liabilities and any cash, checks or other instruments of payment in respect thereof. From and after the Closing Date, Sellers shall use all commercially reasonable efforts to refer all inquiries with respect to the Business, the Acquired Assets and the Assumed Liabilities to Buyer, and Buyer shall use all commercially reasonable efforts to refer all inquiries with respect to the Excluded Assets and the Excluded Liabilities to Sellers.

     7.9 Payment of Transfer Taxes and Tax Filings. All Transfer Taxes arising out of the transfer of the Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne one-half by Buyer and one-half by Sellers. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available, unless otherwise indicated in the Bankruptcy Court Approval or, at Closing, Sellers or Buyer, as appropriate, provides an appropriate resale exemption certificate or other evidence acceptable to Buyer or Seller, as appropriate, of exemption from such Transfer Taxes. Sellers and Buyer shall cooperate to timely prepare and file any Tax Returns relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Sellers shall pay such Transfer Taxes and shall file all necessary documentation and returns with respect to such Transfer Taxes when due, and shall promptly, following the filing thereof, furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to Buyer. Notwithstanding the foregoing, the Sale Motion shall seek, among other things, that the Bankruptcy Court Approval contain a provision that the sale, transfer, assignment and conveyance of the Acquired Assets to Buyer hereunder shall be entitled to the protections afforded under Section 1146(c) of the Bankruptcy Code. Each party hereto shall furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to the Assets and the Business as is reasonably necessary for filing of all Tax Returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the preparation for any audit by any taxing authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return.

     7.10 Utilities. To the extent practicable, the parties hereto shall notify the gas, water, sewage treatment, telephone and electric utility companies that Buyer shall be responsible for the payment of all obligations of the Business or the Acquired Assets incurred therefor on or after the Closing Date. Sellers shall request the gas, water and electric utility companies to cause meters to be read as of the Closing Date, and Sellers shall be responsible for the payment of all charges for such services incurred and provided through the Closing Date. Sellers shall cause the telephone companies to render a bill for telephone service incurred through the Closing Date, and Sellers shall be responsible for the payment of such bills. In the event that after the Closing Date, any provider of phone, gas, water or electric utilities seeks payment from Buyer of unpaid phone, gas, water or electric utilities provided to Sellers on or prior to the Closing Date, Sellers shall pay such unpaid amounts as promptly as is required (after reasonable Notice from Buyer) to avoid any discontinuation of utility service to Buyer. To the extent that Buyer pays such unpaid amounts, Sellers shall promptly reimburse Buyer for the cost of such payments; provided, however, Sellers shall not be obligated to reimburse Buyer for any such amounts included in Accounts Payable for purposes of the Working Capital Adjustment.

     7.11 Proration of Taxes and Certain Charges.

          (a) Except as otherwise expressly provided herein, all real property Taxes, personal property Taxes or similar ad valorem obligations levied with respect to the Acquired Assets for any taxable period that includes the day before the Closing Date and ends after the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Sellers and Buyer as of 12:01 A.M. on the Closing Date. If any Taxes subject to proration are paid by Buyer, on the one hand, or Sellers, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund); provided, however, Sellers shall not be obligated to reimburse Buyer for any such amounts included in Accounts Payable for purposes of the Working Capital Adjustment.

          (b) Except as otherwise expressly provided herein, all installments of special assessments or other charges on or with respect to the Acquired Assets payable by Sellers for any period in which the Closing Date shall occur, including base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, shall be apportioned as of the Closing Date and each party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 A.M. on the Closing Date. If such charges or rates are assessed based upon usage of utility or similar services, such charges shall be prorated based upon meter readings taken on the Closing Date.

          (c) Except as otherwise expressly provided herein, all amounts due pursuant to the terms of the Assumed Contracts, other than those Contracts set forth on Schedule 3.4(a) attached hereto, for any period in which the Closing Date shall occur shall be prorated as of 12:01 A.M. on the Closing Date.

          (d) If any amounts subject to proration pursuant to subsections (b) or
(c) of this Section 7.11 are paid by Buyer, on the one hand, or Sellers, on the other hand, the other party shall promptly reimburse the payor the other party's proportionate amount of such payment; provided, however, Sellers shall not be obligated to reimburse Buyer for any such amounts included in Accounts Payable for purposes of the Working Capital Adjustment.

     7.12 Regulatory Approvals; Reasonable Efforts; Notification; Consent.

          (a) Each of the parties will use all reasonable efforts to take, or cause to be taken, all actions and use all reasonable efforts to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions, nonactions, waivers, and Permits from Governmental Entities and the making of all other necessary registrations and filings (including filings under the HSR Act), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional certificates, agreements, instruments, reports, schedules, statements, consents, documents and information necessary to consummate the transactions contemplated by this Agreement.

          (b) Except as required by Law, each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will use its reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each party hereto shall bear its respective filing fees associated with the filings required under the HSR Act or under any Antitrust Law.

          (c) Neither Buyer nor any of its Subsidiaries shall be required to (A) divest, or cause or permit the Company or its Subsidiaries or Affiliates to divest, any of their respective businesses, product lines or assets, (B) hold the Acquired Assets separately, or (C) take or agree to take any other actions or agree to any limitations that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or an adverse effect on the value, financial condition, business or results of operations of Buyer or its pre-closing Subsidiaries that would be material to an entity having assets, liabilities, revenues and earnings similar in amount to those of the Company. Buyer shall not be required to waive any of the conditions to this Agreement set forth in Article 8.

     7.13 Railroad Assets.

          (a) Within ten days following the Agreement Date, Buyer shall make or cause to be made all filings with and submissions to the Surface Transportation Board under the ICC

Termination Act that are required in connection with the consummation of the transactions contemplated by this Agreement in respect of the Railroad Assets. Sellers shall assist and support Buyer in the preparation of such filings and submissions, and Buyer shall provide Sellers an opportunity to review and comment on all such filings and submissions prior to their transmittal to the Surface Transportation Board.

          (b) If the approvals or exemptions of the transactions from the Surface Transportation Board contemplated by this Agreement in respect of the Railroad Assets have not been obtained or become effective on or before the Closing Date, then notwithstanding anything to the contrary contained herein, until such approvals or exemptions are obtained, this Agreement shall not constitute an agreement to assign the Railroad Assets, and to the extent permitted by Law and subject to any required exemptions or approvals, from and after the Closing Date, (i) the Company shall use commercially reasonable efforts to cause the Railroad Assets to continue to be operated in the ordinary course of business or as otherwise reasonably directed by Buyer; (ii) the Company shall, and it shall cause its Subsidiaries to, enter into any reasonable arrangement designed to provide Buyer with the benefits of, and cause Buyer to bear the costs and obligations of, the Company's ownership of the Railroad Assets; and (iii) the Company shall not accept any dividends or distributions in respect of the stock of any of its Subsidiaries that owns or constitutes any Railroad Assets and shall have no obligation to make any additional capital contribution to any such Subsidiaries.

     7.14 Rejected Contracts. No Seller shall reject any Assumed Contract in any bankruptcy proceeding following the date hereof without the prior written consent of the Buyer.

     7.15 Further Assurances. Subject to the terms and conditions herein provided, following the Closing Date, Sellers shall execute and deliver to Buyer such bills of sale, endorsements, assignments and other good and sufficient instruments of assignment, transfer and conveyance, in form and substance reasonably satisfactory to Buyer, as shall be necessary to vest in Buyer all of Sellers' right, title and interest in and to the Acquired Assets. Simultaneously with such delivery, Sellers shall take such reasonable steps as may be reasonably necessary or appropriate at and after the Closing, so that Buyer shall be placed in actual possession and operating control of the Acquired Assets. Sellers shall, and shall cause their respective Affiliates to, provide copies or otherwise make available to Buyer and Buyer's Representatives, all information and records (financial and otherwise) relating to, or otherwise used or useful in the Business, and not otherwise included in the Acquired Assets.

     7.16 Union Negotiations. Buyer agrees that, promptly following the entry of the Sale Procedures Order, it shall use all reasonable efforts to propose a collective bargaining agreement, initiate negotiations of a collective bargaining agreement with the United Steelworkers of America and keep the Company reasonably informed of the progress of the negotiations with the United Steelworkers of America. Such collective bargaining agreement shall include those items set forth on Schedule 7.16. Buyer agrees that, should it successfully complete negotiations of such collective bargaining agreement, it shall, promptly following the successful completion of such negotiations, use all reasonable efforts to propose collective bargaining agreements and initiate negotiations of such collective bargaining agreements with each of the Security, Police, Fire Professionals of America International Union, the International Chemical Workers Union, the Bricklayers & Allied Craftworkers International Union and the Laborers' International Union of North America, and to keep the Company reasonably informed of the progress of any such negotiations.

     7.17 Closing Financial Certificate. The Company shall prepare, in good faith, and deliver to Buyer, at least three Business Days prior to the Closing Date, a certificate signed by the Company's Chief Executive Officer and Chief Financial Officer (the "Closing Financial Certificate") setting forth the Estimated Net Receivables Amount and the Estimated Inventory Value.

     7.18 Transition Services Agreement. Each of Buyer and the Company shall use all reasonable efforts to negotiate a mutually satisfactory transition services agreement, pursuant to which Buyer or one of its Affiliates shall provide, in exchange for payment therefor, specified services to the Company (the "Transition Services Agreement"), to be entered into as of the Closing Date. The Transition Services Agreement shall not obligate Buyer to be responsible for any Excluded Liabilities.

     7.19 Credit Support Arrangements. Buyer acknowledges that, in the course of the conduct of the Business by Sellers, Sellers have entered into various arrangements (the "Seller Credit Support Arrangements"), including letters of credit, guaranty, surety and other similar obligations (all as set forth on Schedule 2.2(k)). Buyer and Sellers agree that the Seller Credit Support Arrangements are not intended to inure to the benefit of Buyer after the Closing and that Sellers intend to monetize the Seller Credit Support Arrangements after the Closing. Buyer agrees that Sellers shall have no responsibility to continue any of the Seller Credit Support Arrangements in order to satisfy obligations with respect to the Business and the Acquired Assets arising after the Closing Date. Buyer agrees that, to the extent that the Seller Credit Support Arrangements serve to secure performance of obligations relating to the Business or the Acquired Assets which arise after the Closing, Buyer will enter into replacement credit support arrangements if and as necessary to secure such post-Closing obligations. Sellers and Buyer agree that: (i) Sellers are solely responsible for all workers' compensation claims with respect to injuries or other occurrences which occur prior to the Closing, and Buyer shall have no obligation to enter into replacement credit support arrangements to the extent they relate to such obligations; and (ii) Buyer shall be solely responsible for all workers' compensation claims with respect to injuries or other occurrences which occur after the Closing, and Buyer will enter into credit support arrangements if and as necessary to the extent they relate to such obligations. In addition, Buyer agrees to cooperate with Sellers to enable Sellers to monetize the Seller Credit Support Arrangements for which Buyer is not required to enter into replacement credit support arrangements in accordance with the immediately preceding two sentences. Seller shall reimburse Buyer for reasonable out-of-pocket expenses of Buyer in connection with such cooperation, it being understood that such cooperation will not include any obligation to pay the counterparties to such Seller Credit Support Arrangements.

                                    Article 8
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     8.1 Conditions Precedent to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or

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

waiver by Buyer in Buyer's sole discretion, except that Buyer shall not waive the condition in Section 8.1(f)) at or prior to the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Sellers contained herein shall be true and correct in all material respects on the date hereof and shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty is expressly made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; provided, however, that the failure of any such representations or warranties to be true and correct on and as of the Closing Date shall not constitute a basis for Buyer to refuse to consummate the transactions contemplated hereby unless such failure, either individually or in the aggregate, has resulted in or would reasonably be expected to result in, a Material Adverse Effect; provided, further, that for the purposes of this Section 8.1(a), all references to materiality in Article 5 shall be disregarded; and provided further, that for the purposes of the indemnification provision in Section 10.1(a) the references to materiality and Material Adverse Effect in this Section 8.1(a) shall be disregarded.

          (b) Performance of Obligations. Sellers shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by them on or prior to the Closing Date.

          (c) Officer's Certificate. Buyer shall have received a certificate, dated the Closing Date, of an executive officer of each Seller to the effect that the conditions specified in Sections 8.1(a) and (b) above have been fulfilled.

          (d) Bankruptcy Court Approval. The Bankruptcy Court shall have entered an order or orders (the "Bankruptcy Court Approval") substantially in the form set forth in Exhibit J hereto, which, among other things, (i) approves, pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, (A) the execution, delivery and performance by Sellers of this Agreement, including each and every term and condition hereof, and the other instruments and agreements contemplated hereby,
(B) the sale of the Assets to Buyer on the terms set forth herein, and (C) the performance by Sellers of their respective obligations under this Agreement;
(ii) authorizes and directs the Sellers to assume and assign to Buyer the Assumed Contracts; and (iii) finds that Buyer is a "good faith" buyer within the meaning of Section 363(m) of the Bankruptcy Code. The Bankruptcy Court Approval shall be in full force and effect and shall not have been stayed, enjoined or modified. Sellers shall have delivered to Buyer (i) a certified copy of the order or orders providing for Bankruptcy Court Approval, and (ii) copies of all affidavits of service of Sellers' motion seeking Bankruptcy Court Approval or notice of such motion filed by or on behalf of Sellers. The Sale Procedures Order shall have been entered by the Bankruptcy Court and shall have become a Final Order.

          (e) Assumed Contracts. All of the material Assumed Contracts shall (i) be in full force and effect and assignable to and assumable by Buyer without the consent of the other party thereto or consent thereto shall have been obtained, and (ii) have had all of any Seller's breaches and defaults thereunder cured in accordance with Section 7.6 hereof.

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

          (f) USWA Agreement. Buyer and the United Steelworkers of America shall have negotiated, and the United Steelworkers of America shall have executed, delivered and ratified, collective bargaining agreements relating to represented employees of the Business, in form and substance satisfactory to Buyer, in its sole discretion, to be effective on the Closing Date.

          (g) No Material Adverse Change.

               (i) Since the Agreement Date, the safeguard actions announced in the March 5, 2002 Steel Product Proclamation 7529 under the Trade Act of 1973 shall not have been terminated or modified, and no action shall have been taken with respect thereto, including the granting of additional exclusions therefrom, which termination, modification or action has, or would reasonably be expected to have a Material Adverse Effect, it being acknowledged and agreed that, for the purpose of determining whether such a Material Adverse Effect has occurred, or would reasonably be expected to occur, hereunder, the exclusions to the definition of "Material Adverse Effect" set forth in clauses (x) and (y) thereof shall be disregarded.

               (ii) Since September 30, 2002, no event, occurrence, fact, condition, change, development or effect shall have occurred or shall exist that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company and Sellers, taken as a whole.

               (iii) Since the Agreement Date, no Significant Customer has notified the Company or any Subsidiary that the Company or any Subsidiary no longer meets the customers' quality specifications or any certification requirements imposed upon steel suppliers.

               (iv) For the three-month period ending on the last day of the month immediately preceding the Closing Date:

                    (A) the aggregate revenues from coated steel shipped to the automotive market from the Company and its Subsidiaries shall not be less than $95 million; and

                    (B) the aggregate revenues from chrome, tin and blackplate shipped to the container market from the Company and its Subsidiaries shall not be less than $65 million.

          (h) No Intercompany Indebtedness; No Liens. Each of Delray Connecting Railroad Company, Double G Coatings, L.P., Steel Health Resources, LLC and NSL, Inc., shall have been released from its obligation to repay indebtedness owing at or accruing prior to Closing to the Company or any of its Subsidiaries and no indebtedness of any Seller to the Company or any of its Subsidiaries shall give rise to or increase an Assumed Liability. The assets of Delray Connecting Railroad Company shall be free and clear of all Liens (other than Permitted Liens).

          (i) No Violation of Orders. No provisions of any applicable Law or Order enacted, entered, promulgated, enforced or issued by any Governmental Entity shall be in effect that (i) prevents the sale and purchase of the Acquired Assets or any of the other transactions contemplated by this Agreement,
(ii) would adversely affect or interfere with the operation of the

Business as contemplated to be conducted after the Closing in a manner that would reasonably be expected to constitute a Material Adverse Effect, or (iii) would require Buyer or any of its Affiliates to sell or otherwise dispose of, hold separate or otherwise divest itself of, any of the Acquired Assets or any of the assets, properties or business of Buyer or any of its Affiliates.

          (j) HSR Act. Any applicable waiting period under the HSR Act or any other applicable Antitrust Laws, in each case, if required, shall have expired or shall have been earlier terminated, and all necessary approvals under all applicable Antitrust Laws shall have been obtained.

          (k) Title Insurance. At Buyer's sole cost and expense, a title insurance company acceptable to Buyer in its sole discretion shall have issued a commitment to issue to Buyer an ALTA (or local equivalent) owner's coverage policy of title insurance for each of the properties described on Schedule 2.1(a)-1 and Schedule 2.1(a)-2, insuring the interest to be acquired by Buyer in each property, subject only to standard survey exceptions and Permitted Liens, and in each case in an amount acceptable to Buyer in its sole discretion, but in no event in an amount greater than the fair market value of each property.

          (l) Indemnity Escrow Agreement. Sellers shall have executed and delivered to Buyer the Indemnity Escrow Agreement.

          (m) Registration Rights Agreement. Sellers shall have executed and delivered to Buyer the Registration Rights Agreement.

          (n) Transition Services Agreement. The Company shall have executed and delivered to Buyer the Transition Services Agreement.

          (o) Headquarters Lease. The Company shall have executed and delivered to Buyer the Headquarters Lease.

          (p) Trademark License Agreement. The Company and National Steel Pellet Company shall have executed and delivered to Buyer the Trademark License Agreement.

          (q) Lock-up Agreement. Sellers shall have executed and delivered to Buyer the Lock-up Agreement.

          (r) Closing Financial Certificate. The Company shall have delivered to Buyer the duly executed Closing Financial Certificate.

     8.2 Conditions Precedent to the Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

          (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and correct in all material respects on the date hereof in and shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representations or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; provided, however, that the failure of any such representations or warranties to be true and correct on and as of the Closing Date shall not constitute a basis for Sellers to refuse to consummate the transactions contemplated hereby unless such failure, either individually or in the aggregate, has resulted in or would reasonably be expected to result in, a Material Adverse Effect; provided, further, that for the purposes of this
Section 8.2(a), all references to materiality in Article 6 shall be disregarded; and provided, further, that for the purposes of the indemnification provision in
Section 10.2(a), the references to materiality and Material Adverse Effect in this Section 8.2(a) shall be disregarded.

          (b) Performance of Obligations. Buyer shall have performed in all material respects all obligations and agreements contained in this Agreement required to be performed by it prior to or on the Closing Date.

          (c) Officer's Certificate. Sellers shall have received a certificate, dated the Closing Date, of an officer of Buyer to the effect that the conditions specified in Sections 8.2(a) and (b) above have been fulfilled.

          (d) Bankruptcy Court Approval. The Bankruptcy Court Approval shall be in full force and effect and shall not have been stayed, enjoined or modified.

          (e) No Injunction. No preliminary or permanent injunction or other Order issued by, and no Proceeding or Order by or before any Governmental Entity nor any Law or Order promulgated or enacted by any Governmental Entity shall be in effect or pending which declares this Agreement invalid or unenforceable in any respect or which materially delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the transactions contemplated hereby.

          (f) HSR Act. Any applicable waiting period under the HSR Act or any other applicable Antitrust Laws, in each case, if required, shall have expired or shall have been earlier terminated, and all necessary approvals under all applicable Antitrust Laws shall have been obtained.

          (g) Indemnity Escrow Agreement. Buyer shall have executed and delivered to Sellers the Indemnity Escrow Agreement.

          (h) Registration Rights Agreement. Buyer shall have executed and delivered to Sellers the Registration Rights Agreement.

          (i) Transition Services Agreement. Buyer shall have executed and delivered to Sellers the Transition Services Agreement.

          (j) Headquarters Lease. Buyer shall have executed and delivered to Sellers the Headquarters Lease.

          (k) Trademark License Agreement. Buyer shall have executed and delivered to Sellers the Trademark License Agreement.

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

                                    Article 9
                                   TERMINATION

     9.1 Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a) by written agreement of the Company and Buyer;

          (b) by either Buyer or the Company:

               (i) if the Closing shall not have occurred on or before the date that is the earlier of (x) April 21, 2003 and (y) ten Business Days following the entry of the Bankruptcy Court Approval; provided, however, that the terminating party is not in material and willful breach of any of its representations and warranties contained in this Agreement and has not failed in any material respect to perform any of its obligations hereunder; or

               (ii) if there shall be any Law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited, or if any judgment, injunction, order or decree permanently restraining, prohibiting or enjoining Buyer or the Company from consummating the transactions contemplated hereby is entered and such judgment, injunction, order or decree shall become final;

          (c) by Buyer:

               (i) if there shall have been a breach by any Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.1, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written Notice thereof shall have been received by the Company; or

               (ii) if (A) the Bankruptcy Court has not approved the Sale Procedures Order on or before January 31, 2003, or (B) the Sale Procedures Order shall fail to be in full force and effect or shall have been stayed, reversed, modified or amended in any respect without the prior written consent of Buyer;

          (d) by the Company, if there shall have been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 15 days after written Notice thereof shall have been received by Buyer; or

          (e) automatically, upon the occurrence of an Alternative Transaction.

     9.2 Consequences of Termination. In the event of any termination of this Agreement by either or both of Buyer and the Company pursuant to Section 9.1, written Notice thereof shall forthwith be given by the terminating party to the other party hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall thereupon terminate and become void and of no further force and effect, and the transactions contemplated hereby shall be abandoned without further action of the parties hereto; provided, however, that such termination shall not relieve any party hereto of any Liability for willful breach of this Agreement; provided further, that in connection with any such termination each party shall be and shall remain liable for any payments owed or that become owed pursuant to, or that arise as a result of any such termination pursuant to, Section 7.2(b) hereof or the Sale Procedures Order, including, without limitation, the Topping Fee. The Topping Fee shall not be paid more than once to Buyer.

                                   Article 10
                                 INDEMNIFICATION

     10.1 Indemnification of Buyer. Subject to the time and other limitations in Articles 4 and 10, Sellers, jointly and severally, covenant and agree to indemnify and hold harmless Buyer, its officers, directors, employees, agents and Affiliates (the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all Liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Losses") resulting from or arising out of:

          (a) the inaccuracy of any representation or warranty made by any Seller herein or in any certificate delivered pursuant to this Agreement;

          (b) any failure of any Seller to perform any covenant or agreement hereunder or to fulfill any other obligation in respect hereof; and

          (c) any Excluded Assets or any Excluded Liabilities, including fines, penalties and claims by any Person for damages or monetary relief to the extent such fines, penalties or claims are with respect to pre-Closing periods and relate to facts, events or circumstances arising or occurring on or prior to the Closing Date. The foregoing indemnification by Sellers shall not extend to or include Liabilities for investigation, remediation, restoration, including restoration of injuries to natural resources, response or RCRA corrective action with respect to the matters set forth on Schedule 10.1(c).

     Sellers' obligations under this Article 10 shall not be affected or reduced by any knowledge of Buyer at or prior to the Closing of any breach by any Seller of any representation, warranty, covenant or agreement, regardless of whether Buyer gave written Notice thereof to Seller, or vice versa, and regardless of whether Buyer elected to consummate the transactions contemplated hereby despite such knowledge.

     10.2 Indemnification of Sellers. Buyer hereby agrees to indemnify and hold harmless each Seller, its officers, directors, employees, agents and Affiliates (the "Seller Indemnitees") from and against, and pay or reimburse the Seller Indemnitees for, any and all Losses resulting from or arising out of:

          (a) the inaccuracy of any representation or warranty made by Buyer herein or in any certificate delivered pursuant to this Agreement;

          (b) any failure of Buyer to perform any covenant or agreement made or contained in this Agreement or to fulfill any other obligation in respect hereof;

          (c) the Assumed Liabilities; and

          (d) Liabilities with respect to, arising out of or relating to, the ownership, possession or use of the Acquired Assets and the operation of the Business on or after the Closing Date.

     10.3 Indemnification Procedures.

          (a) In order for a Buyer Indemnitee or a Seller Indemnitee (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 10.1 or 10.2 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly after receipt by such Indemnified Party of written Notice of the Third Party Claim; provided, however, that failure to give any Notice or make any deliveries required under this Article 10 shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and, if estimable, a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (b) The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party), any Third Party Claim; provided that, and for so long as, the Indemnifying Party pursues the same in good faith and diligently and provided that the Third Party Claim does not relate to an actual or potential Loss to which Section 10.3(e) applies in which the Indemnified Party is Buyer. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control and making employees of the Indemnified Party available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third Party Claim relating to an actual or potential Loss to which Section 10.3(e) applies in which Buyer is the Indemnified Party.

          (c) No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all Liability arising out of such action or claim, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party, and (iii) does not include any injunctive or non-monetary relief.

          (d) If the Indemnifying Party does not assume the defense of any Third Party Claim, then the Indemnified Party may defend against such Third Party Claim in such manner as it reasonably deems appropriate at the expense of the Indemnifying Party.

          (e) Notwithstanding anything to the contrary in this Article 10, if at any time, in the reasonable opinion of Buyer as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third Party Claim seeks material, prospective, non-monetary relief against Buyer, its operation of the Business or its use or operation of the Acquired Assets, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

          (f) Notice given by Buyer to the Company shall constitute valid Notice to all Seller Indemnitees, and with respect to any Third Party Claim with respect to which more than one Seller Indemnitee is an indemnified party or a potential indemnified party, all such Seller Indemnitees shall select a single Seller Indemnitee to act as representative for all such Seller Indemnitees with respect to such Third Party Claim, and (i) such representative shall be authorized to make authorizations and consents on behalf of each such Seller Indemnitee, and (ii) Buyer shall, with respect to all matters relating to such Third Party Claim, be entitled to rely on the statements, authorizations and consents of such representative as being the statement, authorization or consent of each such Seller Indemnitee.

          (g) In the event an Indemnified Party has indemnification claim against any Indemnifying Party under the Agreement that does not involve a Third Party Claim being

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

asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver Notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure. Such notice shall state the nature and the basis of such claim, and, if estimable, a reasonable estimate of the amount thereof. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Notice or does not respond to such claim within 60 days of receipt thereof, the Loss arising from the claim specified in such Notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. In the event of any dispute of a claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days, such dispute shall be resolved by litigation in a court of competent jurisdiction.

     10.4 Survival of Representations and Warranties. The representations and warranties made in this Agreement shall survive for a period of 12 months from the Closing Date and shall not be extinguished by the Closing or any investigation made by or on behalf of any party hereto.

     10.5 Termination of Indemnification. The obligations to indemnify and hold harmless any party pursuant to Section 10.1 or Section 10.2 shall terminate on the date that is 12 months after the Closing Date (the "Indemnity Termination Date"). If, prior to the Indemnity Termination Date, an Indemnified Party shall have given notice to the Indemnifying Party of a claim for indemnification then the right to indemnification with respect to such claim shall remain in effect without regard to when such matter shall have been finally determined.

     10.6 Limitations on Indemnification. The indemnification provided for in Sections 10.1 and 10.2 shall be subject to the following limitations:

          (a) Sellers shall not be obligated to pay any amounts for indemnification under Section 10.1(a) until the aggregate indemnification payments equal $1.25 million (the "Basket Amount"), whereupon Sellers shall be obligated to pay all amounts in excess of the Basket Amount up to the Indemnity Escrow. Sellers shall be obligated to pay any amounts for indemnification under Sections 10.1(b) and 10.1(c) from the first dollar of Loss in full up to the Indemnity Escrow. Buyer shall not be obligated to pay any amounts for indemnification under Section 10.2(a) until the aggregate indemnification payments equal the Basket Amount, whereupon Buyer shall be obligated to pay all amounts in excess of the Basket Amount up to $25 million. Buyer shall be obligated to pay any amounts for indemnification under Sections 10.2(b) and 10.2(c) from the first dollar of Loss in full up to $25 million.

          (b) The Indemnity Escrow (as such may be reduced from time to time by disbursements in accordance with Section 4.2 herein) shall be the Buyer Indemnitees' sole and exclusive recourse for the satisfaction of any indemnification obligations of Sellers pursuant to Section 10.1 and in no event shall Sellers' indemnification obligations in the aggregate exceed the amount of the Indemnity Escrow. In no event shall Buyer's indemnification obligations under this Agreement exceed $25 million.

          (c) The indemnification provided for in this Article 10 shall be the exclusive right and remedy with respect to any claim or cause of action based upon, relating to or arising out of this Agreement or otherwise in respect of the transactions contemplated hereby, whether such claim or cause of action arises out of any contract, tort or otherwise and no such claim or cause of action shall be enforceable unless made in accordance with the procedures, and within the time periods, set forth in this Article 10. Notwithstanding the foregoing sentence, either party shall be entitled to any additional remedies that may be available under law or equity for a breach of a representation or warranty to the extent such party can demonstrate fraud or willful or knowing misrepresentation by the other party in a non-appealable final action before a court of competent jurisdiction.

          (d) (i) Notwithstanding any other provision of this Agreement, Sellers shall be obligated for Losses in respect of Liabilities and obligations arising under any Environmental Law under this Article 10 only to the extent that:

                    (x) investigation and/or remediation of any Hazardous
               Substance is required under an applicable Environmental Law or by a Governmental Entity or pursuant to a claim brought by any third party;

                    (y) the remediation standards selected under the applicable
               Environmental Law are cost-effective and reasonable under the circumstances; and

                    (z) the methods selected for conducting the investigation
               and/or remediation are cost-effective and reasonable under the circumstances.

               (ii) If any claim arising under this Article 10 involves contamination that occurred both before and after the Closing Date, the cost of remediation shall be allocated between Buyer and Sellers in proportion to each party's contribution to the contamination to the extent such contribution can be determined and otherwise in proportion to the period of time each party has owned or had an interest in the property.

                                   Article 11
                                  MISCELLANEOUS

     11.1 Expenses. Except as set forth in this Agreement and whether or not the transactions contemplated hereby are consummated, each party hereto shall bear all costs and expenses incurred or to be incurred by such party in connection with this Agreement and the consummation of the transactions contemplated hereby. As between Buyer and Sellers, Sellers shall bear all costs of any Persons (other than Buyer, its agents or Affiliates), entitled to reimbursement by the Bankruptcy Court.

     11.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer, or by Buyer without the prior written consent of Sellers, provided, that Buyer may assign its rights hereunder to one or more wholly-owned Subsidiaries of Buyer, which assignment shall not relieve Buyer of its obligation hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11.3 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of Seller and Buyer, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of either Seller or Buyer (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any Affiliate of either Seller or Buyer, nor any Representative, or controlling Person of each of the parties hereto and their respective Affiliates, shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

     11.4 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written Notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile with confirmation of receipt; provided, that if delivered or transmitted on a day other than a Business Day or after normal business hours, notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such Notice with an overnight delivery service:

          If to any Seller:   National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, IN  46545
                              Attention:  Kirk Sobecki
                              Senior Vice President and Chief Financial Officer
                              Tel: 574.273.7444
                              Fax: 574.273.7868

          With copies to:     National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, IN 46545
                              Attention: Ronald J. Werhnyak
                              Senior Vice President,
                              General Counsel and Secretary
                              Tel: 574.273.7601
                              Fax: 574.273.7868

                              and

                              Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                              Chicago, IL 60606

                              Attention: Gary P. Cullen, Esq.
                                         Timothy R. Pohl, Esq.
                              Telephone: 312.407.0700
                              Fax:       312.407.0411

          If to Buyer:        United States Steel Corporation
                              600 Grant Street
                              Pittsburgh, PA 15219
                              Attention: John P. Surma
                              Vice Chairman and Chief Financial Officer
                              Tel: 412.433.1146
                              Fax: 412.433.1167

          With copies to:     United States Steel Corporation
                              600 Grant Street
                              Pittsburgh, PA 15219
                              Attention: Robert M. Stanton
                              Assistant General Counsel
                              Tel: 412.433.2877
                              Fax: 412.433.1145

                              and

                              Morgan, Lewis & Bockius LLP
                              301 Grant Street, Thirty-Second Floor
                              Pittsburgh, PA  15219
                              Attention: Marlee S. Myers, Esq.
                              Tel: 412.560.3300
                              Fax: 412.560.3399

Rejection of or refusal to accept any Notice, or the inability to deliver any Notice because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

     11.5 Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Delaware, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.

     11.6 Entire Agreement; Amendments and Waivers. This Agreement, the Confidentiality Agreement and all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by the Buyer and the Company, or in the case of a waiver, by the party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

     11.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts to this Agreement may be delivered via facsimile. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     11.8 Invalidity. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

     11.9 Headings. The table of contents and the headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     11.10 Exclusive Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide (insofar as they relate to Sellers) any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive Notices at such locations as indicated in Section 11.4.

     11.11 WAIVER OF RIGHT TO TRIAL BY JURY. SELLERS AND BUYER HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

     11.12 Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein.

     11.13 Counting. If the due date for any action to be taken under this Agreement (including the delivery of Notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

     11.14 Preparation of this Agreement. Buyer and Sellers hereby acknowledge that (i) Buyer and Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) Buyer and Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed and delivered by the duly authorized officers of Sellers and Buyer as of the date first above written.

                                            UNITED STATES STEEL CORPORATION


                                            By: /s/ John P. Surma
                                                --------------------------------
                                            Name:  John P. Surma
                                            Title: Vice Chairman and Chief
                                                   Financial Officer


                                            NATIONAL STEEL CORPORATION


                                            By: /s/ Mineo Shimura
                                                --------------------------------
                                            Name:  Mineo Shimura
                                            Title: Chairman of the Board and
                                                   Chief Executive Officer


                                            D. W. PIPELINE COMPANY


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            GRANITE INTAKE CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            NATIONAL ACQUISITION CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer

                   Signature Pages to Asset Purchase Agreement

                                            NATIONAL CASTER ACQUISITION
                                            CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            NATIONAL CASTER OPERATING COMPANY


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            NATIONAL CASTING CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            NATIONAL COATING LIMITED CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            NATIONAL COATING LINE CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer

                   Signature Pages to Asset Purchase Agreement

                                            NATIONAL MATERIALS PROCUREMENT
                                            CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            NATIONAL PICKLE LINE CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            NS HOLDINGS CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer


                                            PROCOIL CORPORATION


                                            By: /s/ Kirk A. Sobecki
                                                --------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Vice President and Chief
                                                   Financial Officer

                   Signature Pages to Asset Purchase Agreement

                                                                       Exhibit A

                                     FORM OF
                              ASSUMPTION AGREEMENT

          THIS ASSUMPTION AGREEMENT, made, executed and delivered as of this
                                                                             ---
day of      , 2003 by United States Steel Corporation, a Delaware corporation
       -----
("Buyer") in favor of National Steel Corporation, a Delaware corporation (the "Company") and the Subsidiaries of the Company set forth on the signature pages hereto and listed on Schedule 1 hereto (collectively with the Company, the "Sellers" and each a "Seller").

                              W I T N E S S E T H:

          WHEREAS, Buyer and Sellers have entered into that certain Asset Purchase Agreement, dated as of January 9, 2003 (the "Asset Purchase Agreement"), relating to the sale of certain assets by Sellers to Buyer;

          WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement;

          WHEREAS, Buyer has agreed to assume from Sellers the Assumed Liabilities as set forth in the Asset Purchase Agreement; and

          WHEREAS, the parties desire to carry out the intent and purpose of the Asset Purchase Agreement by Buyer's execution and delivery to Sellers of this instrument evidencing the assumption of certain liabilities and obligations of Sellers, subject to the provisions of the Asset Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. As of the date hereof, Buyer hereby assumes and shall hereafter pay, perform and discharge when due the Assumed Liabilities, subject to the provisions of the Asset Purchase Agreement.

          Section 2. Buyer hereby covenants that from time to time after delivery of this Assumption Agreement at the request of any Seller and without further cost or expense to such Seller, unless otherwise provided in the Asset Purchase Agreement, Buyer will execute and deliver such other instruments which such Seller may reasonably request in order to more effectively consummate the assumption of the Assumed Liabilities contemplated by the Asset Purchase Agreement.

          Section 3. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any Person, other than Sellers and their successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of the Sellers and their successors and assigns.

          Section 4. This Assumption Agreement shall be binding upon Buyer and Sellers and their respective successors and assigns, effective immediately upon its delivery to Sellers.

          Section 5. Notwithstanding anything to the contrary contained herein or in the Asset Purchase Agreement, the assumption by Buyer of the Assumed Liabilities as set forth above shall not be construed to defeat, impair or limit in any way (i) any rights or remedies of Buyer against third parties to contest or dispute the validity or amount of any of such Assumed Liabilities or (ii) any other rights or remedies of Buyer under the Asset Purchase Agreement.

          Section 6. Nothing contained in this Assumption Agreement shall in any way supersede, modify, replace, amend, change, rescind, expand, exceed or enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, or in general, any rights and remedies, and any of the obligations of Sellers or Buyer set forth in the Asset Purchase Agreement.

          Section 7. This Assumption Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Delaware, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.

          Section 8. Without limiting any party's right to appeal any order of the Bankruptcy Court, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Assumption Agreement and to decide (insofar as they relate to Sellers) any claims or disputes which may arise or result from, or be connected with, this Assumption Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.

          Section 9. This Assumption Agreement may not be amended, supplemented or modified except by an instrument in writing signed by each of the parties hereto.

          Section 10. This Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts to this Assumption Agreement may be delivered by facsimile. In proving this Assumption Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          IN WITNESS WHEREOF, this Assumption Agreement has been duly executed and delivered by the duly respective authorized officers of each of Buyer and Sellers as of the date first above written.

                                            UNITED STATES STEEL CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL STEEL CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            D. W. PIPELINE COMPANY


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            GRANITE INTAKE CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                     Signature Page to Assumption Agreement

                                            NATIONAL ACQUISITION CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL CASTER ACQUISITION
                                            CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL CASTER OPERATING COMPANY


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL CASTING CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL COATING LIMITED CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                     Signature Page to Assumption Agreement

                                            NATIONAL COATING LINE CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL MATERIALS PROCUREMENT
                                            CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL PICKLE LINE CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NS HOLDINGS CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            PROCOIL CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                     Signature Page to Assumption Agreement

                                   SCHEDULE 1

1. D. W. Pipeline Company, a corporation incorporated under the laws of the State of Michigan.
2. Granite Intake Corporation, a corporation incorporated under the laws of the State of Delaware.
3. National Acquisition Corporation, a corporation incorporated under the laws of the State of Delaware.
4. National Caster Acquisition Corporation, a corporation incorporated under the laws of the State of Delaware.
5. National Caster Operating Company, a corporation incorporated under the laws of the State of Delaware.
6. National Casting Corporation, a corporation incorporated under the laws of the State of Delaware.
7. National Coating Limited Corporation, a corporation incorporated under the laws of the State of Delaware.
8. National Coating Line Corporation, a corporation incorporated under the laws of the State of Delaware.
9. National Materials Procurement Corporation, a corporation incorporated under the laws of the State of Illinois.
10. National Pickle Line Corporation, a corporation incorporated under the laws of the State of Delaware.
11. NS Holdings Corporation, a corporation incorporated under the laws of the State of Delaware.
12. ProCoil Corporation, a corporation incorporated under the laws of the State of Delaware.

                                                                       Exhibit B

                            DEPOSIT ESCROW AGREEMENT

     This DEPOSIT ESCROW AGREEMENT (this "Agreement") is dated as of January 9, 2003, by and among (i) National Steel Corporation, a Delaware corporation (the "Company"), (ii) United States Steel Corporation, a Delaware corporation (together with any designated subsidiaries, "Buyer"), and (iii) J.P. Morgan Trust Company, N.A. (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement, dated as of the date hereof, by and among the Company, the Subsidiaries of the Company set forth on the signature pages thereto and Buyer (the "Purchase Agreement").

                                   WITNESSETH:

     WHEREAS, an escrow fund shall be established pursuant to Section 3.2 of the Purchase Agreement at the time of execution of the Purchase Agreement, which escrow fund shall be disbursed at the earlier of the Closing or the termination of the Purchase Agreement; and

     WHEREAS, simultaneously with the execution hereof, Buyer shall deliver $6,500,000 (the "Deposit Fund") to the Escrow Agent.

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. Buyer and the Company hereby appoint and designate the Escrow Agent as escrow agent hereunder, and the Escrow Agent hereby agrees to act as escrow agent hereunder, to hold and release the Deposit Fund in accordance with the terms of this Agreement and Article 3 of the Purchase Agreement.

     2. Escrow Deposit. On the date hereof, there shall be deposited with the Escrow Agent on behalf of Buyer, and upon such deposit the Escrow Agent shall acknowledge receipt of, $6,500,000 in cash, by wire transfer of immediately available funds. The Escrow Agent shall hold the Deposit Fund and shall administer the same in accordance with the terms of this Agreement and Article 3 of the Purchase Agreement.

     3. Release of Deposit Fund.

          (a) Certain Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement. In addition, the terms below shall have the following respective meanings:

               (i) "Notice of Disbursement" shall mean a written notice that sets forth the provision of Section 9.1 of the Purchase Agreement pursuant to which termination was made and the date of termination of the Purchase Agreement. The Notice of Disbursement shall include a copy of the notice terminating the Purchase Agreement.

               (ii) "Notice of Non-Objection" shall mean a written notice from the Notified Party that it does not object to a transfer of the assets comprising the Deposit Fund.

               (iii) "Notice of Objection" shall mean a written notice from the Notified Party that it objects to a transfer of the assets comprising the Deposit Fund.

          (b) Disbursement. The Escrow Agent shall disburse the Deposit Fund as follows:

               (i) Closing. If the Closing under the Purchase Agreement occurs, the Escrow Agent shall deliver the Deposit Fund to the Company at the Closing. Buyer and the Company shall deliver to the Escrow Agent written instructions (executed by each of Buyer and the Company), setting forth the date and time of the Closing and authorizing the Escrow Agent to deliver the Deposit Fund to the Company at the Closing.

               (ii) Termination of Purchase Agreement. If the Purchase Agreement is terminated by either Buyer or the Company pursuant to any provision of
Section 9.1 of the Purchase Agreement, other than Section 9.1(d), the Escrow Agent shall deliver the Deposit Fund to Buyer. If the Purchase Agreement is terminated by the Company pursuant to Section 9.1(d), the Escrow Agent shall deliver the Deposit Fund to the Company. Buyer and the Company shall deliver to the Escrow Agent written instructions (executed by each of Buyer and the Company) setting forth the date of the termination of the Purchase Agreement.

          (c) Procedure.

               (i) Buyer shall be entitled to give Notice of Disbursement to the Company (with contemporaneous delivery to the Escrow Agent) at any time after the termination of the Purchase Agreement by either Buyer or the Company pursuant to any provision of Section 9.1 thereof, other than Section 9.1(d). The Company shall be entitled to give Notice of Disbursement to Buyer (with contemporaneous delivery to the Escrow Agent) at any time after the termination of the Purchase Agreement by the Company pursuant to Section 9.1(d) thereof. The party delivering the Notice of Disbursement is sometimes referred to herein as the "Notifying Party." The party (Buyer or the Company) to which the Notice of Disbursement is delivered is sometimes referred to herein as the "Notified Party."

               (ii) In the event that the Notified Party gives Notice of Non-Objection to the Notifying Party, with contemporaneous delivery to the Escrow Agent, or does not give Notice of Objection to the Notice of Disbursement within 60 days of receipt thereof, then upon receipt of such Notice of Non-Objection or at the end of such 60-day period, as applicable, the Escrow Agent shall promptly deliver the Deposit Fund to the Notifying Party.

               (iii) In the event that the Notified Party gives Notice of Objection within 60 days of receipt of the Notice of Disbursement, then Buyer and the Company shall endeavor to resolve the dispute. Buyer and the Company shall act in good faith to attempt to reach a resolution within 30 days following the date on which the Notified Party gives Notice of Objection. If Buyer and the Company are able to agree on a resolution, a memorandum setting forth such agreement shall be prepared and signed by both Buyer and the Company and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Deposit Fund in accordance with the terms of the memorandum. If Buyer and the Company are unable to agree on any resolution within such 30-day period, the Escrow Agent shall not make any transfers from the Deposit Fund except promptly pursuant to a final award determined by a court of competent jurisdiction from which no appeal can be timely taken. The Escrow Agent shall take the action specified in joint notices signed by, and received from, Buyer and the Company as soon as practical after its receipt thereof.

               (iv) Notwithstanding the other provisions of this Section 3, the Escrow Agent shall release and distribute the Deposit Fund pursuant to any joint written instructions executed by Buyer and the Company or as directed by a final award determined by a court of competent jurisdiction from which no appeal can be timely taken.

     4. Fees of Escrow Agent. Each of Buyer and the Company shall pay one-half of the reasonable fees and out-of-pocket expenses of the Escrow Agent incurred by it in connection with carrying out its duties hereunder.

     5. Rights and Duties of the Escrow Agent.

          (a) The duties and responsibilities of the Escrow Agent shall be determined solely by the provisions of this Agreement and the Purchase Agreement. The Escrow Agent shall have and may exercise such powers hereunder as are specifically delegated to the Escrow Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including the power to hire attorneys to represent the Escrow Agent with respect to matters arising from this Agreement and the power to file actions as it deems necessary in a court of appropriate jurisdiction. The Escrow Agent shall have no implied duties and no obligation to take any action hereunder except for any action specifically provided by this Agreement to be taken by the Escrow Agent. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Deposit Fund, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make delivery of the Deposit Fund as herein provided or by reason of any order of a court of competent jurisdiction from which no appeal may timely be taken. The Escrow Agent shall not be liable to any party for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct or breach of the provisions of this Agreement was the primary cause of any loss to Buyer or the Company. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled person. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the parties hereto or by a final order or judgment of a court of competent jurisdiction. Buyer and the Company hereby agree, jointly and severally, to indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") from and against any and all claims, liabilities, losses, damages, fines, penalties and reasonable out-of-pocket expenses, including incidental expenses and reasonable legal fees and expenses ("Escrow Agent Losses"), that may be imposed on, incurred by or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which they are authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, Buyer and the Company also agree, jointly and severally, to indemnify and hold the Indemnitees and each of them harmless from and against any and all Escrow Agent Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Escrow Agent's performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct or breached the provisions of this Agreement. The provisions of this Section 5(a) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent for any reason. The Escrow Agent may execute any of its duties hereunder by or through employees, agents and attorneys-in-fact.

          (b) The Escrow Agent shall have the right to resign after first having given Buyer and the Company notice in writing of its intent to resign at least 30 days in advance. At the expiration of such 30 days, the Escrow Agent shall deliver the remaining Deposit Fund to a successor Escrow Agent designated in writing by Buyer and the Company. If Buyer and the Company fail to designate a successor to the Escrow Agent within such 30-day period, the Escrow Agent shall, at the expense of Buyer and the Company, institute a bill of interpleader as contemplated by Section 5(e)(ii) hereof. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent under this Agreement without further act.

          (c) If (i) the Deposit Fund is at any time attached, garnished or levied upon under any court order, or (ii) the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or (iii) any order, judgment or decree shall be made or entered by any court of competent jurisdiction from which no appeal may timely be taken affecting such property or any part thereof, then in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (d) The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents and assume the genuineness of any instruction, direction, request or notice which is given to the Escrow Agent in proper form pursuant to this Agreement and reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person, without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to investigate or in any way determine whether Buyer or the Company is entitled to terminate the Purchase Agreement.

          (e) Should any controversy arise between or among Buyer and the Company or any other person, firm or entity with respect to this Agreement, the Deposit Fund or any part thereof, or the right of any party or other person to receive the Deposit Fund, or should Buyer and the Company fail to designate another Escrow Agent as provided in Section 5(b) hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Deposit Fund until the controversy is resolved and/or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to institute such bill of interpleader shall not, however, be deemed to modify the manner in which Escrow Agent is entitled to make transfers from the Deposit Fund as hereinabove set forth other than to tender the Deposit Fund into the possession and control of such court).

          (f) Buyer and the Company may, by joint written direction, request the resignation of the Escrow Agent. The Escrow Agent shall not be required to resign until its reasonable fees and out-of-pocket expenses have been paid. Such direction shall also include the designation of the successor Escrow Agent. Upon the turnover of the Deposit Fund to the successor Escrow Agent, the Escrow Agent shall be released from any further liability or responsibility in connection therewith other than liability resulting from the Escrow Agent's gross negligence, willful misconduct or breach of the provisions of this Agreement.

     6. Term. This Agreement shall continue in full force and effect until the assets comprising the Deposit Fund have been transferred in accordance with
Section 3 hereof.

     7. Escrow Earnings.

          (a) Upon the disbursement of the Deposit Fund, all income, proceeds, earnings or distributions on the Deposit Fund, after payment of expenses or taxes incurred in connection therewith, shall be paid to Buyer and the Company pro rata based on the amount of the Deposit Fund disbursed to such parties pursuant to this Agreement; provided, however, if the Closing under the Purchase Agreement occurs, all such income, proceeds, earnings or distributions on the Deposit Fund, after payment of expenses or taxes incurred in connection therewith, shall be paid to Buyer. All such earnings, including any cash dividends, shall be reported by the Escrow Agent to the recipients thereof in the calendar year in which such earnings are paid.

          (b) The Escrow Agent shall invest any cash in the Deposit Fund at the written direction of both Buyer and the Company or in the absence of such direction in the 100% U.S. Treasury Securities Money Market Fund or any other mutual fund invested solely in United States Treasury obligations for which the Escrow Agent or an affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent, or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Agreement, which fees are separate from the fees received from such funds, and
(iii) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates. Until further written notice, the Escrow Agent shall invest any cash in the Deposit Fund in the 100% U.S. Treasury Securities Money Market Fund. The Escrow Agent shall have no liability for any loss sustained as a result of such investment, or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity.

     8. Miscellaneous.

          (a) Time Periods. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a day other than a Business Day, such time shall be extended to the next Business Day.

          (b) Invalidity. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

          (c) Survival of Indemnification. Notwithstanding termination of this Agreement, the provisions of Section 5(a) shall remain in full force and effect for so long as the Escrow Agent may have any liability.

          (d) Default. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.

          (e) Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written Notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile with confirmation of receipt; provided, that if delivered or transmitted on a day other than a Business Day or after normal business hours, notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such Notice with an overnight delivery service:

          If to the Company:   National Steel Corporation
                               4100 Edison Lakes Parkway
                               Mishawaka, IN  46545
                               Attention: Kirk Sobecki
                               Senior Vice President and Chief Financial Officer
                               Tel: 574.273.7444
                               Fax: 574.273.7868

          With copies to:      National Steel Corporation
                               4100 Edison Lakes Parkway
                               Mishawaka, IN 46545
                               Attention: Ronald J. Werhnyak
                               Senior Vice President,
                               General Counsel and Secretary
                               Tel: 574.273.7601
                               Fax: 574.273.7868

                               and

                               Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                               Chicago, IL 60606
                               Attention: Gary P. Cullen, Esq.
                                          Timothy R. Pohl, Esq.
                               Tel: 312.407.0700
                               Fax: 312.407.0411

          If to Buyer:         United States Steel Corporation
                               600 Grant Street
                               Pittsburgh, PA 15219
                               Attention: John P. Surma
                               Vice Chairman and Chief Financial Officer
                               Tel: 412.433.1146
                               Fax: 412.433.1167

          With copies to:      United States Steel Corporation
                               600 Grant Street
                               Pittsburgh, PA 15219
                               Attention: Robert M. Stanton
                               Assistant General Counsel
                               Tel: 412.433.2877
                               Fax: 412.433.1145

                               and

                               Morgan, Lewis & Bockius LLP
                               301 Grant Street, Thirty-Second Floor

                               Pittsburgh, PA  15219
                               Attention: Marlee S. Myers, Esq.
                               Tel: 412.560.3300
                               Fax: 412.560.3399

          If to the  Escrow    J.P. Morgan Trust Company, N.A.
            Agent:             One Oxford Centre, Suite 1100
                               Pittsburgh, PA 15219
                               Attention:  Jo Anne Osborn
                               Tel: 412.291.2027
                               Fax: 412.291.2070

Rejection of or refusal to accept any Notice, or the inability to deliver any Notice because of changed address of which no Notice was given, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts to this Agreement may be delivered via facsimile. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          (h) Amendment. This Agreement may not be amended or modified except by a written agreement signed by each of the parties hereto.

          (i) Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Delaware, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.

          (j) Entire Agreement. This Agreement, the Purchase Agreement and all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Buyer, the Company and the Escrow Agent with respect to the subject matter hereof.

          (k) Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein.

          (l) Exclusive Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide (insofar as they relate to the Company) any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.

          (m) Security Procedures. In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of a party's authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of such party's executive officers ("Executive Officers"), which shall include the titles of Treasurer, Chief Financial and Chief Executive Officer, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or Buyer to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or a designated intermediary bank. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

          (n) TINSs. Upon execution of this Agreement, each of Buyer and the Company shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include Buyer's and Company's Tax Identification Number. In addition, all interest or other income earned under the Agreement shall be allocated and/or paid as directed in a joint written direction of Buyer and the Company and reported by the recipient to the Internal Revenue Service or other taxing authority. Notwithstanding such written directions, the Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Deposit Fund shall be retained in the Deposit Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by Buyer and the Company. In addition, the Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                            UNITED STATES STEEL CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:  John P. Surma
                                            Title: Vice Chairman and Chief
                                                   Financial Officer


                                            NATIONAL STEEL CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:  Kirk A. Sobecki
                                            Title: Senior Vice President and
                                                   Chief Financial Officer


                                            J.P. MORGAN TRUST COMPANY, N.A.


                                            By:
                                               ---------------------------------
                                            Name:  Jo Anne Osborn
                                            Title: Assistant Vice President

                   Signature Page to Deposit Escrow Agreement

                                   Schedule 1

                      Telephone Numbers for Call-Backs and
            Persons Designated to Confirm Funds Transfer Instructions

If to Company:

         Name                                             Telephone Number
         ----                                             ----------------

1.   John A. Maczuzak                                     574.273.7888
     President and Chief Operating Officer

2.   Kirk A. Sobecki                                      574.273.7444
     Senior Vice President and Chief Financial Officer

3.   Ronald J. Wernhyak                                   574.273.7601
     Senior Vice President, General Counsel
        and Secretary

If to Buyer:

         Name                                             Telephone Number
         ----                                             ----------------

1.   David  C. Greiner                                    412.433.4759
     Assistant Treasurer, Cash and Banking

2.   Edward Ecker                                         412.433.4766
     Director, Treasury Operations

3.   Michael J. Hatcher                                   412.433.4746
     General Manager, Strategic Planning
        and Development

Telephone call-backs shall be made to each of Company and Buyer if joint instructions are required pursuant to this Agreement.

                                                                       Exhibit C

                                 LEASE AGREEMENT

     This LEASE AGREEMENT ("Lease") is made and entered into as of this      day
                                                                        ----
of                   , 2003, by and between:
   ------------------

            United States Steel Corporation, a Delaware corporation,

with a principal office and place of business located at 600 Grant Street, Pittsburgh, Pennsylvania 15219-2800

                                  ("Landlord")
                                       and

               National Steel Corporation, a Delaware corporation,
                                   ("Tenant")

                              W I T N E S S E T H:

     In consideration of the terms, conditions and obligations herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1 -- Leased Premises; Parking.

     (A) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain real property containing approximately, which property is located on the third floor of the building containing approximately 116,609 square feet (the "Building") located on certain land commonly known as 4100 Edison Lakes Parkway, Mishawaka, St. Joseph County, Indiana, 46545 (the "Land") and as more particularly described on Exhibit "A-1" attached hereto. A floor plan depicting such leased premises is provided on Exhibit "A-2" attached hereto and incorporated herein (hereinafter the "Leased Premises" or the "Premises").

     (B) Landlord grants Tenant a non-exclusive license to use, in common with the other Building occupants, the common areas of the Building and the Land, including, but not limited to, parking areas (subject to subsection (D) below) (collectively, "Common Areas"), subject to, however, the rules and regulations attached hereto as Exhibit "B."

     (C) Without unreasonable interference with Tenant's use of the Leased Premises, Landlord reserves the right to:

          (1) install, use, maintain, repair, and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to other parts of the Building, above the ceiling surfaces, below the floor surfaces, within the walls, and in the central core areas, and to relocate any pipes, ducts, conduits, wires, and appurtenant meters and equipment included in the Premises which are located in the Leased Premises or outside of the Leased Premises, and/or to expand the Building; and

          (2) to alter or relocate any other common facility.

     (D) Subject to the limitations set forth herein, Tenant and its employees and visitors shall have the non-exclusive right to park on the Building's surface parking facilities in common with other occupants of the Building on such terms and conditions as Landlord may reasonably establish from time to time. Landlord reserves the right to limit the number of parking spaces that Tenant may use to the product of (1) the number of parking spaces available for parking generally for occupants of the Building and their employees and visitors, multiplied by (2) Tenant's proportionate share, calculated based on the ratio that the number of square feet of Leased Premises bears to the total number of square feet of the Building ("Tenant's Pro Rata Share"). Landlord may assign specific spaces and may reserve specific spaces in its reasonable discretion, and Tenant and its employees and visitors shall not park in any such assigned and/or reserved spaces. Landlord reserves the right to close all or a portion of the parking areas in order to make repairs or to perform maintenance. Landlord also reserves the right to relocate all or any parking areas serving the Building, provided that such spaces be replaced in number and in proximity substantially similar to those taken.

     Section 2 -- Use.

     Tenant shall use the Leased Premises for the following purposes and no other: general office purposes.

     Section 3 -- Term; Termination.

     (A) The initial term of this Lease shall be twelve (12) months (the
"Initial Term"), commencing on the       day of                 , 2003,
                                   -----        ----------------
(hereinafter "Commencement Date") and ending at 11:59 p.m., on the         day
                                                                   -------
of                  , 2004. Tenant shall have the right to extend the term of
   -----------------
this Lease, upon notice given not less than ninety days prior to the end of the then current term of this Lease, for up to two successive six-month periods (each, a "Renewal Term").

     (B) This Lease may be terminated only in accordance with its terms, and no unilateral termination by Tenant or voluntary surrender of this Lease by Tenant shall be effective unless such termination or surrender shall be accepted by Landlord in writing.

     Section 4 -- Holding Over.

     (A) If, without the execution of a new lease or written extension or written consent of Landlord, Tenant shall hold over after the expiration of the term of this Lease, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated by Landlord at any
time upon written notice to Tenant, at a rental of                     and
                                                   -------------------
   /100 Dollars ($______.____) per month, it being understood and agreed that
---
there shall be no additional charge for Operating Expenses, but that Tenant shall continue to pay Tenant's Pro Rata Share of Utilities Expenses. The terms and conditions of this Lease shall continue to be in full force and effect during any holdover tenancy by Tenant. If Tenant fails to surrender the Leased Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom, Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including any claims made by any succeeding tenants founded on such failure.

     (B) The obligations set forth in this Section 4 shall continue after the termination of this Lease as to any matters that occurred during or resulted from the term of this Lease.

     Section 5 -- Rent; Operating Expenses.

     (A) During the Initial Term, Tenant agrees to and shall pay Landlord (at such place as Landlord shall designate from time to time in writing) as rent for
the Leased Premises, the total sum of                and    /100 Dollars
                                      --------------     ---
($_______.___), payable without demand in equal monthly payments of
               and    /100 Dollars ($_______.___), in advance on or before the
--------------     ---
first day of each month, commencing on                    , 2003, and continuing
                                       -------------------
thereafter until the total sum shall be paid. If the Commencement Date occurs on a day other than the first day of the month, on the Commencement Date, Tenant shall pay Landlord the pro rata portion of rent for the month in which the Commencement Date occurs. During each Renewal Term, if any, Tenant agrees to and shall pay Landlord (at such place as Landlord shall designate from time to time
in writing) as rent for the Leased Premises, the total sum of                and
                                                              --------------
   /100 Dollars ($_______.___), payable without demand in equal monthly payments
---
of                and    /100 Dollars ($_______.___), in advance on or before
   --------------     ---
the first day of each month, commencing on the first day of such Renewal Term, and continuing thereafter until the total sum shall be paid.

     (B) Rent received after the first of the month shall be deemed delinquent. If rent is not received by Landlord by the fifth day of each month, Tenant shall pay a late charge equal to five percent (5%) of the amount due and not paid. Tenant shall pay Twenty and No/100 Dollars ($20.00) for each check returned to Landlord by the issuing bank for insufficient funds in the account upon which such check is drawn.

     (C) Of the annual rental amount, a portion represents an estimate of Tenant's Pro Rata Share of the building operation costs and real estate taxes. The rent shall be adjusted for the Initial Term and each Renewal Term, if any, to reflect the actual amount of Tenant's Pro Rata Share of real estate taxes and building operation costs (including but not limited to insurance, custodial services, maintenance, and utilities) in accordance with Exhibit "C" attached hereto and incorporated herein.

     Section 6 - Taxes.

     Each year during the term of this Lease, Landlord shall pay real estate taxes assessed against the Leased Premises in an amount equal to the total real estate taxes assessed against the Leased Premises in the base year.

     Tenant shall pay, before delinquency, all taxes, charges, or other governmental impositions assessed against or levied upon any of Tenant's personal property or trade fixtures located in or about the Premises and any of Tenant's improvements or alterations made to the Premises during the term of this Lease.

     Section 7 -- Relocation.

     If during the term hereof Landlord requires that Tenant's Leased Premises be moved for reasons associated with the Building, Landlord shall notify Tenant pursuant to the notice provisions herein, and Landlord, at its sole expense and effort, shall have the right, with the consent of Tenant, which consent shall not be unreasonably withheld or delayed, to move Tenant to other, comparable space in the Building. However, the terms and conditions of this Lease shall remain in full force and effect, and any descriptions, legal and/or property, including any attachments to this Lease, shall be modified and/or revised to illustrate Tenant's new Leased Premises.

     Section 8 -- Insurance.

     (A) Landlord's Insurance and Self-Insured Status.

          (1) Landlord shall insure the property, including the Building and Common Areas, against damage by fire and standard extended coverage perils, and shall carry commercial general liability insurance, all in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in the area.

          (2) Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable. Tenant shall have no right to any proceeds from such policies.

          (3) Landlord shall not carry any insurance on any of Tenant's property, and Landlord shall not be obligated to repair or replace any of it except to the extent the damage is caused by the negligence or willful misconduct of Landlord or its employees, officer, agents, or representatives.

          (4) Notwithstanding the foregoing to the contrary, Landlord reserves the right to self-insure any of the risks, including casualty, which would otherwise be covered by policies of insurance hereunder; provided, however, in the event Landlord carries insurance with a third party carrier, such policies of insurance shall include (i) waiver of subrogation provisions in favor of Tenant (provided that Tenant pays any fee or cost associated with such provision), (ii) provisions requiring that Tenant be given sixty (60) days notice of any policy cancellation or change (except in the case of non-payment of premium in which case ten (10) days written notice shall be given) and (iii) provisions requiring that Tenant be named as an additional insured.

     (B) Tenant's Insurance.

          Tenant hereby agrees to:

          (1) obtain and maintain in full force and effect commercial general liability insurance, for its business operations on the Leased Premises, under an occurrence policy form with an insurance company or companies possessing an A.M. Best Company rating of A-, for personal injury, including bodily injury and death, and property damage in a minimum amount of $2 million and No/100 Dollars ($2,000,000.00) per occurrence and $4 million and No/100 Dollars ($4,000,000.00)
in the aggregate and otherwise in accordance with the terms and provisions outlined in Attachment "1" attached hereto and incorporated herein; and

          (2) provide a copy of Attachment "1" to its insurance company and/or insurance agent.

     (C) Insurance policies required to be provided by Tenant shall name Landlord as an additional insured. Tenant shall provide Landlord with certificates of insurance evidencing the coverage required herein. Tenant shall be solely responsible for fire and casualty insurance on Tenant's personal property on or about the Leased Premises.

     (D) Tenant agrees that it will not keep, use, sell, or offer for sale in or upon the Leased Premises any property which may be prohibited by any insurance coverage to be maintained by Tenant hereunder.

     Section 9 -- Indemnification.

     (A) In the exercise of its rights hereunder, each party agrees to indemnify, defend, and hold harmless the other party, including its employees, agents, invitees, successors, and assigns, from and against any and all claims, costs, demands, damages, liabilities, judgments, or expenses, including attorneys' fees, court costs, consultant fees, and other legal costs (collectively, a "Claim"), for any personal injury, death, or property damage or any other damages of whatever kind or nature whatsoever arising out of or resulting from, or in any way associated with the activities described herein, or any act, omission, or neglect, of the indemnifying party, its employees, agents, invitees, successors, and assigns or the activities of any other party or entity whatsoever, directly or indirectly, against the indemnified party, except to the extent any such Claim arises or results from the negligence or willful misconduct of the indemnified party, its employees, agents, invitees, successors, or assigns.

     (B) Landlord and its employees and agents shall not be liable to Tenant or to Tenant's employees, patrons, visitors, invitees, or any other persons for any injury to any such persons or for damage to personal property caused by any act, omission, or neglect of Tenant or Tenant's agents or of any other tenant of the Premises. Tenant agrees to indemnify, defend, and hold harmless, Landlord and its employees and agents from any and all claims for such injury and damages, whether the injury occurs on or off the Leased Premises, except to the extent any such claim arises or results from the negligence or willful misconduct of Landlord, its employees, agents, invitees, successors, or assigns.

     (C) Tenant shall pay and indemnify Landlord against all legal costs and charges, including attorneys' fees lawfully and reasonably incurred, in obtaining possession of the Leased Premises after default of the Tenant or after the Tenant defaults in surrendering possession upon the expiration or earlier termination of the term of this Lease or in enforcing any covenant of the Tenant herein contained or in re-letting the Leased Premises after a default by Tenant.

     (D) Each of the parties hereto warrants to the other that, except as is set forth herein, it has not obligated the other party to pay any finders', brokers', or other agents' fees in connection with this Lease and each party shall indemnify, defend, and hold harmless the other party, including its employees, agents, invitees, successors, and assigns, from and against any and all claims for such fees alleged to have been incurred by such party.

     (E) The obligations set forth in this Section 9 shall continue after the termination of this Lease as to any matters that occurred during or resulted from the term of this Lease.

     Section 10 -- Environmental.

     (A) Tenant agrees to indemnify, defend, and hold harmless Landlord from and against any and all Claims arising from any environmental liability and/or environmental condition of the Leased Premises arising out of Tenant's activities during the term of this Lease. For purpose of this provision, "environmental condition" shall mean any discharge, release, leakage, existence, seepage, contamination, spillage, or emission (collectively, "Discharge") of any hazardous substances upon, in, or from the Premises. If, during the term of this Lease, Tenant bears witness to or receives information from any third party of personal injury, property damage, or environmental release occurring at or adjoining the Premises, Tenant shall provide Landlord with immediate notice of any such event.

          Tenant shall not cause any hazardous wastes, toxic substances, or toxic or hazardous material (collectively, "Hazardous Materials") to be used, generated, stored, or disposed of on, under, or about, or transported to or from, the Premises (collectively, "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason and revoked at any time. If Landlord consents to any such Hazardous Materials Activities, Tenant shall conduct them in strict compliance (at Tenant's sole expense) with all applicable laws and regulations, as hereinafter defined, and using all necessary and appropriate precautions.

     (B) Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licensees, or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend, and hold harmless Landlord from and against any Claims arising out of Tenant's Hazardous Materials Activities during the term of this Lease. For purposes hereof, Hazardous Materials shall include without limitation substances defined as "hazardous substances," "toxic substances," or "hazardous wastes" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980; Resource Conservation and Recovery Act of 1976 ("RCRA"); Hazardous Materials Transportation Act, and/or all other applicable federal, state, and local laws and ordinances governing similar matters and any regulations adopted and publications promulgated pursuant thereto (collectively "Hazardous Materials Regulations"); provided, however, Hazardous Materials shall not include products customarily used in the cleaning and operation of office space.

     (C) Prior to using, storing, or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types, quantities, locations, and uses thereof, and shall update such list as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement(s) required by any applicable hazardous Materials Regulation, all MSDS's and any update filed in accordance with any applicable Hazardous Materials Regulation or registration.

     (D) If Tenant's activities violate or create a risk of violation of any Hazardous Materials Regulation, Tenant shall cease such activities immediately upon notice from Landlord. Tenant shall immediately notify Landlord both by telephone and in writing of any spill or unauthorized discharge or release of Hazardous Materials or of any condition constituting an "imminent hazard" under RCRA.

     (E) Landlord and Landlord's representatives and employees may enter the Premises at any time during the term hereof to inspect Tenant's compliance with the provisions of this Lease.

     (F) The indemnification obligations set forth in Sections 10(A) and 10(B) shall continue after the termination of this Lease as to any matters that occurred during or resulted from the term of this Lease.

     Section 11 - Utilities; Services Provided by Landlord.

     (A) Tenant shall pay Landlord, as additional rent, Tenant's Pro Rata Share of the amounts payable by Landlord for utilities (the "Utilities Expense") during the term of this Lease. The Utilities Expense shall be payable as and when such amounts are payable by Landlord to the provider of such utilities. Landlord shall, promptly upon request by Tenant, furnish Tenant with copies of the utilities statements received by Landlord. Landlord shall pay for those services identified on Exhibit "C" attached hereto and incorporated herein and Tenant shall pay Tenant's Pro Rata Share of such services, as additional rent, in accordance with the provisions of Section 5(C) hereof. Tenant shall pay all charges for any other services used in or about or supplied to the Leased Premises, and shall indemnify Landlord against any liability on such account.

     (B) Landlord or Landlord's agent may not interrupt or cause the interruption of utility service to the Leased Premises or the Common Areas unless interruption results from bona fide repairs, construction, or an emergency. If any such utility services are interrupted and continue to be interrupted despite the good faith efforts of Landlord to remedy same, Landlord shall not be liable in any respect for damages to the person or property of Tenant or Tenant's employees, agents, or guests, and same shall not be construed as grounds for constructive eviction or abatement of rent; provided, however, in the event such interruption continues for more than ten (10) consecutive days and renders the Leased Premises uninhabitable or unusable by Tenant,

Tenant shall have the right to terminate the Lease. Landlord shall use reasonable diligence to repair and remedy such interruption promptly.

     (C) The payment obligations set forth in this Section 11 shall continue after the termination of this Lease as to any matters that occurred during or resulted from the term of this Lease.

     Section 12 -- Condition of Premises; Improvements, Maintenance, and
Repairs.

     (A) Tenant has examined and accepts the Leased Premises in its present "AS IS" condition as suitable for the purposes for which the same are leased, and does hereby accept the Leased Premises regardless of reasonable deterioration between the date of this Lease and the date Tenant begins occupying the Leased Premises unless Landlord and Tenant agree that Landlord shall make repairs and/or improvements or refurbishment as may be identified in Exhibit "E" attached hereto and incorporated herein.

     (B) Landlord shall keep the foundation, the exterior walls (including, without limitation: glass; windows; doors; door closure devices; window and door frames, molding, locks, and hardware; and painting and other treatment of exterior walls), the Common Areas, the interior of the Building, and the roof of the Building in good repair and condition, except that Tenant shall reimburse Landlord for any repairs occasioned by the willful misconduct or negligence of Tenant, its employees, subtenants, licensees, or concessionaires. Tenant agrees to give Landlord written notice of needed repairs of which Tenant is aware. Landlord shall make such repairs within a reasonable time. Tenant shall notify Landlord immediately of any emergency repairs of which Tenant is aware. Tenant shall keep the Leased Premises in good clean condition and shall, at its sole cost and expense, make all needed repairs and replacements thereof, except for repairs and replacements required to be made by Landlord under this Section 12. If any repairs required to be made by Tenant hereunder are not made within ten
(10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result by reason of such repairs, except to the extent such loss or damage arises or results from the negligence or willful misconduct of Landlord or its employees or agents, and Tenant shall pay to Landlord upon demand as additional rent hereunder the cost of such repairs plus interest thereon at the rate of five percent (5%) per annum from the date of such payment by Landlord until repaid by Tenant. At the termination of this Lease, Tenant shall deliver the Leased Premises in good order and condition, normal wear and tear excepted. Normal wear and tear means deterioration which occurs without negligence, carelessness, accident, or abuse.

     (C) Tenant shall make no alterations, decorations, additions, or improvements in or to the Leased Premises without Landlord's prior written consent, which shall not be unreasonably withheld, and then only by contractors or mechanics approved in writing by Landlord. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access to mechanical installations or service facilities of the Building or with moving of Landlord's equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies having jurisdiction. Before commencing any work approved by Landlord, Tenant shall give Landlord at least five (5) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. All alterations, decorations, additions, or improvements upon the Leased Premises (other than Tenant's trade fixtures), made by either party, including without limitation, all wallcoverings, built-in cabinet work, paneling, and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon and be surrendered with, the Premises as a part thereof at the termination of this Lease; except, however, Landlord may, by written notice to Tenant, given at least thirty (30) days prior to the termination of this Lease, require Tenant to remove all partitions, counters, railings and the like installed by Tenant during the term of this Lease, and Tenant shall repair any damage to the Premises from such removal or, at Landlord's option, shall pay to Landlord all of Landlord's costs of such removal and repair.

     (D) In the event the Leased Premises are partially damaged or destroyed or rendered partially unfit for occupancy by fire or other casualty, Tenant shall give immediate notice to Landlord. Landlord may repair the damage and restore the Leased Premises to substantially the same condition as immediately prior to the occurrence of the casualty. Such repairs shall be made at Landlord's expense unless due to the negligence or willful misconduct of Tenant or its employees, agents, or invitees. Landlord shall allow Tenant a fair reduction of rent during the time the Leased Premises are partially unfit for occupancy. If the Leased Premises are totally destroyed or deemed by the Landlord to be rendered unfit for occupancy by fire or other casualty or if Landlord shall decide not to repair or rebuild after a casualty, this Lease shall terminate and the rent shall be paid through the time of such casualty.

     Section 13 -- Tenant Default and Removal of Abandoned Property.

     If Tenant abandons the Premises or if Tenant breaches any covenant, warranty, term, or other obligation of this Lease, then Tenant's failure to cure same within ten (10) days thereafter shall be considered a default (provided, that Tenant's failure to make any payment of rent or Utilities Expense on the due date therefor shall be an immediate default) and, in the event of a default, Landlord may enforce the performance of this Lease in any manner provided by law. This Lease may be terminated at Landlord's discretion if such abandonment or default, including any payment default, continues for a period of ten (10) days after Landlord notifies Tenant of such abandonment or default and of Landlord's intention to declare this Lease terminated. If Tenant has not completely removed or cured the default within the 10-day period, this Lease shall terminate. Thereafter, Landlord or its agents shall have the right, without further notice or demand, to enter the Leased Premises and remove all property without being deemed guilty of trespass and without waiving any other remedies for arrearages of rent or breach of covenant. Upon abandonment or default by the Tenant, the remaining unpaid portion of the rent from Section 5 herein, shall become due and payable. Tenant is presumed to have abandoned the Premises if goods, equipment, or other property, in an amount substantial enough to indicate a probable intent to abandon the Premises, is being or has been removed from the Premises and the removal is not within the normal course of Tenant's business. Landlord shall have the right to store any property of Tenant that remains on the Premises that have been abandoned; and, in addition to Landlord's other rights, Landlord may dispose of the stored property if Tenant does not claim the property within sixty (60) days after the date the property is stored, provided Landlord notifies Tenant that Landlord may dispose of Tenant's property if Tenant does not claim the property within sixty (60) days after the date the property is stored.

     Section 14 -- Default by Landlord.

     In the event of breach by Landlord of any covenant, warranty, term, or obligation of this Lease, then Landlord's failure to cure same or commence a good faith effort to cure same within ten (10) days after written notice thereof by Tenant shall be considered a default and shall entitle Tenant either to terminate this Lease or cure the default, and any expense incurred by Tenant shall be reimbursed by the Landlord after reasonable notice of the expenses incurred.

     Section 15 -- Waiver of Breach.

     The waiver by either party of any breach of any provision of this Lease shall not constitute a continuing waiver or a waiver of any subsequent breach of the same or a different provision of this Lease.

     Section 16 -- Exclusion of Tenant; Landlord Right of Entry.

     (A) Landlord may not intentionally prevent Tenant from entering the Leased Premises, except by judicial process, unless the exclusion results from: (1) bona fide repairs, construction, or an emergency; (2) removing the contents of Premises abandoned by Tenant; or (3) changing the door locks of Tenant in the event Tenant is in default beyond the 10-day cure period in paying any potion of the rent. If Landlord or Landlord's agent changes the door locks of Tenant as permitted herein, Landlord or Landlord's agent must place a written notice on Tenant's front door stating the name and the address or telephone number of a contact person.

     (B) Landlord shall have the right, upon reasonable prior notice, during normal business hours to enter the Leased Premises: (1) to inspect the general condition and state of repair thereof; (2) to make repairs required or permitted under this Lease; or (3) for any other reasonable purpose. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any damages caused on account thereof shall be paid by Tenant, except for damages caused by the negligence or willful misconduct of Landlord or its employees or agents. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby as a result of such entry by Landlord made pursuant to Section 16. Tenant shall not change the locks on any entry way without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In any such event, Tenant's new locks shall be tied into Landlord's master locking system for the Premises.

     Section 17 -- Compliance with Laws, Rules and Regulation.

     (A) With respect to the Leased Premises, Tenant shall, at its own expense, comply with all laws, orders, and requirements of all governmental entities with reference to the use and occupancy of the Leased Premises. Tenant and Tenant's agents, employees, and invitees shall comply with any rules and regulations governing the use of the Buildings or other improvements to the Leased Premises as reasonably required by Landlord. Landlord may make reasonable changes in any such rules and regulations from time to time as deemed advisable for the safety, care, and cleanliness of the Building, provided the same are in writing and are not in conflict with this Lease. See Rules and Regulations attached hereto as Exhibit "B" and incorporated herein.

     (B) Tenant shall pay any and all fines or penalties imposed or allegedly imposed for failure to comply with this Section 17 and shall indemnify, defend, and hold harmless Landlord from any claims, demands, or actions by governments, their agencies, boards or commissions and private parties, arising as a result of Tenant's failure to comply with this Section 17.

     (C) Tenant shall obtain any permits as required in connection with its use and occupancy of the Leased Premises, and shall promptly provide copies thereof to Landlord.

     (D) Landlord does not warrant or represent that the Leased Premises are suitable or safe for the purpose intended in Section 3 hereof.

     (E) The indemnification obligations set forth in Section 17(B) shall continue after the expiration or termination of this Lease as to any matters that occurred during or resulted from the term of this Lease.

     Section 18 -- Construction.

     (A) This Agreement shall be construed under and in accordance with the laws of the State of Indiana.

     (B) In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     Section 19 -- Binding; Rights and Remedies Cumulative.

     (A) Subject to the provisions of this Lease pertaining to assignment of the Tenant's interest, all provisions of this Lease shall extend to and bind or inure to the benefit not only of the parties to this Lease, but to each and every one of the heirs, executors, representatives, successors and assigns of Landlord or Tenant.

     (B) The rights and remedies set forth in this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     Section 20 -- Lien; Subordination.

     (A) Landlord is granted an express contractual lien, in addition to any lien provided by law, and a security interest in, all property of Tenant found on the Leased Premises to secure the compliance by Tenant with all terms of this Lease.

     (B) Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust, or other lien hereafter placed on the Leased Premises, and Tenant agrees on demand to execute promptly such further instruments in reasonable form and substance subordinating this Lease as Landlord may request, provided such subordination shall be on the express condition that this Lease shall be recognized by the mortgagee, and the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants and conditions of this Lease.

     Section 21 -- Notices.

     All notices that may at any time be required to be given hereunder shall be deemed to have been properly given if personally hand delivered to the other party, or if sent by United States first class registered or certified mail, postage paid, or by facsimile transmission, addressed as follows:

     If to Tenant:     National Steel Corporation
                       4100 Edison Lakes Parkway
                       Mishawaka, IN  46545
                       Attention: Kirk Sobecki
                       Senior Vice President and Chief Financial Officer
                       Tel: 574-273-7444
                       Fax: 574-273-7868

     With copies to:   National Steel Corporation
                       4100 Edison Lakes Parkway
                       Mishawaka, IN 46545
                       Attention: Ronald J. Werhnyak, Senior Vice President,
                       General Counsel and Secretary
                       Tel: 574-273-7601
                       Fax: 574-273-7868

                       and

                       Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                       Chicago, IL 60606
                       Attention: Gary P. Cullen, Esq.
                                  Timothy R. Pohl, Esq.
                       Tel: 312.407.0700
                       Fax: 312.407.0411

     If to Landlord:   United States Steel Corporation
                       600 Grant Street
                       Pittsburgh, PA 15219
                       Attention: John P. Surma
                       Vice Chairman and Chief Financial Officer
                       Tel: 412.433.1146
                       Fax: 412.433.1167

     With copies to:   United States Steel Corporation
                       600 Grant Street
                       Pittsburgh, PA 15219
                       Attention: Robert M. Stanton
                       Assistant General Counsel
                       Tel: 412.433.2877
                       Fax: 412.433.1145

                       and

                       Morgan, Lewis & Bockius LLP
                       301 Grant Street, Thirty-Second Floor
                       Pittsburgh, PA  15219
                       Attention: Marlee S. Myers, Esq.
                       Tel: 412.560.3300
                       Fax: 412.560.3399

or to such other name and address as furnished in writing by either party to the other. All notices shall be effective when received by the party to whom addressed. Rejection of or refusal to accept any notice, or the inability to deliver any notice because of changed address of which no notice was given, shall be deemed effective notice as of the date of such rejection, refusal, or inability to deliver.

     Section 22 -- Assignment and Subletting; Amendment; Other Agreements Superseded.

     (A) Tenant shall not assign this Lease nor sublet the Leased Premises or any interest therein without first obtaining the written consent of the Landlord. An assignment or subletting without the written consent of Landlord shall be void and shall, at the option of Landlord, terminate this Lease.

     (B) No amendment, modification, or alteration of the terms hereof shall be binding unless it is in writing, dated subsequent to the date hereof, and duly executed by the parties.

     (C) This Agreement constitutes the entire agreement of the parties to this Lease with respect to the subject matter hereof and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter hereof.

     (D) Nothing contained herein will be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

     Section 23 -- Signs.

     (A) Tenant shall not post or paint any signs at, on, or about the Leased Premises or paint the exterior walls of the building without prior written consent of the Landlord. Landlord shall have the right to remove any sign or signs in order to maintain the Leased Premises or to make any repairs or alterations thereto.

     (B) During the last sixty (60) days of this Lease, a "For Sale" sign and/or a "For Lease" sign may be displayed on the Leased Premises and the Leased Premises may be shown at reasonable times to prospective purchasers or tenants.

     Section 24 -- Tenant Bankruptcy.

     Tenant commenced a case on March 6, 2002 under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"). Lease payments, and any other amounts owing by Tenant to Landlord in accordance with the provisions of this Lease, shall be entitled to administrative expense claim status under the Bankruptcy Code.

     Section 25 -- Condemnation.

     If the whole or any substantial part of the Leased Premises is taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain or should the Leased Premises be sold to a condemning authority under threat of condemnation, this Lease, at the option of either party, shall terminate and the rent shall be abated during the unexpired portion of the Lease effective from the date of the physical taking of the Leased Premises. In the event of a taking which does not result in the termination of this Lease, the rent shall be reduced in proportion to the portion of the Leased Premises no longer usable by Tenant. Tenant shall be entitled to a separate award from the condemning authority, to the extent it does not reduce Landlord's award.

     Section 26 -- Americans With Disability Act of 1991.

     The United States Congress has enacted the Americans With Disabilities Act (the "ADA"). Among other things, this Act is intended to make many business establishments equally accessible to persons with a variety of disabilities; therefore, modifications to real property may be required. State and local laws also may mandate changes. Landlord shall be responsible for making any modifications to the Leased Premises required as a result of amendments to the ADA or the rules and regulations promulgated thereunder which become effective during the term of this Lease.

     Section 27 -- Miscellaneous.

     (A) Tenant shall not record this Lease nor a short form memorandum thereof without the prior written consent of the Landlord.

     (B) No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than an account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed satisfactory, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

     Section 28 -- Time of Essence; Counterparts.

     (A) Time is expressly declared to be of the essence in this Lease.

     (B) This Lease may be signed in one or more counterparts, and by facsimile transmission, all of which shall be treated as one and the same original Lease. Each party shall provide an executed copy to the other.

THIS IS A LEGAL DOCUMENT, READ IT CAREFULLY. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART OF THIS DOCUMENT, SEEK COMPETENT LEGAL ADVICE.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of date first written above.

                                            Landlord: United States Steel
                                            Corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            Tenant: National Steel Corporation


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            * * * * * * * * * * * * * * *

                                 ATTACHMENT "1"
                                    INSURANCE

     Tenant shall procure and maintain, at its own expense, and shall require its Contractor(s), if any, to procure and maintain for the duration hereunder the insurance coverage meeting or exceeding the requirements set forth below:

     1. Minimum Scope of Insurance -- Coverage shall be at least as broad as the following:

          A. Commercial General Liability Insurance: Shall be written on ISO occurrence form CG 00 01 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract). If a 1973 edition ISO form must be used by the insurer, the broad form comprehensive general liability (BFCGL) endorsement shall be included. Additionally, the policy shall not contain a sunset provision, commutation clause or any other provision which would prohibit the reporting of a claim and the subsequent defense and indemnity that would normally be provided by the policy. The policy of insurance shall contain or be endorsed to include the following:

               (i)  Premises/Operations;

               (ii) Contractual;

               (iii) Independent Contractors;

               (iv) Property Damage;

               (v)  Personal Injury;

               (vi) Cross liability/severability of interest;

               (vii) The policy shall be endorsed using ISO form CG 20 10 11 85
                    (or a substitute form providing equivalent coverage) so as to include United States Steel Corporation (hereinafter "USS"), as an Additional Insured on a Primary and Non-Contributory basis. The coverage shall contain no special limitations relating to this Lease or USS as landlord and/or owner of the building, and on the scope of protection afforded to said Additional Insureds.

               (ix) Waiver of subrogation shall be provided to the benefit of all additional Insureds, as aforesaid.

               (x)  No XCU (explosion, collapse, underground) exclusion.

               (xi) For any claims related herein, the Tenant's and/or its
                    Contractor's insurance shall be primary and non-contributory respecting the aforesaid Additional Insureds. Any insurance or self-insurance maintained by USS shall be in excess of the Tenant's and/or Contractor's insurance and shall not contribute with it.

               (xii) The policy shall not contain any provision, definition, or endorsement which would serve to eliminate third-party action over claims.

               (xiii) Self-funded or other non-risk transfer insurance
                    mechanisms are not acceptable to USS (other than customary deductibles or self-insured retentions). If the Tenant has such a program, full disclosure must be made to USS prior to any consideration being given.

          B. Workers' Compensation Insurance: As required by the State or Commonwealth in which the Building is located.

          C. Employer's Liability: Coverages per accident, disease-policy limit, and disease each employee.

     2. Minimum Limits of Insurance -- Tenant and its Contractor(s) shall maintain limits no less than:

          A. Commercial General Liability: Including Umbrella Liability Insurance, if necessary, limits shall be not less than $2,000,000 each occurrence for bodily injury and property damage; $2,000,000 each occurrence and aggregate for products and completed operations; $4,000,000 general aggregate.

          B. Workers' Compensation: As required by the State or Commonwealth in which the Building is located.

          C. Employer's Liability: $1,000,000 per accident, $1,000,000 disease-policy limit, and $1,000,000 disease each employee. (May include Umbrella coverage.)

     3. Deductibles and Self-Insured Retentions -- All insurance coverage carried by Tenant and its Contractor(s) shall extend to and protect USS, its subsidiaries and/or affiliates to the full amount of such coverage, and all deductibles and/or self-insured retentions (if any), including those relating to defense costs, are the sole responsibility of Tenant and its Contractor(s).

     4. Rating of Insurer -- Insurers must have a minimum rating of a A- as evaluated by the most current A.M. Best rating guide. If the insurer has a rating less than an A-, the Contractor must receive specific written approval from USS prior to proceeding.

     5. Other Insurance Provisions

          A. Each insurance policy required by this clause shall be endorsed to state that coverage shall not be suspended, voided, canceled by either party, or reduced in coverage or in limits except after sixty (60) days prior written notice by certified mail, return receipt requested, has been given to USS (except in the case of non-payment of premium, in which event ten (10) days prior written notice shall be given).

          B. These insurance provisions are intended to be a separate and distinct obligation on the part of the Tenant. Therefore, these provisions shall be enforceable and Tenant and/or Contractor(s) shall be bound thereby regardless of whether or not indemnity provisions are determined to be enforceable in the jurisdiction in which the work covered hereunder is performed.

          C. The above-described insurance coverage to be provided by Tenant and/or its Contractor(s) hereunder will extend coverage to all work or services performed hereunder.

          D. The obligation of the Tenant and its Contractor(s) to provide the insurance herein above specified shall not limit in any way the liability or obligations assumed by the Tenant and its Contractor(s) hereunder.

          E. In the event Tenant and its Contractor(s) or its insurance carrier defaults on any obligations hereunder, Tenant and its Contractor(s) agree that they will be liable for all reasonable expenses and attorneys' fees incurred by USS to enforce the provisions hereunder.

     6. Evidence of Coverage

          A. Tenant and its Contractor(s) shall furnish USS with copies of the endorsements effecting the coverage required by this specification. Additionally, prior to the commencement of any work or services on USS's Premises, Tenant and its Contractor(s) and all subcontractors, if any, shall furnish to USS reasonably satisfactory Certificates of Insurance evidencing full compliance with the requirements herein. The Certificates of Insurance must show that the required insurance is in force, the amount of the carrier's liability thereunder, and must further provide that USS will be given sixty (60) days advance written notice of any cancellation of coverage or deletion of the certificate holder herein as an Additional Insured under the policies (except in the case of non-payment of premium, in which event ten (10) days prior written notice shall be given).

          B. All Certificates of Insurance shall be in form and content reasonably acceptable to USS and shall be submitted to USS in a timely manner so as to confirm Tenant and its Contractor(s) full compliance with the stated insurance requirements hereunder.

          C. Any failure on the part of USS to pursue or obtain the Certificates of Insurance required hereunder from Tenant and its Contractor(s) and/or the failure of USS to point out any non-compliance of such Certificates of Insurance shall not constitute a waiver of any of the insurance requirements hereunder, nor relieve Tenant or its Contractor(s) of any of its obligations or liabilities hereunder. Moreover, acceptance by USS of insurance submitted by the Tenant and its Contractors does not relieve or decrease in any manner the liability of the Tenant and its Contractor(s) for performance hereunder. The Tenant and its Contractor(s) are responsible for any losses, claims, and/or costs of any kind which their insurance does not cover.

     7. Subcontractors -- Contractor(s) shall be responsible for obtaining separate certificates from each subcontractor. All coverages for subcontractors shall be subject to all of the requirements stated herein.

                                                                       Exhibit D

                           INDEMNITY ESCROW AGREEMENT

     This INDEMNITY ESCROW AGREEMENT (this "Agreement") is dated as of
            , 2003, by and among (i) National Steel Corporation, a Delaware
------------
corporation (the "Company"), (ii) United States Steel Corporation, a Delaware corporation (together with any designated subsidiaries, "Buyer"), and (iii) J.P. Morgan Trust Company, N.A. (the "Escrow Agent"). Buyer and the Company are sometimes hereinafter referred to collectively as the "Indemnification Parties." Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement, dated as of January 9, 2003, by and among the Company, the Subsidiaries of the Company set forth on the signature pages thereto and Buyer (the "Purchase Agreement").

                                   WITNESSETH:

     WHEREAS, an escrow fund shall be established pursuant to Article 4 of the Purchase Agreement as collateral security for the payment of the indemnification obligations of Sellers pursuant to Article 10 of the Purchase Agreement; and

     WHEREAS, at the Closing, Buyer shall cause to be deposited into escrow pursuant to Section 3.1(c)(ii) of the Purchase Agreement 1,881,964 shares of Buyer Stock (the "Escrow Shares"). The Escrow Shares, which shall include any additional shares as may be issued upon any stock split, stock dividend, combination, recapitalization, or the like made in respect of such shares, are referred to herein as the "Indemnity Fund."

     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. Buyer and the Company hereby appoint and designate the Escrow Agent as escrow agent hereunder, and the Escrow Agent hereby agrees to act as escrow agent hereunder, to hold and release the Indemnity Fund in accordance with the terms hereof and of Article 10 of the Purchase Agreement.

     2. Escrow Deposit. At the Closing, there shall be deposited with the Escrow Agent on behalf of Buyer, and upon such deposit the Escrow Agent shall acknowledge receipt of, stock certificates of Buyer representing the Escrow
Shares registered as follows:                           . The Escrow Agent shall
                              ------------- ------------
hold the Escrow Shares and shall administer the same in accordance with the terms of this Agreement and Article 10 of the Purchase Agreement.

     3. Release of Indemnity Fund.

          (a) Certain Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement. In addition, the terms below shall have the following respective meanings:

               (iv) "Claim" shall mean a claim by any Buyer Indemnitee for indemnification for Losses under Article 10 of the Purchase Agreement.

               (v) "Claim Shares" shall mean, with respect to any Claim, a number of Escrow Shares that have an aggregate value equal to the amount of the Losses stated in the Notice of Claim, computed on the basis of the Indemnity Share Price.

               (vi) "Escrow Period" shall mean the period which commences on the date hereof and which terminates on the Indemnity Termination Date.

               (vii) "Indemnity Share Price" shall mean $13.284 per share, to be adjusted for stock splits, stock dividends, combinations, recapitalizations or the like with respect to shares of Buyer Stock.

               (viii) "Indemnity Termination Date" shall have the meaning specified in Section 10.5 of the Purchase Agreement.

               (ix) "Notice of Claim" shall mean, with respect to any Claim, a written notice from Buyer, that sets forth (A) the nature and the basis of such Claim (including, where applicable, the misrepresentation or breach to which the Claim is related), (B) a reasonable estimate of the amount of the Losses claimed by Buyer under Article 10 of the Purchase Agreement, (C) the Indemnity Share Price, and (D) the number of Claim Shares to be transferred by the Escrow Agent to Buyer in connection with such Claim based on the Indemnity Share Price should such Claim be resolved in Buyer's favor in accordance with Section 3 of this Agreement.

               (x) "Notice of Non-Objection" shall mean a written notice from the Company that it does not object to a transfer of Claim Shares to Buyer in accordance with Section 3 of this Agreement.

               (xi) "Notice of Objection" shall mean a written notice from the Company that it objects to a transfer of Claim Shares to Buyer.

          (b) Claim Procedure.

               (i) Buyer shall be entitled to give a Notice of Claim to the Company at any time during the Escrow Period, with contemporaneous delivery to the Escrow Agent.

               (ii) In the event that the Company gives a Notice of Non-Objection to Buyer, with contemporaneous delivery to the Escrow Agent, or does not give a Notice of Objection to a Notice of Claim within 60 days of receipt thereof, then upon receipt of such Notice of Non-Objection or at the end of such 60-day period, as applicable, the Escrow Agent shall promptly transfer the Claim Shares to Buyer as directed by such Notice of Claim from the Indemnity Fund (to the extent that the Indemnity Fund is sufficient therefor).

               (iii) In the event that the Company gives a Notice of Objection within 60 days of receipt of the Notice of Claim, then Buyer and the Company shall endeavor to resolve the Claim(s) subject to the Notice of Claim. If Buyer and the Company are able to agree on a resolution with respect to the Claim(s) subject to the Notice of Claim, a memorandum setting forth such agreement and which states the number of Claim Shares to be paid to Buyer shall be prepared and signed by both Buyer and the Company and shall be furnished to the Escrow Agent. The Indemnification Parties shall act in good faith to attempt to reach a resolution of the Claims(s) within 60 days following the date on which the Company gives Notice of Objection. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Claim Shares from the Indemnity Fund in accordance with the terms of the memorandum. If Buyer and the Company are unable to agree on any resolution within such 60-day period, the Escrow Agent shall not make any transfer of the Claim Shares which are subject to such dispute from the Indemnity Fund except promptly pursuant to a final award determined by a court of competent jurisdiction from which no appeal can be timely taken. The Escrow Agent shall take the action specified in joint notices signed by, and received from, the Indemnification Parties as soon as practical after its receipt thereof.

          (c) Expiration of Escrow Period; Disbursements.

               (i) If, on the first Business Day following the Indemnity Termination Date, (x) all Claim Shares to which Buyer is entitled in accordance with Section 3(b) hereof have been transferred to Buyer with respect to each Notice of Claim which has been given by Buyer on or prior to the Indemnity Termination Date; and (y) no Notice of Claim which has been given by Buyer is then outstanding, then within 10 days the Escrow Agent shall transfer all Escrow Shares remaining in the Indemnity Fund to the Company and likewise shall make the disbursements, if any, described in Section 8 below.

               (ii) If Buyer has made any Claim against the Indemnity Fund to which the Company has timely given Notice of Objection or may give a timely Notice of Objection and which remains outstanding as of the Indemnity Termination Date, the number of Escrow Shares comprising the Indemnity Fund that are in excess of the Claim Shares subject to the outstanding Claim or Claims (based on the Indemnity Share Price) shall be transferred to the Company within such 10-day period, and the Claim Shares subject to such outstanding Claim or Claims (based on the Indemnity Share Price) shall remain in the Indemnity Fund and shall continue to be administered in accordance with the terms hereof. Following the expiration of the Escrow Period, all Claim Shares shall be valued based on the Indemnity Share Price. Within 10 days following the resolution of each outstanding Claim pending on the Indemnity Termination Date and the disbursement of any Claim Shares to which Buyer is entitled upon resolution of such Claim, the number of Escrow Shares initially subject to such Claim that are in excess of the Claim Shares disbursed to Buyer, if any, pursuant to the resolution of such Claim, shall be transferred to Company. At such time, the Escrow Agent shall make the disbursements described in Section 8.

               (iii) Notwithstanding the other provisions of this Section 3, the Escrow Agent shall release and distribute the Indemnity Fund to the Indemnification Parties pursuant to any joint written instructions executed by the Indemnification Parties or as directed by a final award determined by a court of competent jurisdiction from which no appeal can be timely taken.

     4. Dividends; Voting.

          (a) Any dividends declared and paid, and any distributions made with respect to, the Escrow Shares shall be delivered to the Escrow Agent and shall be held and transferred by the Escrow Agent in the same manner that the Escrow Shares are held and transferred hereunder. Any shares of Buyer Stock received by the Escrow Agent upon a stock split, stock dividend, combination, recapitalization or the like made in respect of any securities in the Indemnity Fund shall be added to the Indemnity Fund and become a part thereof.

          (b) While Escrow Shares remain in the Indemnity Fund, the Company may vote such Escrow Shares on all matters submitted to a vote of the stockholders of Buyer during the term of this Agreement, and Buyer shall take reasonable steps to allow the exercise of such rights.

          (c) While Escrow Shares remain in the Indemnity Fund, the Company will retain and be able to exercise all other incidents of ownership of such Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Purchase Agreement.

     5. Fees of Escrow Agent. Each of Buyer and the Company shall pay one-half of the reasonable fees and out-of-pocket expenses of the Escrow Agent incurred by it in connection with carrying out its duties hereunder.

     6. Rights and Duties of the Escrow Agent.

          (a) The duties and responsibilities of the Escrow Agent shall be determined solely by the provisions of this Agreement and the Purchase Agreement. The Escrow Agent shall have and may exercise such powers hereunder as are specifically delegated to the Escrow Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including the power to hire attorneys to represent the Escrow Agent with respect to matters arising from this Agreement and the power to file actions as it deems necessary in a court of appropriate jurisdiction. The Escrow Agent shall have no implied duties and no obligation to take any action hereunder except for any action specifically provided by this Agreement to be taken by the Escrow Agent. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Indemnity Fund, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make delivery of the Indemnity Fund as herein provided or by reason of any order of a court of competent jurisdiction from which no appeal may timely be taken. The Escrow Agent shall not be liable to any party for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct or breach of the provisions of this Agreement was the primary cause of any loss to Buyer or the Company. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled person. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the parties hereto or by a final order or judgment of a court of competent jurisdiction. Buyer and the Company hereby agree, jointly and severally, to indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents and employees (collectively, the "Indemnitees") from and against any and all claims, liabilities, losses, damages, fines, penalties and reasonable out-of-pocket expenses, including incidental expenses and reasonable legal fees and expenses ("Escrow Agent Losses"), that may be imposed on, incurred by or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which they are authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, Buyer and the Company also agree, jointly and severally, to indemnify and hold the Indemnitees and each of them harmless from and against any and all Escrow Agent Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Escrow Agent's performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct or breached the provisions of this Agreement. The provisions of this Section 6(a) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent for any reason. The Escrow Agent may execute any of its duties hereunder by or through employees, agents and attorneys-in-fact.

          (b) The Escrow Agent shall have the right to resign after first having given the Indemnification Parties notice in writing of its intent to resign at least 30 days in advance. At the expiration of such 30 days, the Escrow Agent shall deliver the remaining Indemnity Fund to a successor Escrow Agent designated in writing by the Indemnification Parties. If the Indemnification Parties fail to designate a successor to the Escrow Agent within such 30-day period, the Escrow Agent shall, at the expense of the Indemnification Parties, institute a bill of interpleader as contemplated by Section 6(e)(ii) hereof. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent under this Agreement without further act.

          (c) If (i) the Indemnity Fund is at any time attached, garnished or levied upon under any court order, or (ii) the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or (iii) any order, judgment or decree shall be made or entered by any court of competent jurisdiction from which no appeal may timely be taken affecting such property or any part thereof, then in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (d) The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents and assume the genuineness of any instruction, direction, request or notice which is given to the Escrow Agent in proper form pursuant to this Agreement and reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person, without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to investigate or in any way determine whether Buyer is entitled to indemnification under the Purchase Agreement or the proper amount of any such indemnification.

          (e) Should any controversy arise between or among the Indemnification Parties or any other person, firm or entity with respect to this Agreement, the Indemnity Fund or any part thereof, or the right of any party or other person to receive the Indemnity Fund, or should the Indemnification Parties fail to designate another Escrow Agent as provided in Section 6(b) hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Indemnity Fund until the controversy is resolved and/or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to institute such bill of interpleader shall not, however, be deemed to modify the manner in which Escrow Agent is entitled to make transfers from the Indemnity Fund as hereinabove set forth other than to tender the Indemnity Fund into the possession and control of such court).

          (f) Buyer and the Company may, by joint written direction, request the resignation of the Escrow Agent. The Escrow Agent shall not be required to resign until its reasonable fees and out-of-pocket expenses have been paid. Such direction shall also include the designation of the successor Escrow Agent. Upon the turnover of the Indemnity Fund to the successor Escrow Agent, the Escrow Agent shall be released from any further liability or responsibility in connection therewith other than liability resulting from the Escrow Agent's gross negligence, willful misconduct or breach of the provisions of this Agreement.

     7. Term. This Agreement shall continue in full force and effect until all Escrow Shares and other assets comprising the Indemnity Fund have been transferred in accordance with Section 3 hereof.

     8. Escrow Earnings.

          (a) Except as provided in Section 4(a), following the expiration of the Escrow Period or upon such later final disposition of the Escrow Shares, all income, proceeds, earnings or distributions on the Indemnity Fund, after payment of expenses or taxes incurred in connection therewith, shall be paid to Buyer and the Company pro rata based on the amount of the Indemnity Fund disbursed to such parties pursuant to this Agreement. All such earnings, including any cash dividends, shall be reported by the Escrow Agent to the recipients thereof in the calendar year in which such earnings are paid.

          (b) The Escrow Agent shall invest any cash in the Indemnity Fund at the written direction of both Buyer and the Company or in the absence of such direction in the 100%

U.S. Treasury Securities Money Market Fund or any other mutual fund invested solely in United States Treasury obligations for which the Escrow Agent or an affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent, or custodian or subcustodian, notwithstanding that
(i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates. Until further written notice, the Escrow Agent shall invest any cash in the Indemnity Fund in the 100% U.S. Treasury Securities Money Market Fund. The Escrow Agent shall have no liability for any loss sustained as a result of such investment, or any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity.

     9. Miscellaneous.

          (a) Time Periods. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a day other than a Business Day, such time shall be extended to the next Business Day.

          (b) Invalidity. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

          (c) Survival of Indemnification. Notwithstanding termination of this Agreement, the provisions of Section 6(a) shall remain in full force and effect for so long as the Escrow Agent may have any liability.

          (d) Default. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto or (ii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.

          (e) Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written Notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile with confirmation of receipt; provided, that if delivered or transmitted on a day other than a Business Day or after normal business hours, notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such Notice with an overnight delivery service:

          If to the Company:  National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, IN  46545
                              Attention: Kirk Sobecki
                              Senior Vice President and Chief Financial Officer
                              Tel: 574.273.7444
                              Fax: 574.273.7868

          With copies to:     National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, IN 46545
                              Attention: Ronald J. Werhnyak
                              Senior Vice President,
                              General Counsel and Secretary
                              Tel: 574.273.7601
                              Fax: 574.273.7868

                              and

                              Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                              Chicago, IL 60606
                              Attention: Gary P. Cullen, Esq.
                                         Timothy R. Pohl, Esq.
                              Tel: 312.407.0700
                              Fax: 312.407.0411

          If to Buyer:        United States Steel Corporation
                              600 Grant Street
                              Pittsburgh, PA 15219
                              Attention: John P. Surma
                              Vice Chairman and Chief Financial Officer
                              Tel: 412.433.1146
                              Fax: 412.433.1167

          With copies to:     United States Steel Corporation
                              600 Grant Street
                              Pittsburgh, PA 15219
                              Attention: Robert M. Stanton
                              Assistant General Counsel
                              Tel: 412.433.2877
                              Fax: 412.433.1145

                              and

                              Morgan, Lewis & Bockius LLP
                              301 Grant Street, Thirty-Second Floor
                              Pittsburgh, PA 15219
                              Attention: Marlee S. Myers, Esq.
                              Tel: 412.560.3300
                              Fax: 412.560.3399

          If to the  Escrow   J.P. Morgan Trust Company, N.A.
            Agent:            One Oxford Centre, Suite 1100
                              Pittsburgh, PA 15219
                              Attention: Jo Anne Osborn
                              Tel: 412.291.2027
                              Fax: 412.291.2070

Rejection of or refusal to accept any Notice, or the inability to deliver any Notice because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts to this Agreement may be delivered via facsimile. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          (h) Amendment. This Agreement may not be amended or modified except by a written agreement signed by each of the parties hereto.

          (i) Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Delaware, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.

          (j) Entire Agreement. This Agreement, the Purchase Agreement and all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among Buyer, the Company and the Escrow Agent with respect to the subject matter hereof.

          (k) Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein.

          (l) Exclusive Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide (insofar as they relate to the Company) any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.

          (m) Security Procedures. In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of a party's authorized representatives identified in Schedule 1, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of such party's executive officers ("Executive Officers"), which shall include the
titles of                         , as the Escrow Agent may select. Such
          ------------------------
Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or Buyer to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or a designated intermediary bank. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

          (n) TINSs. Upon execution of this Agreement, each of Buyer and the Company shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include Buyer's and Company's Tax Identification Number. In addition, all interest or other income earned under the Agreement shall be allocated and/or paid as directed in a joint written direction of Buyer and the Company and reported by the recipient to the Internal Revenue Service or other taxing authority. Notwithstanding such written directions, the Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Indemnity Fund shall be retained in the Indemnity Fund and reinvested from time to time by the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by Buyer and the Company. In addition, the Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                            UNITED STATES STEEL CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            NATIONAL STEEL CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            J.P. MORGAN TRUST COMPANY, N.A.


                                            By:
                                               ---------------------------------
                                            Name: Jo Anne Osborn
                                            Title: Assistant Vice President

                  Signature Page to Indemnity Escrow Agreement

                                   Schedule 1

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions

If to Company:

              Name                                      Telephone Number

1.
     ----------------------                          -----------------------

2.
     ----------------------                          -----------------------

3.
     ----------------------                          -----------------------

If to Buyer:

             Name                                       Telephone Number

1.
     ----------------------                          -----------------------

2.
     ----------------------                          -----------------------

3.
     ----------------------                          -----------------------

Telephone call-backs shall be made to each of Company and Buyer if joint instructions are required pursuant to this Agreement.

                                                                       Exhibit E

           , 2003
----------

United States Steel Corporation
600 Grant Street
Pittsburgh, PA  15219

Re:  Lock-up Agreement

Ladies and Gentlemen:

This Lock-up Agreement is delivered to you in connection with the execution of that certain Asset Purchase Agreement dated as of January 9, 2003 (the "Purchase Agreement") by and among United States Steel Corporation ("USS"), National Steel Corporation ("National") and those subsidiaries of National Steel Corporation listed on the signature pages to the Purchase Agreement (together with National, "Sellers"). Pursuant to the Purchase Agreement, Sellers have agreed to sell certain assets to USS and USS has agreed to purchase such assets all in accordance with the terms of the Purchase Agreement. At the closing of the transactions contemplated by the Purchase Agreement, USS will issue shares of Buyer Stock (the "USS Shares") to Sellers. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

In consideration of the issuance of the USS Shares to the Sellers pursuant to the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned agrees that the undersigned will not, during the period beginning on the Closing Date and ending on the date that is six months after the Closing Date (the "Lock-up Period"), (i) sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or transfer by any means whatsoever, including, without limitation, as a gift, any USS Shares, or any options or warrants to purchase any shares of common stock of USS ("USS Common Stock"), or any securities convertible into, exchangeable for or that represent the right to receive shares of USS Common Stock, which during such period are owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or (ii) engage directly or indirectly in any transaction the likely result of which would involve a transaction prohibited by clause (i).

The foregoing restriction is expressly agreed to preclude any Seller from engaging in any hedging or other transaction, during the Lock-up Period, which is designed to, or reasonably expected to lead to, or result in, a sale or disposition of the USS Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the USS Shares or with respect to any security that includes, relates to, or derives any significant part of its value from shares of USS Common Stock.

Each Seller agrees and consents to the entry of stop transfer instructions with USS's transfer agent and registrar against the transfer of the USS Shares except in compliance with the foregoing restrictions.

Each Seller understands that the execution and delivery of this Lock-up Agreement by each Seller is an inducement for USS to execute the Purchase Agreement and consummate the transactions contemplated thereby, including the issuance of the USS Shares to Sellers. Each Seller acknowledges and agrees that this Lock-up Agreement is irrevocable and shall be binding upon each Seller's successors and assigns.

Each Seller understands that the restrictions with respect to the USS Shares set forth in this Lock-up Agreement are in addition to any other restrictions upon transfer that may arise pursuant to any other agreement to which such Seller is a party or under applicable securities laws.

                                            Very truly yours,

                                            NATIONAL STEEL CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            [Additional Sellers]

                                                                       Exhibit F
                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of
             , 2003 (the "Effective Date"), among United States Steel
-------------
Corporation, a Delaware corporation ("USS"), National Steel Corporation, a Delaware corporation (the "Company") and those persons listed on Appendix A hereto who have executed a counterpart signature page hereto (each, a "Holder" and collectively, the "Holders").

                              W I T N E S S E T H:

     WHEREAS, USS, the Company and certain subsidiaries of the Company have entered into that certain Asset Purchase Agreement, dated as of January 9, 2003 (the "Purchase Agreement"), pursuant to which, among other things, USS has agreed to issue to the Company a number of shares (the "Shares") of common stock of USS pursuant to Section 3.3 of the Purchase Agreement; and

     WHEREAS, under the terms of the Purchase Agreement, USS has agreed, among other things, to provide registration rights to the Holders, severally, with respect to the Shares.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Definitions. As used herein, the terms below shall have the following respective meanings:

          (a) "Agreement" shall have the meaning specified in the preamble.

          (b) "Bankruptcy Code" shall have the meaning specified in the Purchase Agreement.

          (c) "Bankruptcy Court" shall have the meaning specified in the Purchase Agreement.

          (d) "Board of Directors" shall mean the Board of Directors of USS.

          (e) "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banking institutions in the State of New York are not required to open.

          (f) "Commission" shall mean the U.S. Securities and Exchange
Commission.

          (g) "Common Stock" shall mean USS Common Stock, par value $1.00 per share.

          (h) "Effective Date" shall have the meaning specified in the preamble.

          (i) "Escrow Agent" shall have the meaning specified in the Purchase Agreement.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k) "Holders" shall have the meaning specified in the preamble and shall include the Company for so long as the Company owns Registrable Shares and shall include any other persons who obtain the Registrable Shares directly from USS or the Company.

          (l) "Indemnified Persons" shall have the meaning specified in Section 4(a).

          (m) "Indemnity Escrow Agreement" shall have the meaning specified in the Purchase Agreement.

          (n) "Majority of Holders" shall mean Holders holding a majority of the Shares distributed to the Holders.

          (o) "Material Activity" shall have the meaning specified in Section 2(b).

          (p) "Notices" shall have the meaning specified in Section 10(c).

          (q) "Purchase Agreement" shall have the meaning specified in the recitals.

          (r) "Registrable Shares" shall mean (i) the shares of Common Stock issued to the Company pursuant to Section 3.3 of the Purchase Agreement on the Closing Date and (ii) from and after the date of delivery of such shares, the shares of Common Stock to be delivered to the Company by the Escrow Agent pursuant to the Indemnity Escrow Agreement, and any other shares of Common Stock issued in respect thereof by reason of a stock split, stock dividend or similar change in the capitalization of USS.

          (s) "Registration Statement" shall have the meaning specified in
Section 2(a).

          (t) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (u) "Shares" shall have the meaning specified in the recitals.

          (v) "USS" shall have the meaning specified in the preamble.

     2. Registration Rights.

          (a) At any time on or after the date that is four months following the Effective Date, upon five Business Days' Notice from the Majority of Holders, USS shall file with the

Commission a shelf Registration Statement on Form S-3, or any successor or other appropriate form under the Securities Act (unless USS is not eligible to use Form S-3, in which event USS shall register the Registrable Shares on any form which USS is then eligible to use), covering the Registrable Shares (such registration statement, as it may be amended from time to time is hereafter referred to as the "Registration Statement") and use all commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable following the filing thereof but in no event earlier than the date that is six months following the Effective Date.

          (b) USS shall have the right, upon giving Notice to the Holders, to require each Holder not to sell any Registrable Shares pursuant to the Registration Statement for a period not to exceed 60 days (a "Black-out Period"), if (I)(A) USS is engaged in good faith discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divestiture, tender offer, financing or other transaction, or there is an event or state of facts relating to USS, in each case which is material to USS (as determined in good faith by the Board of Directors) (any such negotiation, step, event or state of facts being herein called a "Material Activity"), (B) in the good faith judgment of the Board of Directors, after consultation with counsel, disclosure of such Material Activity would be necessary under applicable securities laws, and (C) disclosure of such Material Activity would, in the good faith judgment of the Board of Directors, be adverse to the interests of USS; provided, however that the Black-out Period will terminate upon public disclosure by USS of such Material Activity or completion of the transaction, or (II) USS, upon advice of counsel, deems it necessary to file a post-effective amendment to the Registration Statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. In the event USS gives such notice, USS shall extend the effectiveness of the Registration Statement for a period of time equal to the length of the Black-out Period. USS may not impose more than one Black-out Period during any 360-day period. During any Black-out Period each Holder agrees not to sell any Registrable Shares under the Registration Statement. USS shall promptly provide Notice to the Holders upon the termination of any Black-out Period.

          (c) Once the Registration Statement has become effective, USS will, subject to Section 2(d), use all commercially reasonable efforts to maintain the effectiveness of the Registration Statement for a period of 30 months thereafter.

          (d) Notwithstanding anything to the contrary in Section 2(c), USS shall have no obligation to maintain the effectiveness of the Registration Statement after such time as all Holders are permitted by law to sell all of their respective Registrable Shares pursuant to (a) Rule 1145 of the Bankruptcy Code, (b) Rule 144 promulgated by the Commission under the Securities Act, as such Rule may from time to time be amended, without limitation as to volume in any three-month period or (c) any similar rule or regulation hereafter adopted by the Commission.

          (e) Subject to Sections 2(b) and 2(d) hereof, from time to time, USS will amend or supplement the Registration Statement and prospectus contained therein as and to the extent necessary to keep the Registration Statement effective for the period required hereunder and to comply with the federal securities and any applicable state securities statute or regulation.

          (f) USS will promptly provide Notice to the Holders (A) when a prospectus or any prospectus supplement or amendment has been filed and when the same becomes effective, (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement, (C) of the issuance by the Commission or any other governmental entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and USS will use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain promptly its withdrawal if such stop order should be issued, or (D) of the receipt by USS of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (g) USS will prepare and promptly file with the Commission and promptly notify the Holders of the filing of any amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (h) USS will cause all such Registrable Shares registered hereunder to be listed on each securities exchange on which similar securities issued by USS are then listed.

          (i) USS will provide a transfer agent and registrar for all Registrable Shares registered pursuant to such registration statement and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

          (j) USS will do all other customary acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Shares contemplated by such registration.

          (k) Upon the request of the Majority of Holders in the Notice delivered pursuant to Section 2(a), USS may elect, in its absolute and sole discretion, to effect an underwritten offering for the sale of the Registrable Shares. If USS should elect, in its absolute and sole discretion, to effect an underwritten offering: (i) the managing underwriter will be selected by the Majority of Holders with the consent of USS, which consent shall not be unreasonably withheld; (ii) USS shall take all reasonable and customary actions to expedite and facilitate such underwritten offering, including, without limitation, entering into an underwriting agreement in customary form; and (iii) no Holder of Registrable Shares may participate in any underwritten offering hereunder unless such Holder, (A) agrees to sell Registrable Shares on the basis reasonably provided in any underwriting agreement and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and instruments required under the terms of the underwriting arrangements.

     3. Termination of Registration Rights. All of each Holder's rights under
Section 2 of this Agreement shall expire at such time as all of the Registrable Shares held by such Holder shall have become eligible for sale in accordance with (i) the provisions of Rule 144 under the Securities Act without limitation as to volume in any three-month period or (ii) Rule 1145 of the Bankruptcy Code.

     4. Indemnification and Contribution.

          (a) USS shall indemnify and hold harmless each Holder and any underwriter (as defined in the Securities Act) for such Holder, each of their officers, directors, shareholders or partners, and each other person or entity, if any, who "controls" such Holder or underwriter or entity within the meaning of the Securities Act (collectively, "Indemnified Persons"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Registrable Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall pay any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that USS shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to USS by such Holder expressly for use therein or so furnished for such purposes by any underwriter.

          (b) Each Holder shall indemnify and hold harmless USS, its directors and officers and each other person or entity, if any, who controls USS within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which USS or any such director or officer or any such person or entity may become subject under the Securities Act or any other statute or at common law, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon written information provided to USS by such Holder expressly for use in the registration statement and contained in any registration statement under which any of such Holder's Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, provided that the obligations of such Holder shall be several, and not joint and several, among such Holders on the basis of the number of Registrable Shares included in such Registration Statement. The aggregate amount which may be recovered from any Holder of Registrable Shares pursuant to the indemnification provided in this
Section 5(b) in connection with any registration and sale of

Registrable Shares shall be limited to the total proceeds received by such Holder from the sale of Registrable Shares.

          (c) Each person entitled to indemnification under this Section (the "Indemnified Party") shall give Notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be reasonably acceptable to the Indemnified Party (or, in the case of the Holders, to the Majority of Holders), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give Notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is actually prejudiced by such failure to give Notice. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party, or in the case of the Holders, the Majority of Holders) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing.

          (d) To the extent that the indemnification provided for in this
Section 4 from the Indemnifying Party is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No Holder of Registrable Shares shall be required to contribute any amount in excess of the net proceeds received by such Holder from the sale of Registrable Shares.

          (e) The foregoing indemnity agreements of USS and the Holders are subject to the condition that, insofar as they relate to any losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any alleged untrue statement of any material fact contained in a prospectus or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading but which are eliminated or remedied in an amendment or prospectus supplement, such indemnity agreement shall not inure to the benefit of any Holder asserting the loss, liability, claim or damage if a copy of the amendment or prospectus supplement was furnished to the Holder and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     5. Covenants of Holders. In connection with the Registration Statement, each Holder agrees:

          (a) to provide all such information and material and take all actions as may be reasonably requested by USS in order to enable USS to comply with all applicable federal and state securities laws requirements;

          (b) not to take any action that would prevent the distribution of Registrable Shares included in the Registration Statement to be made in accordance with the plan of distribution set forth in such Registration Statement and with all applicable rules and regulations of the Commission;

          (c) not to deliver any form of prospectus in connection with the sale of any Registrable Shares as to which the USS has advised the Holders in writing that it is preparing an amendment or supplement; and

          (d) to notify USS promptly in writing upon the sale by the Holder of any Registrable Securities covered by the Registration Statement.

     6. Delivery of Prospectuses. USS shall furnish to each Holder whose Registrable Shares are included in the Registration Statement pursuant to this Agreement such number of copies of any prospectus (including any preliminary prospectus, amendment or prospectus supplement) as such Holder may reasonably request in order to effect the offer and sale of its Registrable Shares, but only while said prospectus remains current.

     7. Blue Sky Laws. USS shall use all commercially reasonable efforts to effect such qualifications or registrations under applicable blue sky or other state securities laws as may be necessary to enable the Holders to offer and sell their Registrable Shares; provided, however, that USS shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified, or to file any general consent to service of process.

     8. Expenses.

          (a) USS shall pay all expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for USS, expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to
Section 7 and expenses and fees for listing the Registrable Shares on each securities exchange on which shares of USS Common Stock are then listed. In addition, USS will pay all of its internal expenses.

          (b) Notwithstanding anything to the contrary in Section 8(a) or elsewhere in this Agreement, the Holders shall bear all underwriting discounts and/or brokers' commissions with respect to the shares of Common Stock sold by them and registered hereunder.

     9. Miscellaneous.

          (a) Severability. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

          (b) Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written Notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile with confirmation of receipt; provided, that if delivered or transmitted on a day other than a Business Day or after normal business hours, notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such Notice with an overnight delivery service:

          If to the Company:  National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, IN  46545
                              Attention: Kirk Sobecki
                              Senior Vice President and Chief Financial Officer
                              Tel: 574.273.7444
                              Fax: 574.273.7868

          With copies to:     National Steel Corporation
                              4100 Edison Lakes Parkway
                              Mishawaka, IN 46545
                              Attention: Ronald J. Werhnyak, Senior Vice
                                         President,
                              General Counsel and Secretary

                              Tel: 574.273.7601
                              Fax: 574.273.7868

                              and

                              Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                              Chicago, IL 60606
                              Attention: Gary P. Cullen, Esq.
                                         Timothy R. Pohl, Esq.
                              Telephone:  312.407.0700
                              Fax:   312.407.0411

          If to USS:          United States Steel Corporation
                              600 Grant Street
                              Pittsburgh, PA 15219
                              Attention: John P. Surma
                              Vice Chairman and Chief Financial Officer
                              Tel: 412.433.1146
                              Fax: 412.433.1167

          With copies to:     United States Steel Corporation
                              600 Grant Street
                              Pittsburgh, PA 15219
                              Attention: Robert M. Stanton
                              Assistant General Counsel
                              Tel: 412.433.2877
                              Fax: 412.433.1145

                              and

                              Morgan, Lewis & Bockius LLP
                              301 Grant Street, Thirty-Second Floor
                              Pittsburgh, PA  15219
                              Attention: Marlee S. Myers, Esq.
                              Tel: 412.560.3300
                              Fax: 412.560.3399

If to a Holder, at the address or facsimile number set forth on the signature page for such Holder.

     Rejection of or refusal to accept any Notice, or the inability to deliver any Notice because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

          (c) Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Delaware, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent such laws are superseded by the Bankruptcy Code.

          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts to this Agreement may be delivered via facsimile. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          (e) Amendment; Waiver. This Agreement may be amended, supplemented or modified, and any of the terms, covenants or conditions may be waived, only by a written instrument executed by USS and the Majority of Holders, or in the case of a waiver, by the party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

          (f) Assignment. The registration rights under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of USS and each of the Holders. USS may not assign its obligations under this Agreement without the prior written consent of the Majority of Holders. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (g) Exclusive Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide (insofar as they relate to the Company) any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (b) any and all claims, actions, causes of action, suits and proceeds relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.

          (h) Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein.

          (i) Counting. If the due date for any action to be taken under this Agreement (including the delivery of Notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next business day following such due date.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, USS, the Company and the Holders have executed this Agreement as of the date first above written.

                                            UNITED STATES STEEL CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            NATIONAL STEEL CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                 Signature Page to Registration Rights Agreement

                                            HOLDER:

                                            ------------------------------------

                                            Address:

                                            ------------------------------------

                                            ------------------------------------

                 Signature Page to Registration Rights Agreement

                                                                       Exhibit G


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

In re:                         )        Case No. 02-08697
                               )        through 02-08738
                               )        (Jointly Administered)
NATIONAL STEEL CORPORATION     )        Chapter 11
et al.,                        )        Hon. John H. Squires
                               )
            Debtors.           )

 ORDER UNDER 11 U.S.C.(S)(S).105(a) AND FED. R. BANKR. P. 2002, 6004, 6006, AND
9014 APPROVING (A) BIDDING PROCEDURES; (B) THE FORM AND MANNER OF NOTICE OF (i)
 THE SALE OF CERTAIN ASSETS, AND (ii) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN
       EXECUTORY CONTRACTS AND UNEXPIRED LEASES; AND (C) THE BREAK-UP FEE

          This matter having come before the Court on the Motion for Orders Pursuant to 11 U.S.C. (S)(S) 105(a), 363, 365, 1145, and 1146(c) and Fed. R.
Bankr. P. 2002, 6004, 6006 and 9014 (A) Approving (i) Bidding Procedures, (ii) the Form and Manner of Sale Notices, and (iii) Break-Up Fee and (B) Authorizing and Approving (i) the Sale of Certain of the Debtors' Assets Free and Clear of Liens, Claims and Encum-brances, (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) the Assumption of Certain Liabilities (the "Motion")/1/ of the above captioned, debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order (the "Procedures Order") (a) scheduling a hearing (the "Sale Hearing") with respect to the Debtors' motion (the "Sale Motion") for an order authorizing (i) the sale of certain

----------
/1/ Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the motion or the Agreement, as the case may be.

of the Debtors' Assets Free and Clear of Liens, Claims and Encum-brances, (ii) the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) the Assumption of Certain Liabilities (the "Motion")1 of the above captioned, debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order (the "Procedures Order") (a) scheduling a hearing (the "Sale Hearing") with respect to the Debtors' motion (the "Sale Motion") for an order authorizing (i) the sale of certain of the Debtors' Assets relating to the Business, free and clear of all liens, claims, interests, and encumbrances (the "Sale"), pursuant to and as described in the Purchase Agreement, dated as of January 9, 2003 (the "Agreement"), by and among the Debtors and United States Steel Corporation (the "Buyer"), (ii) the Debtors' assumption and assignment to the Buyer of certain executory contracts and unexpired leases (the "As-sumed Contacts"), pursuant to, limited by, and as described in the Agreement, free and clear of liens, claims, interests, and encumbrances, and (iii) the assumption by the Buyer of certain liabilities of the Debtors (the "Assumed Liabilities"), pursuant to and as described in the Agreement; and (b) approving (i) the Debtors' proposed bidding proce-dures (the "Bidding Procedures"), (ii) the form and manner of notice of the Sale, (iii) the form and manner of the Notices of the Assumption of the Assumed Contracts and (iv) the Break-Up Fee; and the Court having reviewed the Motion; and it appearing that notice of the Motion was good and sufficient under the particular circumstances and that no other or further notice need be given; and the Court having considered the arguments of counsel at the hearing held on January 30, 2003 (the "Hearing"); and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Hearing; and after due deliberation thereon; and good cause appearing therefor, it is hereby

          FOUND AND DETERMINED THAT:/2/

          A. The Court has jurisdiction over this matter and over the property of the Debtors and their respective bankruptcy estates pursuant to 28 U.S.C.(S) 1334 and (S) 157(a).

          B. This is a core proceeding pursuant to 28 U.S.C.(S) 157(b)(2)(A),
(N) and (O).

          C. The Debtors have articulated good and sufficient reasons for approving (i) the manner of notice of the Sale Motion, the Sale Hearing and the assumption and assignment of the Assumed Contracts, (ii) the form of notice of the Sale Motion and the Sale Hearing (the "Sale Notice") to be distributed to creditors and other parties in interest, including prospective bidders, (iii) the form of notices of the cure amounts and the assumption of the Assumed Contracts to be filed with the Court and served on parties to each Assumed Contract, (iv) the Bidding Procedures and (iv) the Break-Up Fee for the Buyer.

          D. The Debtors' payment to the Buyer (as set forth in the Agreement), of the Break-Up Fee (a) is an actual and necessary cost and expense of preserving the Debtors' estates, within the meaning of section 503(b) of the Bankruptcy Code, (b) is of substantial benefit to the Debtors' estates, (c) is reasonable and appropriate, including in light of the

----------
/2/ Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

size and nature of the Sale and the efforts that have been and will be expended by the Buyer notwithstanding that the proposed Sale is subject to higher or better offers for the Business, (d) was negotiated by the parties at arms' length and in good faith, and (e) is necessary to ensure that the Buyer will continue to pursue its proposed acquisition of the Business. The Break-Up Fee was a material inducement for, and condition of, the Buyer's entry into the Agreement. The Buyer is unwilling to commit to hold open its offer to purchase the Business under the terms of the Agreement unless it is assured payment of the Break-Up Fee. Thus, assurance to the Buyer of payment of the Break-Up Fee has promoted more competitive bidding by inducing the Buyer's bid that otherwise would not have been made, and without which bidding would have been limited. Further, because the Break-Up Fee induced the Buyer to research the value of the Business and submit a bid that will serve as a minimum or floor bid on which other bidders can rely, the Buyer has provided a benefit to the Debtors' estates by increasing the likelihood that the price at which the Business is sold will reflect its true worth. Finally, absent authori-zation of the Break-Up Fee, the Debtors may lose the opportunity to obtain the highest and best available offer for the Assets.

          E. The Bidding Procedures are reasonable and appropriate and represent the best method for maximizing the return for the Assets.

          NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

                                  Sale Hearing

          1. The Sale Hearing shall be held before the undersigned United States Bankruptcy Judge, on [_______], 2003 at [__] in the United States Bankruptcy Court, for the Northern District of Illinois, at which time the Court shall consider the Sale Motion and confirm the results of the Auction (as defined in the Motion), if any. Objections to the Sale Motion shall be filed and served upon counsel to the Debtors, the Buyer, and the Creditor Constituencies no later than 4:30 (prevailing Central Time) on [__] (the "Objection Deadline").

          2. The failure of any objecting person or entity to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Sale Motion, the Sale, or the Debtors' consummation and performance of the Agreement (including the transfer of the Assets and Assumed Contracts free and clear of all Inter-ests), if authorized by the Court.

          3. The Sale Hearing may be adjourned from time to time without further notice to creditors or parties in interest other than by announcement of the adjournment in open court or on the Court's calendar on the date scheduled for the Sale Hearing or any adjourned date.

                                     Notice

          4. Notice of (a) the Sale Motion, (b) the Sale Hearing, and (c) the proposed assumption and assignment of the Assumed Contracts to the Buyers pursuant to the Agreement shall be good and sufficient, and no other or further notice shall be required, if given as follows:

     (a) Notice of Sale Hearing. Within five (5) days after the entry of this Order (the "Mailing Date"), the Debtors (or their agents) shall serve the Motion, the Agree-ment, the proposed Sale Order, the Bidding Procedures and a copy of this Proce-dures Order by first-class mail, postage prepaid, upon
     (i) all entities known to have expressed an interest in a transaction with respect to the Acquired Assets or a portion thereof during the past six (6) months; (ii) all entities known to have asserted any lien, claim, interest or encumbrance in or upon the Acquired Assets; (iii) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (iv) all parties to the Assumed Contracts; (v) the United States Attorney's office;
     (vi) the Securities and Exchange Commission; (vii) the Internal Revenue Service; and (viii) all entities on the 2002 Service List;

     (b) Sale Notice. On or before the Mailing Date, the Debtors (or their agents) shall serve by first class mail, postage prepaid, the Sale Notice substantially in the form annexed to the Motion as Exhibit C upon all other known creditors of the Debtors;

     (c) Cure Notice. Within ten (10) days after the entry of this Order, the Debtors shall file with the Court and serve on all non-Debtor parties to the Assumed Contracts, a notice substantially in the form annexed to the Motion as Exhibit E (the "Cure Notice") of the cure amount necessary to assume the Assumed Contract (the "Cure Amount"). The non-Debtor party to the Assumed Contract shall have until March 10, 2003 (the "Objection Deadline") to object to the Cure Amount and must state in its objection with specificity what Cure Amount is required (with appropriate documentation in support thereof). To the extent that Contracts are added to the list of Assumed Contracts, the Debtors shall provide a Cure Notice to the non-Debtor party to any such Contract and such non-Debtor party shall have no less than fourteen (14) days to file an objection to the specified Cure Amount. If no objection is timely received, the Cure Amount set forth in the Debtors' Cure Notice shall be controlling, notwithstanding anything to the contrary in any Assumed Contract or any other document, and the non-Debtor party to the Assumed Contract shall be forever barred from asserting any other claims against the Debtors, the Buyers, or the property of either of them, as to such Assumed Contract and such non-objection shall be deemed to be consent to the assumption and assignment of such Assumed Contract to Buyer; and

     (d) Publication Notice. On or before the Mailing Date, or as soon thereafter as is practicable, the Debtors shall cause notice substantially in the form of the notice attached to the Motion as Exhibit D, to be published in the national editions of The Wall Street Journal and The New York Times and the Chicago Tribune.

     (e) Assumption Notice. At the conclusion of the Auction, the Debtors shall file with the Court a notice (the "Assumption Notice") substantially in the form of the notice attached to the Motion as Exhibit F identifying the Successful Bidder.

                                  Break-Up Fee

          5. Payment of the Break-Up Fee, as defined in the Agreement, and in accordance with Section 7.2(b) of the Agreement is hereby approved, and the Break-Up Fee is authorized and directed to be paid at the time and under the circumstances set forth in Section 7.2(b) of the Agreement.

                               Bidding Procedures

          6. The Bidding Procedures, as set forth on Exhibit A, attached hereto and incorporated herein by reference as if fully set forth in this Order, are hereby approved and shall govern all proceedings relating to the Agreement and any subsequent bids for the Assets in these cases.

          7. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order.

          8. Notwithstanding Bankrutpcy Rules 6004(g) and 6006(d), this Order shall be effective upon entry.

Dated: January     , 2003
               ----


                                            ------------------------------------
                                            United States Bankruptcy Judge

                       Exhibit A to Sales Procedures Order

                           NATIONAL STEEL CORPORATION

                                 Sale Procedures

               Set forth below are the sale procedures (the "Sale Procedures") to be employed with respect to the asset purchase agreement (the "Agreement") by and among National Steel Corporation and its subsidiaries ("National Steel" or "Sellers") and United States Steel Corporation (the "Proposed Purchaser") concerning the prospective sale of the Acquired Assets (as that term is defined in the Agreement). The Sellers will seek entry of an order from the Bankruptcy Court authorizing and approving the Sale (as hereinafter defined) to one or more Qualified Bidders (as hereinafter defined) which the Sellers, in consultation with Mitsubishi Corporation ("Mitsubishi"), Marubeni Corporation ("Marubeni"), the Official Committee of Unsecured Creditors (the "Creditors' Committee") and the Unofficial Committee of Bondholders of the 9-7/8% Series D Bonds due 2009 and 8-3/8% Series Bonds due 2006 (the "Bondholders Committee," and together with the Creditors' Committee, Mitsubishi and Marubeni, the "Committees") may determine to have made the highest, best or otherwise financially superior offer (the "Successful Bidder").

                                Assets to be Sold

               The Sellers are offering for sale in one or more transactions (the "Sale") all or substantially all of the assets of National Steel (the "Assets"). The Proposed Purchaser has offered to purchase the Acquired Assets which are described in the Agreement and which do not include all of the Assets.

                               The Bidding Process

               The Sellers and their advisors, in consultation with the Committees, shall (i) determine whether any person is a Qualified Bidder (hereinafter defined), (ii) coordinate the efforts of Qualified Bidders in conducting their due diligence investigations, (iii) receive offers from Qualified Bidders, and (iv) negotiate any offers made to purchase the Assets (collectively, the "Bidding Process"). Any person who wishes to participate in the Bidding Process must be a Qualified Bidder. Neither the Sellers nor their representatives shall be obligated to furnish any information of any kind whatsoever to any person who is not determined to be a Qualified Bidder. The Sellers, in consultation with the Committees, shall have the right to adopt such other rules for the Bidding Process (including rules that may depart from those set forth herein), which rules will better promote the goals of the

Bidding Process and which are not inconsistent with any of the other provisions hereof or of any Bankruptcy Court order.

                           Participation Requirements

               Unless otherwise ordered by the Bankruptcy Court or determined by the Sellers, in consultation with the Committees, each person (a "Potential Bidder") interested in participating in the Bidding Process must deliver (unless previously delivered) to the Sellers:

               (i) An executed confidentiality agreement in substantially similar form to that attached hereto as Annex A; and

               (ii) Current audited financial statements of the Potential
                    Bidder, or, if the Potential Bidder is an entity formed for the purpose of acquiring the Acquired Assets, current audited financial statements of the equity holder(s) of the Potential Bidder, or such other form of financial disclosure acceptable to the Sellers and their advisors, in consultation with the Committees, demonstrating such Potential Bidder's ability to close a proposed transaction.

               A Qualified Bidder is a Potential Bidder that delivers the documents described in subparagraphs (i) and (ii), and that the Sellers, in consultation with the Committees, determine is reasonably likely (based on financial information submitted by the Potential Bidder, the availability of financing, experience and other considerations deemed relevant by the Sellers, in consultation with the Committees) to submit a bona fide offer and to be able to consummate the Sale if selected as a Successful Bidder.

               No later than two business days after a Potential Bidder delivers all of the materials required by subparagraphs (i) and (ii) above, the Sellers shall determine, and shall notify the Potential Bidder, if such Potential Bidder is a Qualified Bidder. The Proposed Purchaser is hereby determined to be a Qualified Bidder. In addition, each indenture trustee under the 9-7/8% Series D Bonds due 2009 and 8-3/8% Series Bonds due 2006 are each hereby deemed to be Qualified Bidders for the limited purposes of exercising any rights that each may have under section 363(k) of the Bankruptcy Code.

                                  Due Diligence

               The Sellers may afford any Qualified Bidder the time and opportunity to conduct reasonable due diligence. The Sellers will designate an employee or other representative to coordinate all reasonable requests for additional information and due diligence access from such Qualified Bidders. The Sellers shall not be obligated to furnish any due diligence information after the Bid Deadline (as hereinafter defined). Neither the Sellers nor any of their respective representatives are obligated to furnish any information to any person other than a Qualified Bidder. The Sellers are not responsible for, and will bear no liability with respect to, any information obtained by Bidders in connection with the sale of the Assets..

                                  Bid Deadline

               A Qualified Bidder who desires to make a bid shall deliver a written copy of its bid to (1) Gary P. Cullen and Timothy R. Pohl, Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, IL 60606; and (2) Frank (Terry) A. Savage and Andrew T. Yearley, Lazard Freres & Co., LLC ("Lazard"), 30 Rockefeller Center, 61st Floor, New York, NY 10020, not later than 12:00 p.m. (prevailing Central time) on the day that is four (4) business days prior to the Auction (as defined below) (the "Bid Deadline"). Lazard shall immediately distribute copies of the bids to counsel for the Committees. The Sellers, after consultation with the Committees, shall announce the terms of the highest, best or otherwise financially superior Qualified Bid(s) received by the Bid Deadline no later than 5:00 p.m. (prevailing Central time) on the second (2nd) business day after the Bid Deadline.

                                Bid Requirements

               All bids must include the following documents (the "Required Bid Documents"):

                    . A letter stating that the bidder's offer is irrevocable until the later of (x) 2 business days after the Acquired Assets have been disposed of pursuant to these Bidding Procedures, and (y) 30 days after the Sale Hearing.

                    . An executed copy of a purchase agreement marked to show modifications to the Agreement that the Qualified Bidder proposes (the "Marked Agreement"), the overall value of which must be equal to, or in excess of, at least $2 million over the sum of the overall value of the transactions contemplated by the Agreement and the Topping Fee (the "Required Bid Value").

                    . A good faith deposit (the "Good Faith Deposit") in the form of a certified check (or other form acceptable to the Sellers in their sole discretion) payable to the order of the Sellers (or such other party as the Sellers may determine) in an amount equal to $6.5 million.

                    . Written evidence of a commitment for financing or other evidence of the ability to consummate the Sale satisfactory to the Sellers with appropriate contact information for such financing sources.

               The Sellers, in consultation with the Committees, may choose to disregard bids that are conditioned on obtaining financing or on the outcome of unperformed due diligence by the bidder. A bid received from a Qualified Bidder that includes all of the Required Bid Documents and meets all of the above requirements is a "Qualified Bid."

               There is no requirement that a Qualified Bid include more or less Assets than are covered by the Agreement. The Sellers, in consultation with the Committees, reserve the right to determine (i) the value of any Qualified Bid,
(ii) whether any Qualified Bid (either by itself or in connection with another Qualified Bid(s) provides overall value to Sellers that is equal to, or in excess of, the Required Bid Value or any other Qualified Bid and (iii) which Qualified Bid(s) constitutes the highest, best and otherwise financially superior offer. The Sellers' determination in this regard may include an analysis of the value (whether positive or negative) of any Assets that are included in or excluded from any Qualified Bid, the existence or absence of any escrow or indemnity and consideration of the Topping Fee, if applicable.

                                 Bid Protection

               Recognizing the Proposed Purchaser's expenditure of time, energy and resources, the Sellers have agreed to provide certain bidding protections to the Proposed Purchaser. Specifically, the Sellers have determined that the Agreement will further the goals of the Bidding Procedures by setting a floor for which all other Potential Bids must exceed and, therefore, is entitled to be selected as a "Stalking Horse Bid." As a result, the Sellers have agreed to pay, in certain limited circumstances as set forth in the Agreement, a break-up fee of $15 million (the "Topping Fee") to the Proposed Purchaser.

                                "As Is, Where Is"

               The sale of the Assets shall be on an "as is, where is" basis and without representations or warranties of any kind, nature, or description by the Sellers, their agents or their estate except to the extent set forth in the applicable agreement of the Successful Bidder as accepted by Sellers. Except as otherwise provided in the applicable agreement, all of the Sellers' right, title and interest in and to the Assets subject thereto shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests thereon and there against (collectively, the "Interests") in accordance with section 363 and 365 of the Bankruptcy Code, with such Interests to attach to the net proceeds of the sale of the Assets.

               Each Qualified Bidder shall be deemed to acknowledge and represent that it has had an opportunity to conduct any and all due diligence regarding the Assets prior to making its offer, that it has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the Assets in making its bid, and that it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Assets, or the completeness of any information provided in connection therewith or the Auction, except as expressly stated in these Bidding Procedures or, as to the Successful Bidder, the terms of the sale of the Assets shall be set forth in the applicable agreement.

                                     Auction

               If one or more Qualified Bids (other than that of the Proposed Purchaser) have been received, the Sellers shall conduct an auction (the "Auction") with respect to the Assets. The Auction shall commence on the date that is three (3) business days prior to the Sale Hearing (as defined below) at the offices of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, 19th Floor, Chicago, Illinois. The Sellers shall notify all Qualified Bidders who have submitted Qualified Bids of the time and place of the Auction. If there is no timely Qualified Bid (other than that of the Proposed Purchaser), the Proposed Purchaser shall be deemed to be the Successful Bidder.

               Only a Qualified Bidder who has submitted a Qualified Bid is eligible to participate at the Auction. During the Auction, bidding shall begin initially with the highest Qualified Bid and subsequently continue in minimum increments of at least $1 million. Other than otherwise disclosed herein, the Sellers, in consultation with the Committees, may conduct the Auction in the manner they determine will result in the highest, best or otherwise financially superior offer(s) for the Assets.

               Upon conclusion of the bidding, the Auction shall be closed, and the Sellers, in consultation with the Committees, shall (i) immediately review each Qualified Bid or Bids on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale, and (ii) within one day identify the highest, best or otherwise financially superior offer(s) for the Assets (the "Successful Bid" and the entity or entities submitting such Successful Bid, the "Successful Bidder"), which highest, best or otherwise financially superior offer(s) will provide the greatest amount of net value to the Sellers after payment of, among other things, the Topping Fee, if required and advise the Bidders of such determination.

                          Acceptance of Qualified Bids

               The Sellers shall sell the Assets to the Successful Bidder upon the approval of the Successful Bid by the Bankruptcy Court after hearing (the "Sale Hearing"). The Sellers' presentation of a particular Qualified Bid to the Bankruptcy Court for approval does not constitute the Sellers' acceptance of the bid. The Sellers will be deemed to have accepted a bid only when the bid has been approved by the Bankruptcy Court at the Sale Hearing.

                                  Sale Hearing

               The Sale Hearing will be held before the Honorable John H.
Squires on April   , 2003 at      a.m. (prevailing Central time) at the United
                 --          ----
States Bankruptcy Court for the Northern District of Illinois, located in Chicago, Illinois, but may be adjourned or rescheduled without further notice by an announcement of the adjourned date at the Sale Hearing.

               Following the Sale Hearing approving the sale of the Assets to the Successful Bidder, if such Successful Bidder fails to consummate an approved sale, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Sellers shall be authorized, but not required, to consummate the sale with the Qualified Bidder submitting such bid without further order of the Bankruptcy Court.

                          Return of Good Faith Deposit

               Good Faith Deposits of all Qualified Bidders (except for the Successful Bidder) shall be held in an interest-bearing escrow account until the Sale Hearing. If a Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Sellers shall be entitled to retain the Good Faith Deposit as part of its damages resulting from the breach or failure to perform by the Successful Bidder.

                                  Modifications

               The Sellers, in consultation with the Committees, may (a) determine, which Qualified Bid, if any, is the highest, best or otherwise financially superior offer; and (b) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of sale, or
(iii) contrary to the best interests of the Sellers, their estates and creditors. At or before the Sale Hearing, the Sellers, in consultation with the Committees, may impose such other terms and conditions as the Sellers, in consultation with the Committees, may determine to be in the best interests of the Sellers' estate, their creditors and other parties in interest.

                                                                       Exhibit H

                           TRADEMARK LICENSE AGREEMENT

     This TRADEMARK LICENSE AGREEMENT ("Agreement") is dated as of           ,
                                                                   ----------
2003 (the "Agreement Date") by and among United States Steel Corporation, a Delaware corporation (together with any designated Subsidiaries, "Licensor"), National Steel Pellet Company ("Pellet" or "Licensee"), and National Steel Corporation, a Delaware corporation ("Company").

     WHEREAS, Company and certain subsidiaries of Company each commenced a case (collectively, the "Chapter 11 Case") on March 6, 2002 under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court");

     WHEREAS, Company, certain of its subsidiaries and Licensor have entered into that certain Asset Purchase Agreement dated as of January 9, 2003 ("Asset Purchase Agreement") whereby Company is selling to Licensor those assets of Company's business (including the Marks (as defined below) and goodwill associated therewith in which Company is assigning to Licensor all right title and interest it may have) as specified in the Asset Purchase Agreement, all in the manner and subject to the terms and conditions set forth in the Asset Purchase Agreement and pursuant to, inter alia, Sections 363 and 365 of the Bankruptcy Code;

     WHEREAS, pursuant to Section 2.6 of the Asset Purchase Agreement, Licensor has agreed to license to Licensee the Marks (as defined herein) listed on
Exhibit 2.1 hereto for use in connection with the Pellet Business and to license to Company and its Affiliates the Marks listed on Exhibit 2.2 for as long and as necessary for the wind down of Company's own and its Affiliates' respective businesses; and

     WHEREAS, Licensee desires to obtain the right and license to use the Marks listed on Exhibit 2.1 in connection with the Pellet Business and Company desires to obtain the right and license to use the Marks listed on Exhibit 2.2 for as long and as necessary for the wind down of Company's own and its Affiliates' respective businesses, all on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

     1.1 "Marks" means the marks set forth on Exhibit 2 and the goodwill associated therewith.

     1.2 "Pellet Business" means the business of manufacturing, marketing and selling Pellet Products and services directly related to manufacturing or selling of Pellet Products.

     1.3 "Pellet Products" means iron ore pellet products.

2.   License.

     2.1 Pellet. Subject to the other provisions of this Agreement, Licensor grants to Licensee a personal, fully paid up, perpetual (except as set forth in Section 5), worldwide, nontransferable (except as set forth in Section 10.1), license to use the Marks listed on Exhibit 2.1 (including the Mark "National Steel" solely as part of the mark, corporate name and trade name "National Steel Pellet Company") solely for use by Pellet in connection with the operation of the Pellet Business, as it exists now and in the future, in a manner and to the extent consistent with Pellet's current use of the Marks; provided, however, that Pellet may not use "National Steel" as a stand alone trademark, service mark, logo, proprietary indicia or trade name. The license granted under this Section 2.1 shall be exclusive to Licensee for use in the Pellet Business and Licensee shall have the right to sublicense the foregoing license to third parties that manufacture Pellet Products for Licensee or that assist Licensee in the advertising, marketing and distribution of its Pellet Products subject to the terms and conditions contained in this Agreement.

     2.2 Company. Subject to the other provisions of this Agreement, Licensor grants Company and its Affiliates a personal, nontransferable, license to use the Marks listed on Exhibit 2.2 in a manner and to the extent consistent with Company's current use of the Marks as of the Closing Date for as long and as necessary for the wind down of Company's own and its Affiliates' respective businesses.

     2.3 Assignment.

          (a) Pellet. Licensor agrees that if it decides to finally abandon any Mark as listed on Exhibit 2.1, Licensor shall inform Pellet reasonably in advance of such abandonment and shall first offer to assign any such Marks to Pellet for US$1. It is expressly agreed that the obligations of Licensor under this Section 2.3(a) are limited to the Marks listed in Exhibit 2.1 and that use of any such assigned Marks shall be limited to use in the Pellet Business. Pellet shall bear all costs related to the assignment of any of the Marks from Licensor to Pellet hereunder, including all costs for the change of formal registrations, if any. Licensor shall execute all documents and do all other acts as required for the assignment of the Marks to Pellet under this Section 2.3(a).

          (b) Company. Licensor agrees that if it decides to finally abandon any Mark as listed on Exhibit 2.2, Licensor shall inform Company reasonably in advance of such abandonment and shall first offer to assign any such Marks to Company for US$1. It is expressly agreed that the obligations of Licensor under this Section 2.3(b) are limited to the Marks listed in Exhibit 2.2 and that use of any such assigned Marks shall be limited to use in the wind down of Company's own and its Affiliates' respective businesses. Company shall bear all costs related to the assignment of any of the Marks from Licensor to Company hereunder, including all costs for the change of formal registrations, if any. Licensor shall execute all documents and do all other acts as required for the assignment of the Marks to Company under this Section 2.3(b).

3.   Ownership of the Marks.

     3.1 Company and Licensee acknowledge that, as between Company, Licensee and Licensor, Licensor owns all right, title and interest in the Marks and the goodwill associated therewith and any use of the Marks by Company and Licensee and any goodwill associated with such use shall inure to the benefit of Licensor for purposes of trademark, service mark and trade name ownership, registration, maintenance and enforcement.

4.   Quality Control.

     4.1 Company and Licensee acknowledge that the Marks have established valuable goodwill and are well-regarded by consumers as representing steel products and services of the highest caliber, and that it is of great importance to Licensor that this valuable goodwill and reputation be maintained. Company and Licensee shall not use the Marks or conduct their business in a manner which may detract from the reputation and goodwill associated with the Licensor or the Marks.

     4.2 All products and services covered by the grant of license hereunder shall conform to standards of quality at least comparable to those generally prevailing on the Closing Date with respect to similar products sold under the Marks by or on behalf of Licensor, consistent with Company's and Licensee's current use of the Marks immediately before the Closing Date.

     4.3 Company and Licensee shall supply to Licensor at such time as is reasonably requested by Licensor representative samples of the Pellet Products and any other products or services used in connection with the Marks. In addition, upon reasonable request, Licensor may inspect during regular business hours all facilities operated by Company or Licensee to verify proper use of the Marks as provided herein. If Licensor reasonably determines that Company and/or Licensee fail to meet any applicable quality standard, then Licensor may request that Company and/or Licensee take reasonable steps to remedy any such deficiencies and Company and Licensee shall comply with such requests.

     4.4 No inspection or approval by Licensor shall constitute any express or implied representation or warranty by Licensor that any products are in compliance with any laws, rules or regulations, or are otherwise free of defects. Licensor reserves the right to investigate any alleged violation of any law, rule, or regulation by Company and/or Licensee and Company and Licensee shall cooperate with Licensor in any such investigation.

5. Term and Termination. The license granted to Licensee under Section 2.1 in this Agreement shall remain in effect until the wind down and discontinuance of the Pellet Business, unless terminated earlier as set forth in this Section 5. The license granted to Company under Section 2.2 in this Agreement shall remain in effect for as long and as necessary for the wind down of Company's and its Affiliates' respective businesses, unless terminated earlier as set forth in this Section 5. In the event of any breach of any term of this Agreement by Company and/or Licensee which remains uncured for a period of thirty (30) days from written notice thereof, Licensor may (i) seek injunctive relief against Company and/or Licensee based on a breach of this Agreement by Company and/or Licensee, (ii) bring a legal action against Company and/or Licensee seeking monetary damages, and/or, (iii) based solely upon an uncured breach of Sections 2, 3 or 10.1 of this Agreement by Company and/or Licensee, may terminate this Agreement and any licenses granted thereunder. Nothing in this Agreement limits or otherwise affects in any way the rights and remedies of any party hereto with respect to causes of action arising under any other agreement, any statute or common law right or on any other basis other than breach of contract by any other party.

6. Disclaimer of Warranties. THE MARKS ARE PROVIDED "AS IS." LICENSOR MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, IN RELATION TO THE MARKS OR THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, LICENSOR EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

7.   Infringement Claims Brought by Third Parties.

     7.1 In the event that an action, claim or demand is brought against Company and/or Licensee by a third party alleging that the use of the Marks by Company and/or Licensee infringes on any trademarks, service marks or other intellectual property rights of any third party ("Defensive Infringement Claim"), then Company or Licensee shall promptly advise Licensor in writing of such Defensive Infringement Claim. Licensor shall have the right, at its option, to control the defense and settlement of the Defensive Infringement Claim at Licensor's expense; provided that, any settlement thereof shall be subject to the prior written consent of Company and/or Licensee, which consent shall not be unreasonably withheld. Company and/or Licensee shall have the right to participate in the defense of any such Defensive Infringement Claim through counsel of their own choosing at their own expense. Company and Licensee shall reasonably cooperate in the defense of such claims, actions or demands at their expense. In the event that Licensor declines to defend such Defensive Infringement Claim, then

Company and/or Licensee may defend such Defensive Infringement Claim; provided any settlement related to such Defensive infringement Claim shall be subject to the consent of Licensor, which shall not be unreasonably withheld, and Licensor may, at Licensor's own expense, participate in such Defensive Infringement Claim with counsel of its own selection.

     7.2 Any settlement amount or recovery for damages from a Defensive Infringement Claim shall be applied as follows: (i) first, to the party defending the Defensive Infringement Claim to reimburse such party for its expenses in connection with the litigation; (ii) second, to the other party(ies) to reimburse such party(ies) for its(their) expenses in connection with the litigation; and (iii) finally, the party defending the Defensive Infringement Claim shall receive any remaining settlement amount or recovery.

8.   Infringement Claims Against Third Parties.

     8.1 Licensor shall have the right to commence an action for infringement of the Marks against any third party for any infringement occurring anywhere in the world; provided that, before commencing any such action regarding an infringement which Licensor reasonably believes would be likely to adversely effect Company's and/or Licensee's use of the Marks as permitted in this Agreement ("Offensive Infringement Claim"), Licensor shall provide Company and Licensee not less than fifteen (15) days' prior notice of such Offensive Infringement Claim and of Licensor's intent to file such action.

     8.2 In the event that Company or Licensee is aware of a potential Offensive Infringement Claim, Company or Licensee, as the case may be, shall promptly notify Licensor in writing, which writing shall set forth the details of such Offensive Infringement Claim. Licensor shall have thirty (30) days to determine whether it will take action in regards to an Offensive Infringement Claim. If Licensor declines or is deemed to decline to prosecute such Offensive Infringement Claim by failure to respond by the end of such thirty (30) day period, Company and/or Licensee shall have the right, but not the obligation, at its own expense to appear in such action by counsel of their own selection; provided any settlement related to such Offensive Infringement Claim shall be subject to the consent of Licensor, which shall not be unreasonably withheld, and Licensor may, at Licensor's own expense, participate in such Offensive Infringement Claim with counsel of its own selection. In the event that Company and/or Licensee does not bring a claim regarding such potential Offensive Infringement Claim within sixty (60) days of Licensor's declination or deemed declination of pursuing such claim, then the provisions of this Section 8.2 shall again apply.

     8.3 Any settlement amount or recovery for damages from an Offensive Infringement Claim shall be applied as follows: (i) first, to the party prosecuting the Offensive Infringement Claim to reimburse such party for its expenses in connection with the litigation; (ii) second, to the other party(ies) to reimburse such party(ies) for its(their) expenses in connection with the litigation; and (iii) finally, the party prosecuting the Offensive Infringement Claim shall receive any remaining settlement amount or recovery.

9. Prosecution and Maintenance. Subject to the terms of Section 8, Licensor may assume control over the prosecution or maintenance of any application or registration for perfecting title and preserving rights of (collectively, "Maintenance") each Mark in the United States Patent and Trademark Office ("PTO") or offices of foreign jurisdictions, including any costs of preparation, prosecution, issuance and maintenance, and for perfecting title and preserving rights of the Marks (collectively, "Maintenance Costs") in its name in the applicable jurisdiction. Subject to the terms of Section 2.3, Licensor may discontinue Maintenance or the paying of Maintenance Costs at any time for any Mark in any jurisdiction. Licensor shall provide prompt written notice to Pellet of any decision to discontinue Maintenance of the Marks set forth in Exhibit 2.1 and shall endeavor to provide notice to Company of any decision to discontinue Maintenance of the Marks set forth in Exhibit 2.2. Licensor shall furnish to Company and Licensee copies of any and all (i) applications, renewals or other documents filed or presented to the PTO or other offices of foreign jurisdictions relating to the Marks, and (ii) documents, correspondence or other papers received from the PTO or other offices of foreign jurisdictions pertaining to such Marks.

10. Miscellaneous.

     10.1 Assignment. Pellet may transfer its rights and obligations granted herein to a successor in interest pursuant to the merger, reorganization or sale of all or substantially all of the assets of the Pellet Business and may assign its rights and obligations hereunder to one or more of its Subsidiaries or Affiliates. Company may assign its rights and obligations hereunder to one or more of its Subsidiaries or Affiliates. Licensor may assign its rights and obligations hereunder to one or more of its Subsidiaries or Affiliates or to a successor in interest pursuant a merger, reorganization, sale of assets, joint venture or other transaction with any assignee or successor to Licensor and/or its Subsidiaries or Affiliates of any business related to the Marks licensed hereunder. Subject to the foregoing, this Agreement, and the licenses, restrictions and obligations set forth herein, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     10.2 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of Licensor, Licensee and Company, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except as expressly set forth herein. Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of either Licensor or Licensee (whether such holder is limited or general partner, member, stockholder or otherwise), nor any Affiliate of either Licensor or Licensee, nor any Representative or controlling Person of each of the parties hereto and their respective Affiliates, shall have any liability or obligation arising under this Agreement or the transactions contemplated hereby.

     10.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a nationally recognized overnight delivery service with charges prepaid, or transmitted by hand delivery, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written Notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile with confirmation of receipt; provided, that if delivered or transmitted on a day other than a Business Day or after normal business hours, notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely deposit of such Notice with an overnight delivery service:

     If to Company
     and/or Licensee:  National Steel Corporation
                       4100 Edison Lakes Parkway
                       Mishawaka, IN  46545
                       Attention: Kirk Sobecki
                       Senior Vice President and Chief Financial Officer
                       Tel: 574-273-7444
                       Fax: 574-273-7868

     With copies to:   National Steel Corporation
                       4100 Edison Lakes Parkway
                       Mishawaka, IN 46545
                       Attention: Ronald J. Werhnyak, Senior Vice President,
                       General Counsel and Secretary
                       Tel: 574-273-7601
                       Fax: 574-273-7868

                       and

                       Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                       Chicago, IL 60606
                       Attention: Gary P. Cullen, Esq.
                                  Timothy R. Pohl, Esq.
                       Tel: 312.407.0700
                       Fax: 312.407.0411

     If to Licensor:   United States Steel Corporation
                       600 Grant Street
                       Pittsburgh, PA 15219
                       Attention: John P. Surma
                       Vice Chairman and Chief Financial Officer
                       Tel: 412.433.1146
                       Fax: 412.433.1167

     With copies to:   United States Steel Corporation
                       600 Grant Street
                       Pittsburgh, PA 15219
                       Attention: Robert M. Stanton
                       Assistant General Counsel
                       Tel: 412.433.2877
                       Fax: 412.433.1145

                       and

                       Morgan, Lewis & Bockius LLP
                       301 Grant Street, Thirty-Second Floor
                       Pittsburgh, PA  15219
                       Attention: Marlee S. Myers, Esq.
                       Tel: 412.560.3300
                       Fax: 412.560.3399

Rejection of or refusal to accept any Notice, or the inability to deliver any Notice because of changed address of which no Notice was given, shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

     10.4 Choice of Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Delaware, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.

     10.5 Entire Agreement; Amendments and Waivers. This Agreement, the Asset Purchase Agreement and all agreements entered into pursuant hereto and to the Asset Purchase Agreement and all certificates and instruments delivered pursuant hereto and thereto constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. This Agreement may be amended, supplemented or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by Licensor, Company and Licensee, or in the case of a waiver, by the party waiving compliance. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), and no such waiver shall constitute a continuing waiver unless otherwise expressly provided.

     10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts to this Agreement may be delivered via facsimile. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     10.7 Invalidity. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the parties shall use their reasonable efforts, including the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto on the date hereof.

     10.8 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     10.9 Exclusive Jurisdiction. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide (insofar as they relate to Company) any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive Notices at such locations as indicated in Section 10.3.

     10.10 WAIVER OF RIGHT TO TRIAL BY JURY. LICENSOR AND COMPANY HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

     10.11 Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided herein.

     10.12 Counting. If the due date for any action to be taken under this Agreement (including the delivery of Notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

     10.13 Preparation of this Agreement. The parties hereby acknowledge that
(i) Company and Licensor jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) the parties have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against either party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.

                                            NATIONAL STEEL CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL STEEL PELLET COMPANY


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            UNITED STATES STEEL CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                  Signature Page to Trademark License Agreement

                      EXHIBIT 2.1 - MARKS FOR USE BY PELLET

NATIONAL STEEL, REG. NO. 800,903 (United States)

NATIONAL STEEL AND DESIGN, REG. NO. 1,543,241

STYLIZED N, REG. NO. 2,573.063

                     EXHIBIT 2.2 - MARKS FOR USE BY COMPANY

Registered Mark               Jurisdiction                Registration Number
---------------------------   -------------------------   ----------------------

NATIONAL STEEL                CTM (Community              219,832
                              Trademark/European Union)
NATIONAL STEEL                Algeria                     12,919
NATIONAL STEEL                Benelux                     053,886
NATIONAL STEEL                Bolivia                     23,443
NATIONAL STEEL                Bosnia-Herzegovina          17,708
NATIONAL STEEL                Canada                      150,616
NATIONAL STEEL                Chile                       163,618
NATIONAL STEEL                Colombia                    66,723
NATIONAL STEEL                Congo                       1913/A-3614/C
NATIONAL STEEL                Costa Rica                  37,339
NATIONAL STEEL                Denmark                     1395/68
NATIONAL STEEL                Dominican Republic          16,032
NATIONAL STEEL                Ecuador                     274-89
NATIONAL STEEL                El Salvador                 16,616
NATIONAL STEEL                France                      745,038
NATIONAL STEEL                Greece                      40,889
NATIONAL STEEL                Guatemala                   39,060
NATIONAL STEEL                Honduras                    16,707
NATIONAL STEEL                Indonesia                   95,980
NATIONAL STEEL                Korea                       189,869
NATIONAL STEEL                Lebanon                     43,331
NATIONAL STEEL                Netherland Antilles         10,809
NATIONAL STEEL                Nicaragua                   17,553
NATIONAL STEEL                Panama                      15,614
NATIONAL STEEL                Paraguay                    54,949
NATIONAL STEEL                Portugal                    146,240
NATIONAL STEEL                Sarawak                     7649
NATIONAL STEEL                South Africa                67/3245
NATIONAL STEEL                Thailand                    45,097
NATIONAL STEEL                Turkey                      39,304
NATIONAL STEEL**              United States               800,903
NATIONAL STEEL                Yugoslavia                  17,708

SUPER STRONG                  United States               876,250

NAX                           Canada                      176,068

NACOR                         United States               1,023,121

NATEN                         United States               1,541,216

NATIONAL STEEL and Design**   United States               1,543,241

NAPAC                         United States               1,672,363

Registered Mark               Jurisdiction                Registration Number
---------------------------   -------------------------   ----------------------

NAPAC-F                       United States               1,676,549

STYLIZED N**                  United States               2,573,063

Pending Applications                                      Serial No.
---------------------------                               ----------------------
NAX                           United States               76/298,749

CENTURA                       United States               76/439,311

                                                                       Exhibit I

                                     FORM OF
                           BILL OF SALE AND ASSIGNMENT

          THIS BILL OF SALE AND ASSIGNMENT, made, executed and delivered as of
this     day of      , 2003 by National Steel Corporation, a Delaware
     ---        -----
corporation (the "Company"), the Subsidiaries of the Company set forth on the signature pages hereto and listed on Schedule 1 hereto (collectively with the Company, the "Sellers" and each a "Seller") to United States Steel Corporation, a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

          WHEREAS, Sellers and Buyer have entered into that certain Asset Purchase Agreement, dated as of January 9, 2003 (the "Asset Purchase Agreement"), pursuant to which Sellers have agreed to sell, convey, assign, transfer and deliver to Buyer, and Buyer has agreed to purchase, acquire and accept from Sellers, the Acquired Assets;

          WHEREAS, capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement; and

          WHEREAS, the parties desire to carry out the intent and purpose of the Asset Purchase Agreement by Sellers' execution and delivery to Buyer of this instrument evidencing the vesting in Buyer of the Acquired Assets, subject to the provisions of the Asset Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

          Section 1. As of the date hereof, Sellers hereby convey, grant, bargain, sell, transfer, set over, assign, alien, remise, release, deliver and confirm unto Buyer, its successors and assigns forever, all of Sellers' right, title and interest in and to the Acquired Assets.

          Section 2. Sellers hereby covenant that from time to time after delivery of this Bill of Sale and Assignment at the reasonable request of Buyer and without further cost or expense to Buyer, unless otherwise provided in the Asset Purchase Agreement, Sellers shall take such reasonable steps as may be reasonably necessary or appropriate so that Buyer shall be placed in actual possession and operating control of the Acquired Assets.

          Section 3. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any Person other than Buyer and its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

          Section 4. This Bill of Sale and Assignment shall be binding upon Sellers and Buyer and their respective successors and assigns, effective immediately upon its delivery to Buyer.

          Section 5. Nothing contained in this Bill of Sale and Assignment shall in any way supersede, modify, replace, amend, change, rescind, expand, exceed or enlarge or in any way affect the provisions, including the warranties, covenants, agreements, conditions, or in general, any rights and remedies, and any of the obligations of Sellers or Buyer set forth in the Asset Purchase Agreement.

          Section 6. This Bill of Sale and Assignment shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the substantive laws of the State of Delaware, without giving effect to any provision thereof that would require the application of the substantive laws of any other jurisdiction, except to the extent that such laws are superseded by the Bankruptcy Code.

          Section 7. Without limiting any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Bill of Sale and Assignment and to decide (insofar as they relate to Sellers) any claims or disputes which may arise or result from, or be connected with, this Bill of Sale and Assignment, any breach or default hereunder, or the transactions contemplated hereby, and
(b) any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.

          Section 8. This Bill of Sale and Assignment may not be amended, supplemented or modified except by an instrument in writing signed by each of the parties hereto.

          Section 9. This Bill of Sale and Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts to this Bill of Sale and Assignment may be delivered by facsimile. In proving this Bill of Sale and Assignment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          Section 10. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE ASSET PURCHASE AGREEMENT, (i) THE ACQUIRED ASSETS ARE BEING SOLD ON AN "AS IS," "WHERE IS" BASIS AND (ii) NO SELLER MAKES ANY OTHER WARRANTIES INCLUDING MERCHANTABILITY, FITNESS OR OTHERWISE WITH RESPECT TO THE ACQUIRED ASSETS.

                            [Signature pages follow]

          IN WITNESS WHEREOF, Sellers and Buyer have caused this Bill of Sale and Assignment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            NATIONAL STEEL CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            D. W. PIPELINE COMPANY


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            GRANITE INTAKE CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL ACQUISITION CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                  Signature Page to Bill of Sale and Assignment

                                            NATIONAL CASTER ACQUISITION
                                            CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL CASTER OPERATING COMPANY


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL CASTING CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL COATING LIMITED CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL COATING LINE CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                  Signature Page to Bill of Sale and Assignment

                                            NATIONAL MATERIALS PROCUREMENT
                                            CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NATIONAL PICKLE LINE CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            NS HOLDINGS CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            PROCOIL CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            UNITED STATES STEEL CORPORATION


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

                  Signature Page to Bill of Sale and Assignment

                                   SCHEDULE 1

13. D. W. Pipeline Company, a corporation incorporated under the laws of the State of Michigan.
14. Granite Intake Corporation, a corporation incorporated under the laws of the State of Delaware.
15. National Acquisition Corporation, a corporation incorporated under the laws of the State of Delaware.
16. National Caster Acquisition Corporation, a corporation incorporated under the laws of the State of Delaware.
17. National Caster Operating Company, a corporation incorporated under the laws of the State of Delaware.
18. National Casting Corporation, a corporation incorporated under the laws of the State of Delaware.
19. National Coating Limited Corporation, a corporation incorporated under the laws of the State of Delaware.
20. National Coating Line Corporation, a corporation incorporated under the laws of the State of Delaware.
21. National Materials Procurement Corporation, a corporation incorporated under the laws of the State of Illinois.
22. National Pickle Line Corporation, a corporation incorporated under the laws of the State of Delaware.
23. NS Holdings Corporation, a corporation incorporated under the laws of the State of Delaware.
24. ProCoil Corporation, a corporation incorporated under the laws of the State of Delaware.

                                                                       Exhibit J

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

In re:                                  )   Case No. 02-08697
                                        )   through 02-08738
                                        )   (Jointly Administered)
NATIONAL STEEL CORPORATION              )   Chapter 11
et al.,                                 )   Hon. John H. Squires
                                        )
Debtors.                                )

     ORDER AUTHORIZING AND APPROVING (I) THE SALE OF CERTAIN OF THE DEBTORS' ASSETS FREE AND CLEAR OF LIENS, CLAIMS AND ENCUMBRANCES, (II) THE ASSUMPTION AND
  ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND UNEXPIRED LEASES, AND (III) THE
                        ASSUMPTION OF CERTAIN LIABILITIES

     Upon the motion, dated January 9, 2003 (the "Motion")/1/ of the above-captioned debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order under 11 U.S.C. (S)(S) 105(a), 363, 365, 1145 and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 authorizing and approving (i) the sale (the "Sale") of certain of the Debtors' Assets free and clear of liens, claims and encumbrances, pursuant to the terms of that certain Asset Purchase Agreement dated as of January 9, 2003 among United States Steel Corporation (the "Buyer") and National Steel Corporation and certain of its Subsidiaries (the "Agreement"), (ii) the assumption and assignment of certain executory contracts and unexpired leases, as described in the Agreement, (iii) the assumption of certain liabilities, as described in the Agreement and (iv) the form and manner of sale notices, and (iv) the termination payment; and the Court having entered an order on January 30, 2003 (the "Sale Procedures Order") approving the Motion; and a hearing on the Motion having been held on
              , 2003 (the "Sale Hearing"), at which time
----------- --

----------

/1/ Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Agreement, as the case may be; as to any conflicts with respect to such terms, the meanings contained in the Agreement shall control over the meanings contained in the Motion.

all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, and (iii) the arguments of counsel made, and the evidence proffered or adduced, at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estate and creditors and other parties in interest; and upon the record of the Sale Hearing and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

     FOUND AND DETERMINED THAT:/2/

     A. The Court has jurisdiction over this Motion and the transactions contemplated by the Agreement pursuant to 28 U.S.C. (S)(S)157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C.(S)157(b)(2)(A) and (N). Venue of these cases and the Motion in this district is proper under 28
U.S.C.(S)(S)1408 and 1409.

     B. The statutory predicates for the relief sought in the Motion are sections 105, 363, 365, 1145 and 1146(c) of 11 U.S.C.(S)(S)101 et seq. (the
"Bankruptcy Code"), and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014.

     C. As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the Sale, and the assumption and assignment of the Assumed Contracts has been provided in accordance with 11 U.S.C.(S)(S)102(l), 363 and 365 and Fed. R. Bankr. P. 2002, 6004 and 9014 and in compliance with the Sale Procedures Order, (ii) such notice was good and sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Sale, or the assumption and assignment of the Assumed Contracts is or shall be required.

----------
/2/ Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

     D. As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Business and conducted the sale process in compliance with the Sale Procedures Order and the Auction was duly noticed and conducted in a non-collusive, fair and good faith manner.

     E. Each Debtor (i) has full corporate power and authority to execute the Agreement and all other documents contemplated thereby, and the sale of the Business by the Debtors has been duly and validly authorized by all necessary corporate action of each of the Debtors, (ii) has all of the corporate power and authority necessary to consummate the transactions contemplated by the Agreement, (iii) has taken all corporate action necessary to authorize and approve the Agreement and the consummation by such Debtors of the transactions contemplated thereby, and (iv) no consents or approvals, other than those expressly provided for in the Agreement, are required for the Debtors to consummate such transactions.

     F. Approval of the Agreement and consummation of the Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

     G. The Debtors have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to 11 U.S.C. (S) 363(b) prior to, and outside of, a plan of reorganization in that, among other things, absent the Sale the value of the Acquired Assets and the Business will be harmed.

     H. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including: (i) the Office of the United States Trustee;
(ii) counsel for the Buyer; (iii) counsel for the Creditors' Committee; (iv) counsel for the United Steelworkers of America; (v) counsel to the trustee of the

First Mortgage Bonds; (vi) counsel for Mitsubishi Corporation; (vii) counsel to Marubeni Corporation; (viii) all entities known to have expressed an interest in a transaction with respect to the Acquired Assets during the past six months;
(ix) all entities known to have asserted any Interests in or upon the Acquired Assets; (x) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (xi) all parties to Assumed Contracts; (xii) the United States Attorney's office; (xiii) the Securities and Exchange Commission; (xiv) the Internal Revenue Service; (xv) the Department of Justice; and (xvi) all entities on the 2002 Service List.

     I. The Agreement was negotiated, proposed and entered into by the Debtors and the Buyer without collusion, in good faith, and from arm's-length bargaining positions. Neither the Debtors nor the Buyer have engaged in any conduct that would cause or permit the Agreement to be avoided under 11 U.S.C. (S) 363(n).

     J. The Buyer is a good faith purchaser under 11 U.S.C.(S)363(m) and, as such, is entitled to all of the protections afforded thereby.

     K. The Buyer is not an "insider" of any of the Debtors, as that term is defined in 11 U.S.C.(S)101.

     L. The consideration provided by the Buyer for the Business pursuant to the Agreement (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Business, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

     M. The Sale must be approved and consummated promptly in order to preserve the viability of the Debtors' Business as a going concern.

     N. The transfer of the Acquired Assets to the Buyer will be a legal, valid, and effective transfer of the Acquired Assets, authorized pursuant to the Bankruptcy Code, and will vest the Buyer with all right, title, and interest of the Debtors to the Acquired Assets free and clear of all Interests (as defined below), including, but not limited to those (A) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or the Buyer's interest in the Acquired Assets, or any similar rights, (B) relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Business prior to the Closing Date, and (C) (i) all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encum-brances, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership and (ii) all debts arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors or any of the Debtors' predeces-sors or affiliates, claims (as that term is defined in the Bankruptcy Code), obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of these bankruptcy cases, and whether imposed by agreement, understanding, law, equity or otherwise, including but not limited to claims otherwise arising under doctrines of successor liability to the extent permitted by law (collectively, "Interests").

     O. The Buyer would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the sale of the Acquired Assets to the Buyer and the assignment of the Assumed Contracts and Assumed Liabilities to the Buyer was not free and clear of all Interests or any kind or nature whatsoever, or if the Buyer would, or in the future could, be liable for any of the interests, including, without limitation, the Excluded Liabilities.

     P. Except as expressly set forth in the Agreement, the Buyer shall have no liability for any liability, claim (as that term is defined in section 101(5) of the Bank-ruptcy Code) or other obligation of or against the Sellers related to the Acquired Assets by reason of the transfer of the Acquired Assets to the Buyer. The Buyer shall not be deemed, as a result of any action taken in connection with the purchase of the Acquired Assets, to: (1) be a successor to the Sellers (other than with respect to the Assumed Liabilities and any obligations arising under the Assumed Contracts (as such term is defined below) from and after the Closing Date); or (2) have, de facto or otherwise, merged with or into the Sellers. The Buyer is not acquiring or assuming any liability, warranty or other obligation of the Sellers, except as set forth in the Agreement or in any of the Assumed Contracts.

     Q. The Debtors may sell the Acquired Assets free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in 11 U.S.C. (S) 363(f)(1)-(5) has been satisfied. Those (i) holders of Interests and (ii) non-debtor parties to Assumed Contracts who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to 11 U.S.C. (S) 363(f)(2). Those (i) holders of Interests and (ii) non-debtor parties to Assumed Contracts who did object fall within one or more of the other subsections of 11 U.S.C. (S) 363(f) and are adequately protected by having their

Interests, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim an Interest.

     R. The sale of the Business to the Buyer is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of reorganization. The Sale is a sale in contemplation of a plan and, accordingly, (i) a transfer pursuant to 11 U.S.C. (S) 1146(c), which shall not be taxed under any law imposing a stamp tax or similar tax, and (ii) securities distributed by Buyer in connection with the Sale and thereafter pursuant to a plan of reorganization transferred to creditors shall not be subject to registration in accordance with 11 U.S.C. (S) 1145.

     S. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts to the Buyer in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Contracts is in the best interests of the Debtors, their estates, and their creditors. The Assumed Contracts being assigned to, and the liabilities being assumed by, the Buyer are an integral part of Business being purchased by the Buyer and, accordingly, such assumption and assignment of Assumed Contracts and liabilities are reasonable, enhance the value of the Debtors' estates, and do not constitute unfair discrimination.

     T. The Debtors have (i) cured, or have provided adequate assurance of cure, of any default existing prior to the date hereof under any of the Assumed Contracts, within the meaning of 11 U.S.C. (S) 365(b)(1)(A) and (ii) provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assumed Contracts, within the meaning of 11 U.S.C. (S) 365(b)(1)(B), and the Buyer has provided adequate assurance of their future performance of and under the Assumed Contracts, within the meaning of 11 U.S.C.
(S) 365(b)(1)(C).

     U. Those non-debtor parties to Assumed Contracts who did not object to the assumption and assignment of their Assumed Contract are deemed to have consented to the assumption and assignment of their Assumed Contract to the Buyer.

     V. Approval of the Agreement and assumption and assignment of the Assumed Contracts and consummation of the Sale of the Acquired Assets at this time are in the best interests of the Debtors, their creditors, their estates and other parties in interest.

     NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT,

                               General Provisions

     1. The Motion is granted, as further described herein.

     2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, hereby are overruled on the merits.

                            Approval of the Agreement

     3. The Agreement, and all of the terms and conditions thereof, are hereby approved.

     4. Pursuant to 11 U.S.C. (S) 363(b), the Debtors are authorized to perform their obligations under and comply with the terms of the Agreement, and consummate the Sale, pursuant to and in accordance with the terms and conditions of the Agreement.

     5. The Debtors are authorized and directed to execute and deliver, and empowered to perform under, consummate and implement, the Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Agreement, including but not limited to the Assignment and Assumption Agreement, Deposit Escrow Agreement, Headquarters Lease, Indemnity Escrow Agreement, the Lock-up Agreement,

Registration Rights Agreement, Trademark License Agreement, and Transition Services Agreement and to take all further actions as may be requested by the Buyer for the purpose of assigning, transferring, granting, conveying and conferring to the Buyer or reducing to possession, the Acquired Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Agreement, including the payment by Debtors to Buyer of the Working Capital Adjustment, if any, on the Working Capital Payment Date, which obligation shall be an allowed administrative claim pursuant to 11 U.S.C. (S)
(S) 503(b) and 507(a)(1), and be payable by the Debtors in accordance with the Agreement without further order.

     6. This Order and the Agreement shall be binding in all respects upon all creditors (whether known or unknown) of any Debtor, all non-debtor parties to the Assumed Contracts, all successors and assigns of the Buyer, the Debtors and their affiliates and subsidiaries, the Business, and any subsequent trustees appointed in the Debtors' chapter 11 cases or upon a conversion to chapter 7 under the Bankruptcy Code and shall not be subject to rejection. Nothing contained in any chapter 11 plan confirmed in these bankruptcy cases or the confirmation order confirming any such chapter 11 plan shall conflict with or derogate from the provisions of the Agreement or this Order.

     7. The Agreement and any related agreements, documents, or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court; provided that any such modification, amendment, or supplement is not material.

                               Transfer of Assets

     8. Except as expressly permitted or otherwise specifically provided for in the Agreement or this Order, pursuant to 11 U.S.C. (S)(S) 105(a) and 363(f), the Acquired Assets shall be transferred to the Buyer, and upon consummation of the Agreement (the "Closing") shall be, free and clear of all Interests of any kind or nature whatsoever with all such Interests of any kind or nature whatsoever to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Acquired Assets, subject to any claims and defenses the Debtors may possess with respect thereto.

     9. Except as expressly permitted or otherwise specifically provided by the Agreement or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors or the Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Acquired Assets, the operation of the Business prior to the Closing Date, or the transfer of the Acquired Assets to the Buyer, hereby are forever barred, estopped, and permanently enjoined from asserting against the Buyer, its successors or assigns, its property, or the Acquired Assets, such persons' or entities' Interests.

     10. Nothing in the Order or the Agreement releases or nullifies any liability to a governmental entity under police or regulatory statutes or regulations that any entity would be subject to as the owner or operator of property after the date of entry of this Order.

     11. The transfer of the Acquired Assets to the Buyer pursuant to the Agreement constitutes a legal, valid, and effective transfer of the Acquired Assets, and shall vest the Buyer with all right, title, and interest of the Debtors in and to the Acquired Assets free and clear of all Interests of any kind or nature whatsoever.

     12. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors or the Acquired Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests which the person or entity has with respect to the Debtors or the Acquired Assets or otherwise, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets and (b) the Buyer is hereby authorized to file, register, or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in the Acquired Assets of any kind or nature whatsoever.

                            Assumption and Assignment
                          to Buyer of Assumed Contracts

     13. Pursuant to 11 U.S.C. (S)(S) 105(a) and 365, and subject to and conditioned upon the Closing of the Sale, the Debtors' assumption and assignment to the Buyer, and the Buyer's assumption on the terms set forth in the Agreement, of the Assumed Contracts is hereby approved, and the requirements of 11 U.S.C. (S) 365(b)(1) with respect thereto are hereby deemed satisfied.

     14. The Debtors are hereby authorized and directed in accordance with 11 U.S.C. (S)(S) 105(a) and 365 to (a) assume and assign to the Buyer, effective upon the Closing of the Sale, the Assumed Contracts free and clear of all Interests of any kind or nature whatsoever and (b) execute and deliver to the Buyer such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts and Assumed Liabilities to the Buyer.

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

     15. With respect to the Assumed Contracts: (a) the Assumed Contracts shall be transferred and assigned to, and following the closing of the Sale remain in full force and effect for the benefit of, the Buyer in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. (S) 365(k), the Debtors shall be relieved from any further liability with respect to the Assumed Contracts after such assignment to and assumption by the Buyer; (b) each Assumed Contract is an executory contract of the Debtors under Section 365 of the Bankruptcy Code; (c) the Debtors may assume each Assumed Contract in accordance with Section 365 of the Bankruptcy Code; (d) the Debtors may assign each Assumed Contract in accordance with Sections 363 and 365 of the Bankruptcy Code, and any provisions in any Assumed Contract that prohibit or condition the assignment of such Assumed Contract or allow the party to such Assumed Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Assumed Contract, constitute unenforceable anti-assignment provisions which are void and of no force and effect; (e) all other requirements and conditions under Section 363 and 365 of the Bankruptcy Code for the assumption by the Seller and assignment to the Buyer of each Assumed Contract have been satisfied; (f) upon Closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, the Buyer shall be fully and irrevocably vested in all right, title and interest of each contract; and (g) each non-Debtor party to an Assumed Contract that has not objected to the assumption and assignment of such Assumed Contract to Buyer is deemed to have consented to the assumption and assignment of such Assumed Contract to Buyer and is forever barred from arguing otherwise.

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

     16. All defaults or other obligations of the Debtors under any Assumed Contract arising or accruing prior to the Closing Date (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured by the Debtors by the payment of the Cure Amount associated with such Assumed Contract at the Closing of the Sale or as soon thereafter as practicable, and the Buyer shall have no liability or obligation arising or accruing prior to the date of the Closing of the Sale, except as otherwise expressly provided in the Agreement.

     17. Each non-Debtor party to an Assumed Contract hereby is forever barred, estopped, and permanently enjoined from asserting against the Debtors or the Buyer, or the property of either of them, any default existing as of the Closing Date of the Sale.

     18. Except as provided in the Agreement or this Order, after the Closing, the Debtors and their estates shall have no further liabilities or obligations with respect to any assumed liabilities and all holders of such claims are forever barred and estopped from asserting such claims against the Debtors, their successors or assigns, their property or their assets or estates.

                              Additional Provisions

     19. The consideration provided by the Buyer for the Business under the Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

     20. The consideration provided by the Buyer for the Business under the Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

     21. On the Closing Date of the Sale, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its

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

Interests in the Acquired Assets, if any, as such Interests may have been recorded or may otherwise exist.

     22. This Order (a) shall be effective as a determination that, on the Closing Date, all Interests of any kind or nature whatsoever existing as to the Debtors or the Acquired Assets prior to the Closing have been unconditionally released, discharged and terminated (other than the Surviving Obligations), and that the conveyances described herein have been effected and (b) shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets.

     23. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

     24. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of the Acquired Assets to the Buyer on the Closing Date.

     25. This Court retains jurisdiction to enforce and implement the terms and provisions of the Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Acquired Assets to the Buyer, (b) compel

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

delivery of the purchase price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Agreement, and
(d) interpret, implement, and enforce the provisions of this Order.

     26. The transactions contemplated by the Agreement are undertaken by the Buyer in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Buyer (including the assumption and assignment of any of the Assumed Contracts), unless such authorization is duly stayed pending such appeal. The Buyer is a Buyer in good faith of the Acquired Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

     27. The terms and provisions of the Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyer, and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting an Interest in the Acquired Assets to be sold to the Buyer pursuant to the Agreement, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

     28. The failure specifically to include any particular provisions of the Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Agreement be authorized and approved in its entirety.

     29. The Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates. In the event that there is a conflict between the terms of this Order and the Agreement, the terms of the Agreement shall control.

     30. The transfer of the Acquired Assets pursuant to the Sale is a transfer pursuant to section 1146(c) of the Bankruptcy Code, and accordingly shall not be taxed under any law imposing a stamp tax or a sale, transfer, or any other similar tax. Each and every federal, state and local government agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transfer of any of the Acquired Assets, all without imposition or payment of any stamp tax, transfer tax, or similar tax.

     31. The securities to be distributed by Buyer in connection with the Sale and thereafter by Debtors pursuant to a plan of reorganization shall not be subject to registration under the Securities Act of 1933 in accordance with 11 U.S.C. (S) 1145.

     32. As provided by Rules 6004(g) and 6006(d) of the Federal Rules of Bankruptcy Procedure, this Order shall not be stayed for 10 days after the entry of the Order and shall be effective immediately upon entry.

     33. All bids received at the Auction from Qualified Bidders shall remain
open until               , 200  in accordance with prior orders of this Court.
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Dated:  Chicago, Illinois
                         , 200
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                                            ------------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE

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